     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 23, 2004

                                                      REGISTRATION NO. 333-

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                            LUCENT TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                                   3661                                  22-3408857
    (State or other jurisdiction of            (Primary Standard Industrial                   (I.R.S. Employer
     incorporation or organization)            Classification Code Number)                  Identification No.)

                              600 MOUNTAIN AVENUE
                         MURRAY HILL, NEW JERSEY 07974
                                 (908) 582-8500
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                             ---------------------
                        WILLIAM R. CARAPEZZI, JR., ESQ.
                             SENIOR VICE PRESIDENT,
                         GENERAL COUNSEL AND SECRETARY
                            LUCENT TECHNOLOGIES INC.
                              600 MOUNTAIN AVENUE
                         MURRAY HILL, NEW JERSEY 07974
                                 (908) 582-8500
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             ---------------------
                                   COPIES TO:

                   MICHAEL C. KEEFE, ESQ.                                       MARK L. JOHNSON, ESQ.
                  LUCENT TECHNOLOGIES INC.                                     WILMER CUTLER PICKERING
                    600 MOUNTAIN AVENUE                                           HALE AND DORR LLP
               MURRAY HILL, NEW JERSEY 07974                                       60 STATE STREET
                       (908) 582-8500                                        BOSTON, MASSACHUSETTS 02109
                                                                                    (617) 526-6000

                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the effectiveness of this registration statement and the satisfaction of all other conditions under the merger agreement described herein.
    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________
    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
                                                                                PROPOSED MAXIMUM            PROPOSED MAXIMUM
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED AMOUNT TO BE REGISTERED OFFERING PRICE PER SHARE(1) AGGREGATE OFFERING PRICE(1)
----------------------------------------------------------------------------------------------------------------------------------
Common stock, $0.01 par value per share, and
  related preferred stock purchase rights(3)...     92,747,629 shares(4)              N/A                      $320,012
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------  -------------------
--------------------------------------------------  -------------------
                                                         AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED  REGISTRATION FEE(2)
--------------------------------------------------  -------------------
Common stock, $0.01 par value per share, and
  related preferred stock purchase rights(3)...            $41
-------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, and calculated in accordance with Rule 457(f)(2) under the Securities Act of 1933. Pursuant to Rule 457(f)(2) under the Securities Act, the proposed maximum aggregate offering price of the registrant's common stock was calculated in accordance with Rule 457(f)(2) under the Securities Act as one-third of the par value of the Telica securities being received in the transaction.

(2) A filing fee of $487,890 was previously paid in connection with $1,755,000,000 of unsold securities registered under a registration statement on Form S-3 (Registration No. 333-85219) initially filed by the registrant on August 13, 1999. The registrant offset against this previously paid filing fee (a) a $161,460 fee in connection with a registration statement on Form S-3 (Registration No. 333-102645) initially filed by the registrant on January 22, 2003; (b) a $141,575 fee in connection with a registration statement on Form S-3 (Registration No. 333-109293) initially filed by the registrant on September 30, 2003; (c) a $32,457 fee in connection with a registration statement on Form S-8 (Registration No. 333-109947) initially filed by the registrant on October 24, 2003; and (d) a $1,071 fee in connection with a registration statement on Form S-8 (Registration No. 333-116620) initially filed by the registrant on June 18, 2004. After these offsets, $151,327 of previously paid filing fees from the Registration No. 333-85219 remain available for offset by the registrant against filing fees under Rule 457(p) of the Securities Act of 1933. Accordingly, pursuant to Rule 457(p), the registrant offset $41 of the previously paid filing fees against the total filing fee of $41 due in connection with the filing of this registration statement. As a result, no filing fee is being paid for this filing.

(3) No separate consideration will be received for the rights, which initially will trade together with the common stock.

(4) Based on the maximum number of shares to be issued pursuant to the merger, calculated as the sum of the products obtained by multiplying (a) an exchange ratio of 0.45901058 of a share of the registrant's common stock for each share of Telica common stock, par value $.01 per share, by 24,233,163 shares of Telica common stock, and 7,882,365 shares of Telica common stock issuable pursuant to outstanding options, in each case outstanding as of June 14, 2004; (b) an exchange ratio of 1.37703185 shares of the registrant's common stock for each share of Telica Series A preferred stock, par value $.01 per share, by 6,500,000 shares of Telica Series A preferred stock outstanding as of June 14, 2004; (c) an exchange ratio of 1.58872601 shares of the registrant's common stock for each share of Telica Series B preferred stock, par value $.01 per share, by 12,723,216 shares of Telica Series B preferred stock outstanding as of June 14, 2004; (d) an exchange ratio of 1.26936264 shares of the registrant's common stock for each share of Telica Series B-1 preferred stock, par value $.01 per share, by 8,102,679 shares of Telica Series B-1 preferred stock outstanding as of June 14, 2004; and (e) an exchange ratio of 0.86752380 of a share of the registrant's common stock for each share of Telica Series C preferred stock, par value $.01 per share, by 44,444,444 shares of Telica Series C preferred stock outstanding as of June 14, 2004.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS (SUBJECT TO COMPLETION)

ISSUED JUNE  , 2004

                               92,747,629 SHARES

                            LUCENT TECHNOLOGIES INC.

                                  COMMON STOCK

                             ---------------------

     Lucent Technologies Inc. is issuing up to 92,747,629 shares of its common stock to the stockholders of Telica, Inc., and to holders of Telica stock options upon exercise of those options, pursuant to a merger agreement entered into on May 21, 2004. Under the merger agreement, Telica will merge with a newly formed subsidiary of Lucent and become a wholly owned subsidiary of Lucent. Telica stockholders will be entitled to receive shares of Lucent common stock in exchange for their shares of Telica preferred stock and common stock. The number of shares of Lucent common stock issuable to each Telica stockholder will be determined based on conversion ratios set forth in this prospectus. Ten percent of the shares of Lucent common stock issuable to each Telica stockholder will be deposited into an escrow fund to compensate Lucent if Lucent is entitled to indemnification under the merger agreement.

     The merger has received all requisite corporate approvals of Telica's board and, by written consent, its stockholders, and is expected to be completed on
          , 2004. ACCORDINGLY, YOUR APPROVAL OF THE MERGER IS NOT REQUIRED AND WE ARE NOT REQUESTING YOU TO VOTE ON THE MERGER.

     FOR MORE INFORMATION REGARDING THE MERGER AND THE MERGER AGREEMENT, SEE "THE MERGER" BEGINNING ON PAGE 10. WE ENCOURAGE YOU TO REVIEW THIS DOCUMENT CAREFULLY, INCLUDING THE MATTERS REFERRED TO UNDER "RISK FACTORS" ON PAGE 8.

     Lucent common stock is listed for trading on the New York Stock Exchange under the trading symbol "LU."

     Telica stockholders who wish to obtain certificates representing shares of Lucent common stock issuable pursuant to the merger should follow the procedures described in the stock exchange instructions that we will send to you as soon as practicable after the consummation of the merger. PLEASE DO NOT SEND YOUR STOCK CERTIFICATES TO US NOW.

                             ---------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is           , 2004

                               TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MERGER......................     1
SUMMARY.....................................................     2
RISK FACTORS................................................     8
FORWARD-LOOKING STATEMENTS..................................     8
MARKET PRICE AND DIVIDEND INFORMATION.......................     9
THE MERGER..................................................    10
  Merger Consideration......................................    10
  Stock Options and Restricted Stock........................    10
  Telica's Reasons for the Merger...........................    11
  Interests of Executive Officers and Directors of Telica in
     the Merger.............................................    11
  Reseller Agreement Between Lucent and Telica..............    14
  Accounting Treatment of the Merger........................    15
  Material United States Federal Income Tax
     Considerations.........................................    15
  NYSE Listing..............................................    17
  Appraisal Rights..........................................    17
  Resale of Lucent Common Stock Issued in Connection with
     the Merger.............................................    20
  Indemnification and Escrow................................    21
  Exchange of Stock Certificates............................    22
INFORMATION CONCERNING TELICA...............................    23
  Business..................................................    23
  Management Prior to the Merger............................    27
  Principal Stockholders Prior to the Merger................    27
DESCRIPTION OF LUCENT CAPITAL STOCK.........................    29
COMPARISON OF RIGHTS OF COMMON STOCKHOLDERS OF LUCENT AND
  STOCKHOLDERS OF TELICA....................................    30
LEGAL MATTERS...............................................    38
EXPERTS.....................................................    38
WHERE YOU CAN FIND MORE INFORMATION.........................    38
INFORMATION INCORPORATED BY REFERENCE.......................    39
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF TELICA........   F-1
ANNEX A. Section 262 of the General Corporation Law of the
  State of Delaware.........................................   A-1
ANNEX B. Merger Agreement...................................   B-1
ANNEX C. Form of Certificate of Amendment to Telica
  Certificate of Incorporation..............................   C-1
ANNEX D. Form of Escrow Agreement...........................   D-1

     THIS PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT LUCENT FROM DOCUMENTS THAT IT HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BUT THAT HAVE NOT BEEN INCLUDED IN OR DELIVERED WITH THIS PROSPECTUS. FOR A LISTING OF DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS, PLEASE SEE THE SECTION ENTITLED "INFORMATION INCORPORATED BY REFERENCE" BEGINNING ON PAGE 39 OF THIS PROSPECTUS.

     LUCENT WILL PROVIDE YOU WITH COPIES OF THIS INFORMATION, WITHOUT CHARGE, UPON WRITTEN OR TELEPHONE REQUEST TO:

     CORPORATE SECRETARY
     LUCENT TECHNOLOGIES INC.
     600 MOUNTAIN AVENUE
     MURRAY HILL, NEW JERSEY 07974
     (908) 582 8500

     When used in this prospectus, the words "we," "us," and "our" are references to Lucent.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q. WHY AM I RECEIVING THIS PROSPECTUS?

A. On May 21, 2004, Lucent Technologies Inc. and Telica, Inc. entered into a merger agreement under which Telica will merge with a newly formed subsidiary of Lucent and thereby become a wholly owned subsidiary of Lucent. The merger has received all requisite corporate approvals of Telica's board and
   stockholders, and is expected to be completed on       , 2004. Telica
   stockholders will be entitled to become stockholders of Lucent, unless they properly exercise their appraisal rights. As a Telica stockholder, you have appraisal rights in connection with the merger, which means that you may seek appraisal of the fair value of your shares of Telica stock by complying with all of the Delaware law procedures explained in this prospectus, including Annex A. The information in this prospectus is being provided to you to assist you in determining whether to exercise your appraisal rights in connection with the merger. You should carefully read and consider the information included in this prospectus before making a decision.

Q. WHAT WILL TELICA STOCKHOLDERS BE ENTITLED TO RECEIVE PURSUANT TO THE MERGER?

A. Upon completion of the merger, Telica stockholders, and, upon the exercise of options to purchase Telica common stock, holders of options to purchase Telica common stock, will be entitled to receive an aggregate of up to 92,747,629 shares of Lucent common stock. The number of shares of Lucent common stock that a Telica stockholder will be entitled to receive depends on the class or series of Telica stock held by the stockholder and the number of shares held. Each Telica stockholder will be entitled to receive cash for any fractional share of Lucent common stock the stockholder would otherwise receive pursuant to the merger. All Telica stockholders will have 10% of the Lucent common stock they would otherwise be entitled to receive deposited in an escrow account that will be used to compensate Lucent if Lucent is entitled to indemnification under the merger agreement.

Q. WHAT IS THE ESCROW ACCOUNT AND HOW DOES IT WORK?

A. Upon completion of the merger, Lucent will deposit into an escrow account 10% of the Lucent common stock to be issued to each of the Telica stockholders in connection with the merger. These escrowed shares will be available to compensate Lucent if it is entitled to indemnification under the merger agreement. Any escrowed shares that, 18 months following the completion of the merger, have not been used to indemnify Lucent and that are not the subject of an unresolved claim for indemnification by Lucent, will be distributed to the Telica stockholders.

Q. WILL TELICA STOCKHOLDERS BE ABLE TO TRADE THE LUCENT COMMON STOCK THAT THEY RECEIVE PURSUANT TO THE MERGER AGREEMENT?

A. Yes. Lucent common stock is listed for trading on the New York Stock Exchange under the symbol "LU." All shares of Lucent common stock that you receive pursuant to the merger will be freely transferable unless you are deemed an affiliate of Telica or your Lucent common stock is subject to contractual transfer restrictions. If you are an affiliate of Telica, you will be required to comply with the applicable restrictions of Rule 145 under the Securities Act in order to resell the Lucent common stock you receive pursuant to the merger. Shares held in escrow will only become transferable when and if they are released from the escrow under the terms of the escrow agreement.

Q. WHEN IS THE MERGER EXPECTED TO BE COMPLETED?

A. We expect that the merger will be completed on       , 2004. The completion
   of the merger is subject to closing conditions and the receipt of approvals described in the merger agreement.

Q. WHAT DO TELICA STOCKHOLDERS NEED TO DO NOW?

A. Telica stockholders who elect to exercise their appraisal rights must comply with all of the Delaware law procedures by the applicable deadlines explained in this prospectus, including Annex A. Please do not send us your stock certificates at this time. Telica stockholders who choose not to exercise their appraisal rights should send in their stock certificates representing Telica shares in accordance with the stock exchange instructions that we will send to you as soon as practicable after consummation of the merger.

                                    SUMMARY

     This summary highlights selected information from this prospectus and may not contain all of the information that is important to you. You should read carefully this entire prospectus, including the information referenced under "Where You Can Find More Information" and the description of your appraisal rights under Delaware law set forth in Annex A. We have included page references parenthetically to direct you to more complete descriptions of the topics in this summary.

                                 THE COMPANIES

GENERAL

Lucent Technologies Inc.
600 Mountain Avenue
Murray Hill, New Jersey 07974
(908) 582-8500

     Lucent designs and delivers systems, services and software that drive next-generation communications networks. Backed by Bell Laboratories research and development, Lucent relies on its strengths in mobility, optical, software, data and voice networking technologies, as well as services, to create new revenue-generating opportunities for its customers, while enabling them to quickly deploy and better manage their networks. Lucent's customer base includes communications service providers, governments and enterprises worldwide.

Telica, Inc. (see page 23)
734 Forest Street, Building G
Marlborough, Massachusetts 01752
(508) 480-0909

     Telica provides voice over Internet Protocol, or VoIP, communications switching equipment that enables service providers to deliver enhanced and traditional voice services over Internet Protocol and legacy networks. Telica's product portfolio includes elements of a VoIP switching solution, including media gateway, media gateway controller and signaling gateway, in an integrated and standards-based platform. Its products, which are marketed under the PLUS brand name, enable service providers to introduce revenue-generating enhanced services and reduce capital expenditures and operating costs, while maintaining the level of service reliability associated with the traditional public switched telephone network. Telica sells its products to incumbent and emerging communications service providers including local, long distance, international and wireless telephone companies, wholesale network operators, cable operators and enhanced voice services providers.

     Telica was incorporated in Massachusetts in August 1998 and reincorporated in Delaware in July 1999.

MARKET PRICE AND DIVIDEND INFORMATION (SEE PAGE 9)

     Lucent common stock is listed on the New York Stock Exchange. On May 21, 2004, the last full trading day prior to the public announcement of the proposed merger, the last reported sale price of one share of Lucent common stock, as reported on the New York Stock Exchange Composite Transactions Tape, was $3.19.
On       , 2004, the last day for which information was available prior to the date of this prospectus, the last reported sale price of one share of Lucent common stock, as reported on the New York Stock Exchange Composite Transactions
Tape, was $      . Telica is unable to provide information with respect to the market prices of shares of Telica stock, and the equivalent per share market prices of Lucent common stock have been omitted, because there is no trading market for shares of any class or series of Telica stock.

     Lucent eliminated its quarterly dividend in the fourth fiscal quarter of 2001 and does not anticipate paying any dividends on its common stock in the foreseeable future. Telica has never paid a cash dividend to its stockholders.

                                   THE MERGER

APPROVAL AND COMPLETION OF THE MERGER (SEE PAGE 17)

     On May 21, 2004, Lucent and Telica entered into a merger agreement under which a newly formed subsidiary of Lucent will merge into Telica and as a result, Telica will become a wholly owned subsidiary of Lucent. A copy of the merger agreement is included as Annex B to this prospectus. Telica stockholders, and, upon the exercise of options to purchase Telica common stock, holders of options to purchase Telica common stock, will be entitled to receive an aggregate of up to 92,747,629 shares of Lucent common stock in exchange for their Telica capital stock.

     By a written consent dated May 21, 2004, the merger and an amendment to Telica's certificate of incorporation, the form of which is included as Annex C to this prospectus, were approved by:

     - a majority of the votes represented by the outstanding shares of Telica common stock and preferred stock, voting together as a single class;

     - two-thirds of the votes represented by the outstanding shares of the Telica preferred stock, voting together as a single class; and

     - a majority of the votes represented by the outstanding shares of each series of Telica preferred stock, each series voting separately as a single class.

Telica has mailed a notice of such approvals to each of its stockholders who did not execute such consent. The completion of the merger does not require any further action by Telica's stockholders, and does not require the approval of
Lucent's stockholders. The merger is expected to close on       , 2004.

WHAT HOLDERS OF TELICA SECURITIES WILL BE ENTITLED TO RECEIVE PURSUANT TO THE MERGER (SEE PAGE 10)

     Pursuant to the merger, you will be entitled to receive:

     - 1.37703185 shares of Lucent common stock for each share of Telica Series A preferred stock that you own;

     - 1.58872601 shares of Lucent common stock for each share of Telica Series B preferred stock that you own;

     - 1.26936264 shares of Lucent common stock for each share of Telica Series B-1 preferred stock that you own;

     - 0.86752380 of a share of Lucent common stock for each share of Telica Series C preferred stock that you own; and

     - 0.45901058 of a share of Lucent common stock for each share of Telica common stock that you own, including any share of Telica common stock issued upon the exercise of a Telica stock option.

You will be entitled to receive cash for any fractional share of Lucent common stock that you would otherwise receive pursuant to the merger.

     Approximately 10% of the Lucent common stock that each Telica stockholder would otherwise be entitled to receive will be deposited in an escrow account that will be used to compensate Lucent if it is entitled to indemnification under the merger agreement. The escrowed shares will be used to indemnify Lucent against damages due to:

     - any inaccuracy in any representation or warranty of Telica contained in the merger agreement;

     - any breach or default by Telica, a Telica stockholder or the representative of the Telica stockholders of any covenant or agreement contained in the merger agreement or the related agreements;

     - specified expenses of Telica in excess of $2,000,000;

     - pending legal proceedings to which Telica is a party, as described in the merger agreement; and

     - certain taxes imposed on Telica prior to completion of the merger.

The escrowed shares are the sole and exclusive source available to compensate Lucent for the indemnification obligations of Telica stockholders under the merger agreement, other than for any claim of fraud. The indemnification obligations will expire 18 months after closing. At that time, if Lucent does not have any unresolved claims for the property remaining in escrow, the escrowed shares will be released to the former Telica stockholders.

OWNERSHIP OF LUCENT FOLLOWING THE MERGER

     Telica stockholders, and, upon the exercise of options to purchase Telica common stock, holders of options to purchase Telica common stock, will be entitled to receive an aggregate of up to 92,747,629 shares of Lucent common stock pursuant to the merger, or approximately 2.16% of the total number of shares of Lucent common stock following the merger, based on the number of shares of Lucent common stock outstanding on May 21, 2004.

INTERESTS OF TELICA DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER (SEE PAGE 11)

     A number of directors and executive officers of Telica have interests in the merger as directors or executive officers that may be different from, or in addition to, those of Telica stockholders generally. If Telica completes the merger, certain indemnification arrangements for current directors and executive officers of Telica will be continued. It is a condition of the merger that certain executives and employees agree to amend existing option agreements and restricted stock agreements such that a portion of the options and restricted shares will vest only upon satisfaction of performance and retention conditions. Also, certain executive officers and other employees of Telica will be eligible to participate in a $7,000,000 retention bonus pool if they remain employed by Telica through the effective time of the merger, and a limited number of Telica executive officers and other employees will be eligible to participate in a performance bonus pool of $6,500,000 to be allocated upon fulfillment of performance and retention conditions. In addition, certain executive officers of Telica are parties to executive retention agreements that will provide them with severance payments and other benefits if their employment is terminated within one year after the merger.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS (SEE PAGE 15)

     We have structured the merger so that, in general, no gain or loss will be recognized by Telica stockholders for U.S. federal income tax purposes on the exchange of shares of Telica capital stock for shares of Lucent common stock. Telica stockholders, however, will recognize gain or loss for U.S. federal income tax purposes on any cash received in lieu of fractional shares. Telica must receive a legal opinion to this effect as a condition to the closing of the merger.

     Tax matters are very complicated, and the tax consequences of the merger to you will depend on the facts of your own situation. We urge you to read carefully the discussion in the section entitled "The Merger -- Material United States Federal Income Tax Considerations" and to consult your own tax advisor for a full understanding of the specific tax consequences of the merger to you.

APPRAISAL RIGHTS (SEE PAGE 17)

     Under Delaware law, Telica stockholders who did not vote to approve the merger and who comply with notice requirements and other procedures will have the right to receive the "fair value" of their shares in cash rather than the shares of Lucent common stock specified in the merger agreement. "Fair value" will be determined by a Delaware court and may be more than, the same as, or less than the value of the consideration to be paid to Telica stockholders pursuant to the merger agreement. Failure to follow all the steps required by Delaware law will result in the loss of your appraisal rights. The Delaware law requirements for exercising appraisal rights are described in further detail on pages 17 to 20. In addition to reviewing the information in "The
Merger -- Appraisal Rights," you should read Annex A, which contains a copy of
Section 262 of the General Corporation Law of the State of Delaware, which governs appraisal rights.

                 SUMMARY CONSOLIDATED FINANCIAL DATA OF LUCENT

     The following tables summarize Lucent's consolidated financial data. The financial data as of September 30, 1999, 2000 and 2001 and for the years ended September 30, 1999 and 2000 are derived from audited financial statements not included or incorporated by reference in this prospectus. The financial data as of September 30, 2002 and 2003 and for the years ended September 30, 2001, 2002 and 2003 are derived from audited financial statements incorporated by reference in this prospectus. The financial data as of March 31, 2004 and for the six months ended March 31, 2003 and 2004 are derived from unaudited financial statements incorporated by reference in this prospectus and, in the opinion of Lucent's management, include all necessary adjustments for a fair presentation of those data in conformity with generally accepted accounting principles. Results for the six months ended March 31, 2003 and 2004 are not necessarily indicative of the results for the full fiscal year or for any other future period. You should read the summary consolidated financial data together with the consolidated financial statements and related notes of Lucent and the other financial information of Lucent incorporated by reference in this prospectus.

                                                                                      SIX MONTHS ENDED
                                              YEARS ENDED SEPTEMBER 30,                   MARCH 31,
                                   ------------------------------------------------   -----------------
                                    1999      2000       2001       2002      2003     2003      2004
                                   -------   -------   --------   --------   ------   -------   -------
                                                   (IN MILLIONS, EXCEPT PER SHARE DATA)
RESULTS OF OPERATIONS:
Revenues.........................  $26,993   $28,904   $ 21,294   $ 12,321   $8,470   $4,478    $4,453
Business restructuring...........       --        --      7,567      1,490     (184)    (150)       12
Impairment of goodwill...........       --        --      3,849        826       35       --        --
Provision (benefit) for income
  taxes..........................    1,456       924     (5,734)     4,757     (233)     317       123
Income (loss) from continuing
  operations.....................    2,369     1,433    (14,170)   (11,826)    (770)    (615)      406
Earnings (loss) per common share
  from continuing operations:
  Basic..........................     0.76      0.44      (4.18)     (3.51)   (0.29)   (0.25)     0.10
  Diluted........................     0.74      0.43      (4.18)     (3.51)   (0.29)   (0.25)     0.09
Dividends per common share.......     0.08      0.08       0.06         --       --       --        --

                                                            SEPTEMBER 30,
                                           -----------------------------------------------   MARCH 31,
                                            1999      2000      2001      2002      2003       2004
                                           -------   -------   -------   -------   -------   ---------
                                                                  (IN MILLIONS)
FINANCIAL POSITION:
Cash, cash equivalents and marketable
  securities.............................  $ 1,686   $ 1,467   $ 2,390   $ 4,420   $ 4,507    $ 4,589
Total assets.............................   34,246    47,512    33,664    17,791    15,765     15,781
Total debt...............................    5,788     6,498     4,409     5,106     5,980      6,273
8.00% redeemable convertible preferred
  stock..................................       --        --     1,834     1,680       868         --
Shareowners' (deficit) equity............   13,936    26,172    11,023    (4,734)   (4,239)    (3,520)

                 SUMMARY CONSOLIDATED FINANCIAL DATA OF TELICA

     The following tables summarize Telica's consolidated financial data. The financial data as of December 31, 1999, 2000, 2001, 2002 and 2003 are derived from Telica's audited consolidated financial statements, certain of which appear elsewhere in this prospectus. The financial data as of March 31, 2004 and for the three months ended March 31, 2004 are derived from Telica's unaudited consolidated financial statements appearing elsewhere in this prospectus and, in the opinion of Telica's management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the information set forth therein. Results for the three months ended March 31, 2004 are not necessarily indicative of the results of the full year or for any future period.

                                                                                    THREE MONTHS
                                                                                       ENDED
                                                YEARS ENDED DECEMBER 31,             MARCH 31,
                                        -----------------------------------------   ------------
                                        1999     2000     2001     2002     2003        2004
                                        -----   ------   ------   ------   ------   ------------
                                                             (IN MILLIONS)
STATEMENT OF OPERATIONS DATA:
Total revenues........................  $  --   $   --   $  9.5   $ 18.8   $ 19.2      $ 6.3
Total costs of revenues...............     --       --      6.2      7.2      6.7        2.2
Gross profit..........................     --       --      3.3     11.6     12.5        4.2
Loss from operations..................   (2.7)   (24.6)   (31.3)   (22.7)   (20.0)      (4.9)
Net loss..............................   (2.0)   (23.2)   (31.1)   (22.3)   (19.7)      (4.8)

                                                         DECEMBER 31,
                                          ------------------------------------------   MARCH 31,
                                          1999     2000     2001     2002     2003       2004
                                          -----   ------   ------   ------   -------   ---------
                                                              (IN MILLIONS)
BALANCE SHEET DATA:
Cash and cash equivalents...............  $ 4.8   $ 10.0   $ 45.9   $ 31.7   $  17.5    $  10.4
Working capital.........................    4.1     27.0     53.1     32.0      13.9        9.1
Total assets............................    6.1     37.3     66.6     47.8      28.2       21.6
Note payable to bank, net of current
  portion...............................    0.2      3.5      4.4      3.4       0.9        0.2
Redeemable convertible preferred
  stock.................................    7.0     57.2    121.8    135.8     147.9      150.9
Total stockholders' deficit.............   (2.0)   (28.0)   (65.6)   (99.2)   (130.4)    (138.0)

                                  RISK FACTORS

     In determining whether to exercise appraisal rights in connection with the merger, you should consider carefully the matters described below and the other information included and incorporated by reference in this prospectus, including the risk factors and other considerations set forth in the reports and documents filed by Lucent with the SEC. See "Information Incorporated by Reference" on page 39.

THE EXCHANGE RATIO FOR LUCENT COMMON STOCK TO BE RECEIVED PURSUANT TO THE MERGER IS FIXED AND WILL NOT BE ADJUSTED IN THE EVENT OF ANY CHANGE IN STOCK PRICE.

     Upon completion of the merger, each share of Telica common and preferred stock will be converted into the right to receive a specified number of shares of Lucent common stock. The number of shares of Lucent common stock that a Telica stockholder will be entitled to receive depends on the class or series of Telica stock held by the stockholder and the number of shares held. The market value of Lucent common stock has varied since Lucent and Telica entered into the merger agreement and will continue to vary in the future. There will be no adjustment to the conversion ratios to reflect changes to the market price of Lucent common stock, changes in the operations of Lucent or Telica following the execution of the merger agreement or any other changes, except for any adjustment that may be necessary to reflect the effect of any stock split or other recapitalization of Lucent common stock or Telica capital stock. The dollar value of Lucent common stock that Telica stockholders will be entitled to receive upon completion of the merger will depend on the market value of Lucent common stock at the time of completion of the merger, which may be different from, and lower than, the closing price of Lucent common stock either on the last full trading day preceding the public announcement that Lucent and Telica entered into the merger agreement, or on the last full trading day prior to the date of this prospectus. Moreover, the parties do not generally have the right to terminate the merger agreement prior to October 15, 2004, based upon changes in the market price of Lucent common stock, changes in the operations of Lucent or Telica, or any other developments.

YOU MAY NOT RECEIVE ANY OR A PORTION OF THE SHARES OF LUCENT COMMON STOCK HELD IN THE ESCROW ACCOUNT IF LUCENT BRINGS INDEMNIFICATION CLAIMS UNDER THE MERGER AGREEMENT.

     Ten percent of the Lucent common stock to be received by you and each other stockholder of Telica will be placed in escrow to satisfy indemnity claims made by Lucent under the merger agreement. The merger agreement provides that each Telica stockholder will remain liable and will indemnify Lucent and other specified persons after the merger for any inaccuracy in any representation or warranty or the related agreements, for any breach or default by Telica, the Telica stockholder or a representative of the Telica stockholders of any covenants or agreements contained in the merger agreement, specified expenses of Telica in excess of $2,000,000, pending legal proceedings to which Telica is a party, as described in the merger agreement, and certain taxes imposed on Telica prior to completion of the merger. As soon as practicable after the effective date of the merger, Lucent will cause 10% of the shares of Lucent common stock issued to Telica stockholders in connection with the merger to be deposited into an escrow account, which will be available to Lucent for claims made during a period of 18 months following the completion of the merger to satisfy the indemnification obligations of the Telica stockholders. There can be no assurance that the Telica stockholders will receive any of the shares which are deposited in the escrow account.

                           FORWARD-LOOKING STATEMENTS

     This prospectus and other documents we file with the SEC contain forward-looking statements that are based on current expectations, estimates, forecasts and projections about us, our future performance, the industries in which we operate, our beliefs and our management's assumptions. In addition, other written or oral statements that constitute forward-looking statements may be made by us or on our behalf. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict or assess. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions or otherwise.

                     MARKET PRICE AND DIVIDEND INFORMATION

     Lucent common stock is listed for trading on the New York Stock Exchange under the trading symbol "LU." The following table sets forth, for the periods indicated, the high and low sales prices per share of Lucent common stock on the New York Stock Exchange Composite Transactions Tape. For current price information, you are urged to consult publicly available sources.

                                                                 LUCENT
                                                              COMMON STOCK
                                                              -------------
                                                              HIGH     LOW
                                                              -----   -----
YEAR ENDED SEPTEMBER 30, 2002
  Quarter ended December 31, 2001...........................  $8.75   $5.60
  Quarter ended March 31, 2002..............................   7.50    4.10
  Quarter ended June 30, 2002...............................   5.03    1.48
  Quarter ended September 30, 2002..........................   2.94    0.71
YEAR ENDED SEPTEMBER 30, 2003
  Quarter ended December 31, 2002...........................   1.99    0.55
  Quarter ended March 31, 2003..............................   2.00    1.28
  Quarter ended June 30, 2003...............................   2.57    1.41
  Quarter ended September 30, 2003..........................   2.41    1.60
YEAR ENDING SEPTEMBER 30, 2004
  Quarter ended December 31, 2003...........................   3.45    2.08
  Quarter ended March 31, 2004..............................   5.00    2.86
  Quarter ending June 30, 2004..............................
  Quarter ending September 30, 2004 (through July  ,
     2004)..................................................

     The following table sets forth the high and low sales prices per share of Lucent common stock on the New York Stock Exchange Composite Transactions Tape on May 21, 2004, the last full trading day prior to the public announcement of
the proposed merger, and on           , 2004, the last day for which information
was available prior to the date of this prospectus.

                                                                 LUCENT
                                                              COMMON STOCK
                                                              -------------
                                                              HIGH     LOW
                                                              -----   -----
May 21, 2004................................................  $3.32   $3.15
        , 2004..............................................

     Because there is no established trading market for shares of any class of Telica capital stock, information with respect to the market prices of Telica stock has been omitted.

     Lucent eliminated its quarterly dividend in the fourth fiscal quarter of 2001 and does not anticipate paying any dividends on Lucent common stock in the foreseeable future. Telica has never paid a cash dividend to its stockholders.

                                   THE MERGER

MERGER CONSIDERATION

     The merger consideration was determined through arm's-length discussions between Lucent and Telica. Pursuant to the merger, you will be entitled to receive:

     - 1.37703185 shares of Lucent common stock for each share of Telica Series A preferred stock that you own;

     - 1.58872601 shares of Lucent common stock for each share of Telica Series B preferred stock that you own;

     - 1.2693264 shares of Lucent common stock for each share of Telica Series B-1 preferred stock that you own;

     - 0.86752380 of a share of Lucent common stock for each share of Telica Series C preferred stock that you own; and

     - 0.45901058 of a share of Lucent common stock for each share of Telica common stock that you own, which we refer to as the "common stock conversion ratio."

You will be entitled to receive cash for any fractional share of Lucent common stock that you would otherwise be entitled to receive pursuant to the merger.

     As of the effective time of the merger, all previously outstanding shares of Telica stock will automatically be cancelled and will cease to exist. At that time, each holder of a certificate representing shares of Telica stock, other than shares as to which appraisal rights have been properly exercised, will cease to have any rights as a stockholder except the right to receive Lucent common stock and the right to receive cash for any fractional share of Lucent common stock.

STOCK OPTIONS AND RESTRICTED STOCK

     Under the merger agreement, on the effective date of the merger, Lucent will assume all outstanding stock options and restricted stock awards granted under the Telica Restated 1998 Incentive and Non-Qualified Stock Option Plan. Stock options outstanding under the plan on the effective date will be converted into stock options to acquire Lucent common stock on the same terms and conditions as applied to the Telica stock options, except that certain employees of Telica may extend the vesting provisions of their stock options in connection with the performance bonus pool. The number of shares of Lucent common stock to be issued in respect of a Telica option assumed by Lucent will be equal to the number of shares of Telica common stock that would be issued in respect of that option multiplied by the common stock conversion ratio, rounded down to the nearest whole share. The exercise price per share of Lucent common stock for any Telica option assumed by Lucent will be equal to the exercise price per share of Telica common stock for that option divided by the common stock conversion ratio, rounded up to the nearest one hundredth of a cent. As of June 14, 2004, the number of shares of Telica common stock reserved for issuance pursuant to outstanding Telica stock options under the plan was 8,259,858.

     On the effective date of the merger, shares granted pursuant to restricted stock grants under the plan will be converted into shares of Lucent restricted stock and will be subject to the same terms and conditions as the Telica restricted stock grants, except that certain employees of Telica are expected to extend the vesting provisions of their restricted stock grants in connection with the performance bonus pool. The number of shares of Lucent restricted stock to be exchanged for each granted share of Telica restricted stock will be equal to the number of shares of granted Telica restricted stock multiplied by the common stock conversion ratio, rounded to the nearest whole share. In addition, shares granted pursuant to restricted stock grants are subject to Telica's right and option to purchase from the holder some or all of the unvested shares of restricted stock under certain circumstances. After consummation of the merger, if a restricted stockholder's employment with Lucent is terminated without cause or for good reason, this purchase option will terminate.

TELICA'S REASONS FOR THE MERGER

     The Telica board of directors unanimously approved the merger and the merger agreement and believes that the terms of the merger are fair to, and in the best interests of, Telica and its stockholders. In the course of reaching its decision to approve the merger agreement, the Telica board consulted with Telica's management, as well as its legal, accounting and other advisors (but did not receive a valuation or opinion of a financial advisor), and considered the following material factors:

     - The risks and potential rewards associated with, as an alternative to the merger, continuing to execute Telica's strategic plan as an independent entity. These risks include, among others, Telica's uncertain future profitability, potential difficulties in obtaining necessary additional financing to remain a stand-alone entity, its reliance on a limited number of customers for a substantial portion of its revenues, and its uncertain ability to compete effectively against larger and better capitalized competitors, and the rewards include, among others, the ability of existing Telica stockholders to participate in the potential future growth and profitability of Lucent after the merger.

     - The possibility, as alternatives to the merger, of seeking to be acquired by a company other than Lucent, to engage in a combination with a company other than Lucent or to effect an initial public offering of Telica common stock and the Telica board's conclusion that a transaction with Lucent is expected to yield greater benefits than the likely alternatives. The Telica board concluded that the transaction with Lucent could be acceptably completed from a timing and regulatory standpoint, and would yield greater benefits than the alternatives given the dilution of equity interests that current Telica stockholders would suffer in connection with an initial public offering as well as Lucent's financial resources and its ability to fund a greater number of long-term growth projects and to compete effectively.

     - The value of the consideration provided for in the merger agreement based on the then-current market price and historical trading price of Lucent shares over the past year and relative to the stock price premiums paid in mergers of comparable size and the view that the premium offered in the merger was within the range of premiums paid in comparable transactions.

     - The ability to complete the merger as a reorganization for U.S. federal income tax purposes.

     - The interests that certain executive officers and directors of Telica may have with respect to the merger in addition to their interests as stockholders of Telica generally. See "-- Interests of Executive Officers and Directors of Telica in the Merger."

     - The merger will enable Telica stockholders to participate in, and benefit from the future growth potential of, a large, publicly held company with a greater depth of technologies, marketing opportunities and financial and operating resources that should enhance Telica's ability to bring technology to market.

     - The public market for Lucent common stock will offer Telica stockholders liquidity earlier than if Telica proceeded with an initial public offering, while avoiding the risk and investment in time and expense of an initial public offering.

     In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the Telica board did not find it useful to and did not attempt to quantify, rank or otherwise assign relative weights to these factors. In addition, the Telica board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the Telica board's ultimate determination, but rather the Telica board conducted an overall analysis of the factors described above, including discussions with and questioning of Telica's management and legal, accounting and other advisors.

INTERESTS OF EXECUTIVE OFFICERS AND DIRECTORS OF TELICA IN THE MERGER

     In considering whether to exercise appraisal rights in connection with the merger, Telica stockholders should be aware of the interests that directors and executive officers of Telica have in the merger that may be different from, or in addition to, the interests of the stockholders of Telica generally. These interests relate to or arise from, among other things:

     - potential accelerated vesting of stock options and restricted stock awards upon consummation of the merger;

     - the continued indemnification of Telica directors and officers for actions taken prior to the merger;

     - the extension of Telica's existing director and officer insurance policy for a period of six years to cover actions taken prior to the merger;

     - employment offers being extended to some of Telica's current executive officers;

     - eligibility to participate in a performance bonus pool following the completion of the merger by those executive officers of Telica who become employees of Lucent as a result of the merger and are selected by mutual agreement of Lucent and Telica; and

     - eligibility to participate in an employee retention bonus pool.

     Acceleration of stock options.  Options to purchase an aggregate of
approximately       shares of Telica common stock granted to one director and
two executive officers of Telica will accelerate in connection with the merger under specified circumstances. Under the option agreements for the executive officers, if the employment relationship between Telica or its successor and the executive officer terminates without cause or for good reason at any time after the merger, the option will become exercisable in full for a period of 30 days from his termination. Under the option agreement for Nathaniel A. Davis, if the appointment of Mr. Davis to Telica's board of directors is terminated without cause at any time after the merger, the option will become exercisable in full for a period of 30 days from his termination. Under the terms of the merger agreement, following the merger, the service of Mr. Davis on Telica's board of directors will cease, and Messrs. Bowen and Stott are not expected to continue as employees of Telica.

     The following table shows options held by directors and executive officers
of Telica as of May 21, 2004 and assumes the merger occurs on           , 2004:

                                                                             NUMBER OF SHARES
                                                                                OF TELICA
                                             NUMBER OF SHARES                  COMMON STOCK
                                                OF TELICA                   SUBJECT TO OPTIONS     TELICA OPTION
                               DATE OF         COMMON STOCK      EXERCISE    THAT ARE VESTED     SHARES ACCELERATED
NAME OF OFFICER OR DIRECTOR  OPTION GRANT   SUBJECT TO OPTIONS    PRICE        AS OF , 2004         UPON MERGER
---------------------------  ------------   ------------------   --------   ------------------   ------------------
Paul I. Bowen............      04/01/04          420,000          $0.25
Nathaniel A. Davis.......      01/26/04          300,000          $0.15
Gregory W. Stott.........      09/12/03          100,000          $0.05

     Acceleration of restricted stock awards. Since December 2001, Telica has issued and sold an aggregate of 4,985,000 shares of common stock to four of its executive officers pursuant to restricted stock agreements. The restricted stock agreements provide that, upon the termination of employment of that executive officer, Telica has an option to purchase all or a portion of his then unvested shares for a per share price of $0.01, which is equal to the original purchase price per share paid by the executive officer. If the employment relationship between Telica or its successor and the executive officer terminates without cause or for good reason at any time after the merger, Telica's or its successor's repurchase option with respect to all then unvested shares issued under that individual's restricted stock agreements will terminate.

     The terms "cause" and "good reason" are generally defined in the option agreements and restricted stock agreements as follows:

     - "Cause" means:

      - willful and continued failure of the executive to substantially perform his reasonably assigned duties with Telica or its successor, which failure is not cured within 30 days after the executive's receipt of a written demand for substantial performance from Telica's or its successor's board of directors; or

      - the executive's willful engagement in illegal or gross misconduct which is materially and demonstrably injurious to Telica or its successor.

     - "Good reason" means:

      - assignment of duties inconsistent in any material respect with the executive's position or any other action or omission by Telica or its successor, which results in a material diminution in such position, authority or responsibilities;

      - reduction in the executive's annual base salary;

      - the failure by Telica or its successor to (a) continue any material compensation or benefit plan, unless an equitable arrangement has been made with respect to such plan, (b) continue the executive's participation in any material compensation or benefit plan on terms not materially less favorable than the terms of the existing plan in which the executive participates or (c) award cash bonuses to the executive in amounts and in a manner substantially consistent with past practice in light of Telica's financial performance;

      - relocation of the executive's principal place of employment by more than 35 miles from his residence and more than 20 miles from his current principal place of employment; or

      - failure of Telica or its successor to pay or provide to the executive any portion of the executive's compensation or benefits due under any benefit plan within seven days of the date such compensation or benefits are due.

     The following table sets forth the aggregate number of restricted shares of Telica common stock beneficially owned by all executive officers of Telica as of May 21, 2004 and subject to Telica's right of repurchase:

                                                                AGGREGATE NUMBER
                                                              OF SHARES SUBJECT TO
NAME                                                          RIGHT OF REPURCHASE
----                                                          --------------------
John C. St. Amand...........................................       1,316,667
Charles A. Bates............................................         262,501
Joseph P. Quinlivan.........................................         367,500
Gregory W. Stott............................................         161,250

     These restricted shares were not vested as of May 21, 2004, and their vesting schedule may be amended as described below under "Performance Bonus Pool".

     Indemnification and insurance. The merger agreement provides that Lucent will, or will cause the surviving corporation to, fulfill and honor in all respects the obligations of Telica to indemnify each person who is or was a director or officer of Telica pursuant to any indemnification provision of Telica's certificate of incorporation or by-laws, as each was in effect on the date of the merger agreement. Telica intends to extend, for six years after the merger, directors' and officers' liability insurance for acts or omissions of each person who is or was a director or officer of Telica, which occur prior to the merger. The terms and conditions of such directors' and officers' liability insurance will be no less favorable to the indemnified parties as Telica's current policy.

     Employee benefits. Lucent has agreed to provide employee benefit plans, programs and arrangements to those individuals who will continue to be employees of Telica after the merger that are the same as those made generally available to similarly situated employees of Lucent hired by Lucent after December 31, 2003 and are not represented by a union. These benefits will be made available as soon as reasonably practicable after the merger. Until these benefits are made available, Lucent has agreed that it will provide the same benefits that were provided to employees of Telica as of the date of the merger agreement. Lucent will recognize each employee's service to Telica prior to the merger solely for the purposes of determining vesting and entitlement to benefits, including severance benefits and vacation entitlement, but not for accrual of pension benefits.

     Employee retention bonus pool. The merger agreement provides that, as soon as administratively practicable after the effective time of the merger, Lucent will cause Telica, as the surviving entity of the merger, to pay retention bonuses in the aggregate amount of $7,000,000 to employees, including certain executive officers, who remain employed by Telica through the effective time of the merger.

     Performance bonus pool. The merger agreement provides that Lucent will cause Telica, as the surviving entity of the merger, to establish a performance bonus pool of $6,500,000 in which certain employees of Telica, including certain executive officers of Telica, will be eligible to participate. Payouts under the performance bonus pool will be made as to 30% of the pool on the first anniversary of the effective date of the merger, assuming the fulfillment of the first of two product deliverables to be agreed upon by Lucent and Telica, and as to 70% of the pool on the second anniversary of the effective date of the merger, assuming the fulfillment of the second of two product deliverables to be agreed upon by Lucent and Telica. Allocation of any payouts from the pool among eligible employees will be mutually determined by Lucent and the representative of the Telica employees, which initially will be John C. St. Amand. Any portion of the performance bonus pool that is not paid to the employees of Telica as a result of the product deliverables not being satisfied will belong to Lucent and may be used in a manner determined by Lucent in its sole discretion.

     If eligible employees of Telica wish to participate in the performance bonus pool, they must agree to amend their existing stock option or restricted stock agreements in order to provide that any unvested shares at the effective time of the merger will vest as to 30% upon the fulfillment of the first product deliverable and as to 70% upon the fulfillment of the second product deliverable. If any product deliverables are not fulfilled on the third anniversary of the effective time of the merger, or the employee is terminated by Lucent without cause, then any unvested shares would vest in full.

     Executive retention agreements. John C. St. Amand, Charles Bates, Paul Bowen, Joseph Quinlivan and Gregory Stott, executive officers of Telica, entered into executive retention agreements with Telica in May 2004. Each executive retention agreement provides that the officer party thereto shall receive a severance payment in the event of (1) a change in control of Telica and (2) the termination of the officer's employment with the surviving entity within 12 months following the change in control event without cause or for good reason (as those terms are defined in such retention agreement). Severance payments provided by the executive retention agreements equal 12 months' base salary in the case of Mr. St. Amand and six months' base salary in the case of the other officers. In addition, Telica would be required to provide certain medical and other benefits to the executive for 12 months following his termination date.

     Other arrangements. On December 5, 2001 and February 13, 2002, in connection with his purchase of shares of restricted common stock of Telica, John C. St. Amand issued a secured promissory note payable to Telica in the aggregate principal amounts of $28,320 and $16,992, respectively. On December 5, 2001 and February 13, 2002, in connection with his purchase of shares of restricted common stock of Telica, Charles Bates issued a secured promissory note payable to Telica in the aggregate principal amounts of $7,434 and $1,770, respectively. These notes had an interest rate of 4.75% per year, compounded quarterly. The notes were to become due on the earliest of (1) the fourth anniversary of the date of the note, (2) the date on which the shares to which the notes relate become publicly tradable and (3) an event of default. An event of default, as defined in the notes, included, among other things, the termination of the employment of the executive officer with Telica, for any reason or no reason, with or without cause. Each note was secured by the shares of restricted stock to which the note related pursuant to the terms of a collateral assignment and pledge agreement between the executive officer and Telica. In connection with the merger, these notes, and any interest owed thereunder, have been cancelled without any penalty to or payment by these executive officers to Telica or Lucent and the related collateral assignment and pledge agreements have been terminated.

RESELLER AGREEMENT BETWEEN LUCENT AND TELICA

     Lucent and Telica entered into a non-exclusive reseller agreement on March 22, 2004. Under the terms of that agreement, Telica will provide and Lucent will purchase and/or license hardware, software and/or services for resale by Lucent to service-providers as well as enterprise and governmental entities. The Telica products may be purchased and sold and/or sublicensed to Lucent end-user customers by Lucent and/or

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

Lucent's affiliates as well as through Lucent's distributors. As of June 15, 2004, Telica had not received significant revenue from the reseller agreement.

ACCOUNTING TREATMENT OF THE MERGER

     The merger will be accounted for under the "purchase" method of accounting in accordance with generally accepted accounting principles. Lucent expects a significant portion of the purchase price to be allocated to goodwill and identifiable intangible assets. The merger is expected to result in a charge against earnings for in-process research and development.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     Generally. The following discussion is a general summary of the material United States federal income tax consequences of the merger. The discussion is based on and subject to the Internal Revenue Code, which we refer to as the Code, Treasury Regulations under the Code, existing administrative interpretations and court decisions as of the date of this prospectus, all of which are subject to change, possibly with retroactive effect, and all of which are subject to differing interpretation. The discussion does not address the effects of the merger under any state, local or foreign tax laws, or any federal tax law other than federal income tax law. There can be no assurance that future legislative, administrative, or judicial changes or interpretations will not affect the accuracy of this discussion. This discussion is predicated upon facts, assumptions, and representations of factual statements and covenants contained in officer's certificates of Lucent and Telica. If any of such facts, assumptions, and representations are, or later become, inaccurate, then this summary may be correspondingly inaccurate. In addition, this summary assumes the absence of changes in facts or in law between the date of this prospectus and the effective time of the merger and that no transactions effectuated prior or subsequent to or concurrently with the merger or undertaken in connection with the merger, will be treated by the Internal Revenue Service in a manner that adversely affects treatment of the merger as a "reorganization," as described in
Section 368(a) of the Code.

     The discussion does not purport to deal with all aspects of federal income taxation that may affect particular stockholders in light of their individual circumstances, and it does not address any tax consequences for stockholders subject to special treatment under the federal income tax law, including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign individuals or entities, traders in securities that elect to apply a mark-to-market method of accounting, certain United States expatriates, stockholders who hold their stock as part of a straddle, hedge, conversion transaction, or other integrated investment, stockholders who do not hold their stock as capital assets and stockholders who have acquired their stock upon the exercise of employee stock options or otherwise as compensation.

  EACH TELICA STOCKHOLDER IS URGED TO CONSULT HIS, HER OR ITS TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO HIM, HER OR IT, INCLUDING THE EFFECT OF UNITED STATES FEDERAL, STATE AND LOCAL, AND FOREIGN AND OTHER TAX RULES, AND THE EFFECT OF POSSIBLE CHANGES IN TAX LAWS.

     Subject to the limitations and qualifications set forth above and below, and the limitations and qualifications set forth in the opinions of counsel included as an exhibit to the registration statement of which this prospectus is a part, the merger will qualify as a reorganization within the meaning of
Section 368(a) of the Code, which will result in the following federal income tax consequences:

     Tax consequences to Lucent and Telica. For federal income tax purposes, no gain or loss will be recognized by Lucent or Telica solely as a result of the merger.

     Tax consequences to Telica stockholders.  For federal income tax purposes:

     - no gain or loss will be recognized by the stockholders of Telica upon the exchange of their shares of Telica stock for shares of Lucent common stock pursuant to the merger, except with respect to cash, if any, received in lieu of fractional shares of Lucent common stock;

     - the aggregate tax basis of the shares of Lucent common stock received in exchange for shares of Telica stock pursuant to the merger (including a fractional share of Lucent common stock for which cash is received) will be the same as the aggregate tax basis of such shares of Telica stock surrendered pursuant to the merger;

     - the holding period of the shares of Lucent common stock received in exchange for shares of Telica stock will include the holder's holding period for such shares of Telica stock; and

     - a stockholder of Telica who receives cash in lieu of a fractional share of Lucent common stock will recognize gain or loss equal to the difference, if any, between such stockholder's basis in the fractional share (determined under the second bullet above) and the amount of cash received.

     Taxation of escrowed shares. Under the merger agreement, each Telica stockholder (other than a stockholder validly asserting appraisal rights) will be entitled to receive outright, upon due surrender of its certificate formerly representing shares of Telica stock, shares of Lucent common stock equal to 90% of the whole number of shares of Lucent common stock into which the shares of Telica stock surrendered by the stockholder are to be converted into the right to receive. The remaining 10% of the whole number of shares of Lucent common stock into which the shares of Telica stock are to be converted into the right to receive will be placed in escrow as security for indemnification obligations of the Telica stockholders, pursuant to the merger agreement. Each Telica stockholder will be credited with the number of shares placed in escrow on its behalf. See "-- Indemnification and Escrow."

     Each Telica stockholder will allocate its basis in its shares of Telica stock among all of the shares of Lucent common stock received by or credited to the stockholder as a result of the merger, including both shares of Lucent common stock received outright and shares of Lucent common stock placed in escrow on the stockholder's behalf. No gain or loss will be recognized by a Telica stockholder upon the distribution of escrowed shares to the stockholder upon termination of the escrow or upon the distribution of escrowed shares to Lucent in satisfaction of indemnification claims. In the event that some or all of the escrowed shares are distributed to Lucent in satisfaction of an indemnification claim, the tax basis of that stockholder's allocable portion of the escrowed shares that have been returned to Lucent will be added to and allocated among the stockholder's aggregate tax basis in the stockholder's remaining shares of Lucent common stock (including any remaining escrowed shares allocable to the stockholder).

     Each Telica stockholder will be required to include in gross income all amounts earned on property held in escrow and credited to that stockholder. Any dividends paid on the escrowed Lucent common stock will be distributed currently to the Telica stockholders, subject to limited exceptions.

     Under the escrow agreement, the stockholder representative has the right to sell some or all of the escrowed shares, subject to the provisions of that agreement. In the event that any escrowed shares are sold, each Telica stockholder will recognize capital gain or loss in an amount equal to the pro-rata portion of the proceeds from such sale over his, her or its basis allocable to the shares sold notwithstanding that the escrow agent will retain the proceeds of such sale. This capital gain or loss will be long-term if the shares are treated as held for more than one year at the time of sale and otherwise will be short-term.

  THE TAXATION OF ESCROWS IS COMPLEX. EACH TELICA STOCKHOLDER IS ENCOURAGED TO CONSULT HIS, HER OR ITS TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE ESCROW, INCLUDING THE RETURN OF ANY ESCROWED SHARES TO LUCENT, THE SALE OF ANY SHARES HELD IN ESCROW AND THE RELEASE OF THE SHARES FROM THE ESCROW.

     Reporting requirements. Telica stockholders will be required to attach a statement to their tax returns for the year of the merger describing the facts pertinent to the non-recognition of gain or loss upon the exchange of shares pursuant to the merger. Such statement must include the holder's tax basis in the holder's Telica stock and a description of the Lucent common stock received therefor. TELICA STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO ANY TAX REPORTING REQUIREMENTS.

     Consequences to stockholders exercising appraisal rights. The above description does not apply to stockholders who exercise appraisal rights. A holder of Telica stock who exercises appraisal rights with respect to the merger and receives cash in exchange for shares of Telica stock generally will recognize capital gain or loss equal to the difference between the amount of cash received and the stockholder's basis in those shares, unless the payment is treated as a dividend pursuant to Section 302 of the Code or otherwise. A sale of
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

shares based on the exercise of appraisal rights generally will not be treated as a dividend if the stockholder exercising appraisal rights owns no shares of Lucent stock immediately after the merger, after giving effect to the constructive ownership rules of the Code. The capital gain or loss will be long-term capital gain or loss if the holder's holding period in the shares is more than one year. Any payment in respect of an exercise of appraisal rights may be subject to backup withholding where required by the Code.

     Consequences if the merger does not qualify as a reorganization. The opinions described above will neither bind the Internal Revenue Service nor preclude the Internal Revenue Service from adopting positions contrary to those expressed above, and no assurance can be given that contrary positions will not be asserted successfully by the Internal Revenue Service or adopted by a court if the issues are litigated. Neither Lucent nor Telica intends to obtain a ruling from the Internal Revenue Service with respect to the tax consequences of the merger.

     If the IRS were to succeed in challenging the reorganization status of the merger, each Telica stockholder would recognize capital gain or loss, equal to the difference between (1) the fair market value, as of the time of the merger, of the Lucent common stock received pursuant to the merger and (2) the stockholder's tax basis in the Telica stock surrendered therefor pursuant to the merger. The capital gain or loss would be long-term capital gain or loss if the holder's holding period in the Telica stock is more than one year at the time of the merger. In such event, a stockholder's aggregate basis in the Lucent common stock so received would equal its fair market value as of the time of the merger and the holding period for such stock would begin on the day after the merger.

     Backup Withholding. Non-corporate stockholders of Telica may be subject to backup withholding on cash payments that they receive. Backup withholding can be avoided, however, if the stockholder:

     - furnishes a correct taxpayer identification number and certifies that he, she or it is not subject to backup withholding on a substitute IRS Form W-9 or any successor form included in the letter of transmittal that is delivered following the completion of the merger;

     - provides certification of foreign status on IRS Form W-8BEN or any successor form; or

     - is otherwise exempt from backup withholding.

Backup withholding is not an additional tax and any amounts withheld may be allowed as a refund or credit against a Telica stockholder's U.S. federal income tax liability provided that the required information is delivered to the IRS.

     WE INTEND THIS DISCUSSION TO PROVIDE ONLY A SUMMARY OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. WE DO NOT INTEND THAT IT BE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. WE DO NOT ADDRESS CERTAIN CATEGORIES OF STOCKHOLDERS, AND WE DO NOT ADDRESS STATE, LOCAL OR FOREIGN TAX CONSEQUENCES. IN ADDITION, AS NOTED ABOVE, WE DO NOT ADDRESS TAX CONSEQUENCES THAT MAY VARY WITH, OR ARE CONTINGENT UPON, INDIVIDUAL CIRCUMSTANCES. WE STRONGLY URGE YOU TO CONSULT YOUR TAX ADVISOR TO DETERMINE YOUR PARTICULAR UNITED STATES FEDERAL, STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES RESULTING FROM THE MERGER, IN LIGHT OF YOUR INDIVIDUAL CIRCUMSTANCES.

NYSE LISTING

     It is a condition to completion of the merger that the Lucent common stock issued to Telica stockholders pursuant to the merger be authorized for listing on the New York Stock Exchange, subject to official notice of issuance.

APPRAISAL RIGHTS

  OVERVIEW

     By written consent dated May 21, 2004, the merger and an amendment to Telica's certificate of incorporation, the form of which is included as Annex C to this prospectus, were approved by (1) a majority of the votes represented by the outstanding shares of Telica common stock and preferred stock, voting together as a single class, (2) two-thirds of the votes represented by the outstanding shares of Telica preferred stock, voting together as a single class and (3) a majority of the votes represented by the outstanding shares of each series of Telica preferred stock, each series voting separately as a single class. Under the General Corporation Law of the State of Delaware, any holder of Telica capital stock who does not wish to accept the merger consideration in respect of his, her or its shares of common stock has the right to seek an appraisal of, and to be paid the fair value (exclusive of any element of value arising from the accomplishment or expectation of the merger) for, his, her or its shares of stock, judicially determined, in cash, together with a fair rate of interest, if any, provided that the stockholder fully complies with the provisions of Section 262 of the General Corporation Law of the State of Delaware.

     Ensuring the perfection of your appraisal rights can be complicated. The procedural rules are specific and must be followed precisely. Failure to comply with the procedure may cause a termination or waiver of your appraisal rights. The following information is intended as a brief summary of the material provisions of the statutory procedures you must follow in order to perfect your appraisal rights. Please review Section 262 for the complete procedure. Telica will not give you any notice other than as described in this prospectus and as required by the General Corporation Law of the State of Delaware. A copy of
Section 262 is attached as Annex A to this prospectus.

     Lucent will not be required to complete the merger if appraisal rights have been exercised with respect to more than 10% of the outstanding Telica common stock, 10% of the outstanding Telica preferred stock (on an as-converted basis) or 5% of the outstanding Telica capital stock (on an as-converted basis), not including any shares beneficially owned by Tekelec.

     The holders of Lucent common stock do not have any appraisal rights in connection with the transactions contemplated by the merger agreement.

  APPRAISAL RIGHTS PROCEDURES

     If you are a Telica stockholder and you wish to exercise your appraisal rights, you must satisfy the provisions of Section 262 of the General Corporation Law of the State of Delaware. Section 262 requires the following:

     You must make a written demand for appraisal.  You must deliver a written
demand for appraisal to Telica within 20 days of       , 2004, the date on which
this prospectus was mailed to you.

     If you voted for approval of the merger, your appraisal rights have terminated. If you voted to approve or provided a written consent in favor of the merger agreement, your right to appraisal with respect to Telica shares owned by you has terminated.

     You must continuously hold your Telica shares. You must continuously hold your shares of Telica capital stock, from the date you make the demand for appraisal through the closing of the merger. If you are the record holder of Telica capital stock on the date the written demand for appraisal is made but thereafter transfer the shares prior to the merger, you will lose any right to appraisal in respect of those shares. You should read the paragraphs below for more details on making a demand for appraisal.

     A written demand for appraisal of Telica stock is only effective if it is signed by, or for, the stockholder of record who owns such shares at the time the demand is made. The demand must be signed as the stockholder's name appears on the Telica stock certificate(s). If you are the beneficial owner of Telica capital stock, but not the stockholder of record, you must have the stockholder of record sign a demand for appraisal.

     If you own Telica capital stock in a fiduciary capacity, such as a trustee, guardian or custodian, you must disclose the fact that you are signing the demand for appraisal in that capacity.

     If you own Telica capital stock with more than one person, such as in a joint tenancy or tenancy in common, all the owners must sign, or have signed for them, the demand for appraisal. An authorized agent, which could include one or more of the joint owners, may sign the demand for appraisal for a stockholder of record; however, the agent must expressly disclose who the stockholder of record is and that the agent is signing the demand as that stockholder's agent.
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

     If you are a record owner, such as a broker, who holds Telica capital stock as a nominee for others, you may exercise a right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising such right for other beneficial owners. In such a case, you should specify in the written demand the number of shares as to which you wish to demand appraisal. If you do not expressly specify the number of shares, it will be assumed that your written demand covers all the shares of Telica capital stock that are in your name.

     If you are a Telica stockholder who elects to exercise appraisal rights, you should mail or deliver a written demand to:

     Telica, Inc.
     734 Forest Street, Building G
     Marlborough, Massachusetts 01752
     Attention: Treasurer

     As explained above, this written demand should be signed by, or on behalf of, the stockholder of record. The written demand for appraisal should specify the stockholder's name and mailing address, the number of shares of stock owned, and that the stockholder is thereby demanding appraisal of that stockholder's shares.

     If you fail to comply with any of these conditions and the merger becomes effective, you will only be entitled to receive the merger consideration provided in the merger agreement.

     Written notice. Within ten days after the closing of the merger, the surviving corporation must give written notice that the merger has become effective to each stockholder of Telica, except that if such notice is sent more than 20 days following the mailing of this prospectus, such second notice must be sent only to those stockholders of Telica who have fully complied with the conditions of Section 262.

     Petition with the chancery court. Within 120 days after the merger, either the surviving corporation or any stockholder who has complied with the conditions of Section 262, may file a petition in the Delaware Court of Chancery. This petition should request that the chancery court determine the value of the shares of stock held by all the stockholders who are entitled to appraisal rights. A dissenting stockholder must serve a copy of the petition on the surviving corporation. If no petition is filed by either the surviving corporation or any stockholder within the 120-day period, the rights of all dissenting stockholders will cease. Stockholders seeking appraisal rights should not assume that the surviving corporation will file a petition with respect to the fair value of their shares. Because the surviving corporation has no obligation and no present intention to file this petition, if you do not file this petition within 120 days after the closing, you will lose your rights of appraisal.

     Withdrawal of demand. If you change your mind and decide you no longer want appraisal rights, you may withdraw your demand for appraisal rights at any time within 60 days after the closing of the merger. You may also withdraw your demand for appraisal rights after the 60-day period, but only with the written consent of the surviving corporation. If you effectively withdraw your demand for appraisal rights, you will receive only the merger consideration provided in the merger agreement.

     Request for appraisal rights statement. If you comply with the conditions of Section 262, you will be entitled to receive a statement from the surviving corporation. This statement will set forth the number of shares for which appraisal rights have been demanded, and the number of stockholders who own those shares. In order to receive this statement, you must send a written request to the surviving corporation within 120 days after the merger. Telica, as the surviving entity of the merger, must mail you the statement within 10 days after your request has been received by Telica or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later.

     Chancery court procedures. If you properly file a petition for appraisal in the Delaware Court of Chancery and deliver a copy to the surviving corporation, the surviving corporation will then have 20 days to provide the chancery court with a list of the names and addresses of all stockholders who have demanded appraisal rights and have not reached an agreement with the surviving corporation as to the value of their shares. If the chancery court thinks it is appropriate, the chancery court has the power to conduct a hearing to determine the stockholders who have fully complied with Section 262 of the General Corporation Law of the State of Delaware and whether they are entitled to appraisal rights under that section. The chancery court may also require you to submit your stock certificates to the Registry in Chancery so that it can note on the certificates that an appraisal proceeding is pending. If you do not follow the chancery court's directions, you may be dismissed from the proceeding.

     Appraisal of shares. After the chancery court determines which stockholders are entitled to appraisal rights, the chancery court will appraise the shares of stock. To determine the fair value of the shares, the chancery court will consider all relevant factors except for any appreciation or depreciation due to the anticipation or accomplishment of the merger. After the chancery court determines the fair value of the shares, it will direct the surviving corporation to pay that value to the stockholders who are entitled to appraisal rights. The chancery court can also direct the surviving corporation to pay interest, simple or compound, on that value if the chancery court determines that interest is appropriate. In order to receive payment for your shares, you must then surrender your stock certificates to the surviving corporation.

     The chancery court could determine that the fair value of shares of stock is more than, the same as, or less than the merger consideration. In other words, if you demand appraisal rights, you could receive less consideration than you would under the merger agreement.

     Costs and expenses of appraisal proceeding. The costs of the appraisal proceeding may be assessed against the surviving corporation and the stockholders participating in the appraisal proceeding, as the chancery court deems equitable under the circumstances. You may request that the chancery court determine the amount of interest, if any, the surviving corporation should pay on the value of stock owned by stockholders entitled to the payment of interest. You may also request that the chancery court allocate the expenses of the appraisal action incurred by any stockholder pro rata against the value of all the shares entitled to appraisal.

     Loss of stockholder's rights. If you demand appraisal rights, after the closing of the merger you will not be entitled to:

     - vote the shares of stock for which you have demanded appraisal rights for any purpose;

     - receive payment of dividends or any other distribution with respect to the shares of stock for which you have demanded appraisal, except for dividends or distributions, if any, that are payable to holders of record as of a record date prior to the effective time of the merger; or

     - receive the shares of Lucent common stock provided for in the merger agreement (unless you properly withdraw your demand for appraisal).

     If no petition for an appraisal is filed within 120 days after the closing of the merger, your right to an appraisal will cease. You may withdraw your demand for appraisal and accept the merger consideration by delivering to the surviving corporation a written withdrawal of your demand, except that (1) any attempt to withdraw made more than 60 days after the closing of the merger will require the written approval of the surviving corporation, and (2) an appraisal proceeding in the chancery court cannot be dismissed unless the chancery court approves.

     IF YOU FAIL TO COMPLY STRICTLY WITH THE PROCEDURES DESCRIBED ABOVE, YOU WILL LOSE YOUR APPRAISAL RIGHTS. CONSEQUENTLY, IF YOU WISH TO EXERCISE YOUR APPRAISAL RIGHTS, WE STRONGLY URGE YOU TO CONSULT A LEGAL ADVISOR BEFORE ATTEMPTING TO EXERCISE YOUR APPRAISAL RIGHTS.

RESALE OF LUCENT COMMON STOCK ISSUED IN CONNECTION WITH THE MERGER

     The shares of Lucent common stock you receive in connection with the merger will be listed for trading on the New York Stock Exchange under the symbol "LU." Such shares will be freely tradable without restriction by those former Telica stockholders who are not deemed to be "affiliates" of Lucent or Telica, as that term is defined under the Securities Act.

     Shares of Lucent common stock received by those stockholders of Telica who are deemed to be affiliates of Telica may be resold without registration under the Securities Act only as permitted by Rule 145 under the Securities Act or as otherwise permitted under the Securities Act. Each person or entity deemed to be an affiliate of Telica will execute and deliver a representation letter to Lucent in which he, she or it agrees not to sell, transfer or otherwise dispose of any shares of Lucent common stock distributed to them pursuant to the merger, except in compliance with Rule 145 under the Securities Act, or in a transaction that is otherwise exempt from the registration requirements of the Securities Act and provided an opinion of counsel, satisfactory to Lucent, has been provided to Lucent to the effect that no such registration is required in connection with the proposed transaction, or in an offering that is registered under the Securities Act.

     This prospectus does not cover any resales of Lucent common stock received by persons or entities who are deemed to be affiliates of Telica.

INDEMNIFICATION AND ESCROW

     The merger agreement provides that 10% of the shares of Lucent common stock to be issued to each of the Telica stockholders pursuant to the merger will be placed in escrow with an escrow agent as soon as practicable after the merger is completed. The number of shares of Lucent common stock to be received by each of the Telica stockholders will be reduced by approximately 10% of the shares of Lucent common stock the stockholder would otherwise be entitled to receive. The escrow account will be the sole and exclusive source available to compensate Lucent for the indemnification obligations of each Telica stockholder under the merger agreement, other than for any claim of fraud if Lucent so elects.

     Pursuant to the merger agreement, each Telica stockholder will jointly and severally indemnify Lucent, its affiliates and their respective officers, directors, employees, agents and advisors, from and against any and all damages (including reasonable legal fees) arising out of:

     - any inaccuracy in any representation or warranty made by Telica in the merger agreement;

     - any breach or default by Telica, a Telica stockholder or the representative of the Telica stockholders of any covenant or agreement contained in the merger agreement, a copy of which is included as Annex B to this prospectus, or the escrow agreement, the form of which is included as Annex D to this prospectus;

     - specified expenses incurred by Telica in excess of $2,000,000;

     - pending legal proceedings to which Telica is a party, as described in the merger agreement; and

     - certain taxes imposed on Telica prior to completion of the merger.

Lucent may not seek indemnification for any inaccuracy in any representation or warranty made by Telica in the merger agreement until the aggregate amount of all damages for which Lucent is seeking indemnification equals or exceeds $1,500,000, in which case Lucent may seek indemnification for the aggregate amount of all damages, including the initial $1,500,000 of damages. Claims made by Lucent under the merger agreement relating to the tax indemnity provided by Telica stockholders or for any inaccuracy in any representation or warranty by Telica relating to capitalization, corporate authority, stockholder approval or intellectual property are not subject to this limitation on indemnification.

     The escrow fund will expire on the date that is 18 months after the closing date of the merger. At that time, the Lucent common stock remaining in the escrow fund will be distributed by the escrow agent to the former Telica stockholders in accordance with each stockholder's percentage of the escrow fund, except that escrowed shares as to which Lucent has made a claim before the escrow termination date will not be released until the claim is resolved. No shares may be released from the escrow fund to any stockholder until that stockholder has delivered his certificates formerly representing Telica stock to the exchange agent in accordance with the merger agreement.

     The escrow agreement provides that the stockholders' representative, as described below, may instruct the escrow agent to sell all, but not less than all, of the Lucent common stock remaining in escrow. The proceeds of such a sale would become part of the escrow fund and subject to the terms of the escrow agreement.

     The merger agreement provides that Sean Dalton will be the initial representative for and on behalf of the Telica stockholders to take all actions necessary or appropriate in his judgment for the accomplishment of the terms of the merger agreement. Mr. Dalton is a director of Telica and a general partner of Highland Capital Partners, which beneficially owns 55.2% of Telica common stock, on an as-converted basis, and 29.8% of Telica preferred stock, on an as-converted basis. See "Information Concerning Telica -- Principal Stockholders Prior to the Merger." The holders of a majority in interest of the assets held in the escrow fund may replace the stockholders' representative upon not less than 10 days' prior written notice to Lucent. The stockholders' representative will not be required to provide a bond and will not receive any compensation for his services. Notices of communications to or from the stockholders' representative will constitute notice to or from each of the Telica stockholders who have stock deposited in the escrow fund. If Mr. Dalton is no longer able or willing to serve as the stockholders' representative, a new stockholders' representative will be chosen by stockholders holding a majority of the assets held in the escrow fund.

     The stockholders' representative will not be liable for any act done or omitted in that capacity while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel will be conclusive evidence of such good faith. Telica stockholders will severally indemnify the stockholders' representative and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on his part and arising out of or in connection with the acceptance or administration of his duties as stockholders' representative.

     Any decision, act, consent or instruction of the stockholders' representative will constitute a decision of all Telica stockholders and will be final, binding and conclusive upon each of these stockholders, and the escrow agent and Lucent may rely upon any decision, act, consent or instruction of the stockholders' representative. The escrow agent and Lucent are relieved from any liability to any person for acts done by them in accordance with such decision, act, consent or instruction of the stockholders' representative.

EXCHANGE OF STOCK CERTIFICATES

     Surrender of shares of Telica common stock and Telica preferred stock. From and after the effective time of the merger, each holder of a certificate that represented, prior to the effective time, shares of Telica capital stock will have the right to surrender each certificate to Lucent and receive certificates representing the number of shares of Lucent common stock, other than the shares placed in the escrow fund, cash in lieu of any fractional shares of Lucent common stock and any dividends or distributions to which they are entitled. The surrendered certificates will be cancelled.

  EXCHANGE PROCEDURES

     As soon as practicable after the consummation of the merger, our exchange agent will mail to each holder of record of a Telica stock certificate a letter of transmittal and instructions for exchanging the holder's Telica stock certificates for the merger consideration. After receipt of the transmittal forms, each holder of a Telica stock certificate will be able to surrender his, her or its Telica stock certificate to the exchange agent, and the holder of a Telica stock certificate will receive in exchange a certificate representing the number of whole shares of Lucent common stock to which the holder of the Telica stock certificate is entitled, excluding shares to be deposited in escrow, together with any cash which is payable instead of fractional shares of Lucent common stock. The consideration to be issued in the merger will be delivered by the exchange agent as promptly as practicable following surrender of a Telica stock certificate and any other required documents. No interest will be payable on the merger consideration, regardless of any delay in making payments.

     Fractional shares. Lucent will not issue any fractional shares of Lucent common stock pursuant to the merger. Instead, each holder of shares of Telica common stock or Telica preferred stock exchanged pursuant to the merger who would otherwise have been entitled to receive a fraction of a share of Lucent common stock will be entitled to receive cash (without interest) in an amount rounded to the nearest whole cent equal to the product of such fractional part of Lucent common stock multiplied by the closing price for a share of Lucent common stock on the New York Stock Exchange Composite Transactions Tape on the last trading date prior to the effective date of the merger.

     No further registration or transfer of Telica common stock and Telica preferred stock. At the effective time of the merger, the stock transfer books of Telica will be closed and there will be no further transfers of shares of Telica common stock or Telica preferred stock on the records of Telica. After the effective time of the merger, the holders of Telica stock certificates will cease to have any rights with respect to such shares of Telica common stock and Telica preferred stock except as otherwise provided for in the merger agreement or by applicable law.

     Dissenting shares. Dissenting Telica shares will not be converted into or represent the right to receive Lucent common stock. If the holder of the dissenting shares forfeits his, her or its right to appraisal under the General Corporation Law of the State of Delaware or has properly withdrawn his, her or its right to appraisal:

     - these shares will no longer be dissenting shares and will be converted into and represent the right to receive shares of Lucent common stock in connection with the merger; and

     - Lucent will deliver to the holder of these shares a certificate representing 90% of the shares issued to the stockholder in connection with the merger, and will deliver to the escrow agent a certificate representing the remaining 10% of the shares of Lucent common stock issued to the stockholder in connection with the merger.

     Lost certificates. If any Telica certificates are lost, stolen or destroyed, a Telica stockholder must provide an appropriate affidavit of that fact. Lucent may require the owner of such lost, stolen or destroyed Telica certificates to deliver a bond as indemnity against any claim that may be made against Lucent with respect to the Telica certificates alleged to have been lost, stolen or destroyed.

                         INFORMATION CONCERNING TELICA

BUSINESS

  OVERVIEW

     Telica provides voice over Internet Protocol, or VoIP, communications switching equipment that enables service providers to deliver enhanced and traditional voice services over Internet Protocol, or IP, and legacy networks. Telica's product portfolio includes elements of a VoIP switching solution, including media gateway, media gateway controller and signaling gateway, in an integrated and standards-based platform. Its products, which are marketed under the PLUS brand name, enable service providers to introduce revenue-generating enhanced services and reduce capital expenditures and operating costs, while maintaining the level of service reliability associated with the traditional public switched telephone network. Telica sells its products to incumbent and emerging communications service providers including local, long distance, international and wireless telephone companies, wholesale network operators, cable operators and enhanced voice services providers. Telica's products have been installed in service provider networks in a range of applications, including circuit and packet switching at both the core and edge of wireline and wireless networks.

  CUSTOMERS

     Telica sells its products to local, long distance, international and wireless telephone companies, cable and wholesale network operators, and enhanced voice service providers. As of December 31, 2003, Telica had recognized revenue from sales of one or more of its products to more than 50 customers. To date, Telica has derived substantially all of its revenues from sales to customers located in North America. In 2001 and 2002, Telica derived a substantial portion of its total revenues from a limited number of customers, as a result of the nature of its target market and the early stage of its development. In 2003, Telica nearly doubled the number of customers from which it derived revenues. Verizon Communications accounted for 45% and Alcatel for 40% of Telica's total revenues in 2001. KMC Telecom accounted for 44% and Alcatel for 17% of Telica's total revenues in 2002. Telica provided consulting services to Alcatel during 2001 and 2002, but did not continue to provide such services after 2002. Rogers Wireless accounted for 31% of Telica's total revenues in 2003. No other customer accounted for more than 10% of Telica's total revenues in 2001, 2002 or 2003.

  SALES AND MARKETING

     Telica sells its products using a direct sales force to customers in North America, the Asia Pacific region, and Central and Latin America. Telica has sales representatives located in Australia, Canada and throughout the United States. Telica's sales force is supported by a group of sales engineers who provide technical sales support to one or more salespeople. As of March 31, 2004, Telica employed 17 salespeople, 11 sales engineers and two marketing personnel.

     Telica's domestic sales effort is divided into two components. Telica maintains a group of regional vice presidents dedicated exclusively to major North American service providers. Telica also has several account directors located in different areas of the United States who are responsible for sales to smaller and emerging service providers. As a stand-alone company, Telica intended to increase the size of its direct sales force in order to address international market opportunities.

     Telica's marketing personnel are located at its corporate headquarters in Marlborough, Massachusetts. Telica's marketing department is responsible for product literature, presentations, applications and other support materials. The marketing department also coordinates its participation in domestic and international trade shows and technical panels, public and media relations, and industry analyst contacts.

  RESEARCH AND DEVELOPMENT

     Telica's team of engineers has experience in wireline, wireless, and cable network switching and routing technologies, including IP, asynchronous transfer mode, or ATM, and time division multiplexing, or TDM. As of March 31, 2004, Telica employed 148 engineers, of whom 134 were software and quality assurance engineers and 14 were hardware engineers. Telica's research and development expense totaled $23.0 million in 2001, $23.3 million in 2002 and $22.7 million in 2003. As a stand-alone company, Telica expected to continue to make substantial investments in research and development in order to enhance its existing products, maintain its technological competitiveness and develop new products that would meet its customers' evolving needs.

  CUSTOMER SUPPORT AND PROFESSIONAL SERVICES

     As of March 31, 2004, Telica had 18 employees providing customer support and 10 employees providing professional services to its customers. Telica operates a technical assistance center that is open 24 hours a day, 365 days a year, capable of supporting its customers in aspects of their use of its products, including configuration and provisioning assistance, assistance with network design, deployment, implementation and trouble shooting.

     Telica's professional services department offers customer assistance through a variety of activities ranging from initial planning to final commissioning and service cut-over. Telica's professional services offering includes the following key areas:

     - Engineering, furnishing and installation. Telica provides a range of services to help customers design and install their networks, including facility preparation, installation, provisioning, turn-up, engineering drawings, as-built records, and turn-key applications. Telica installs its own equipment as well as auxiliary equipment from other vendors, and provide complete integration of both.

     - Training. Telica provides customers with various training services, including training of additional staff not covered by the services included with the initial order, additional focused training in a particular area, or on-site training.

     - On-going support. Telica's professional services team is also available to provide on-going operational support involving areas such as provisioning numbering and routing plans, billing record customization and on-going traffic load and performance evaluation.

  COMPETITION

     The market for voice infrastructure products is intensely competitive and characterized by rapid technological change and frequent new product introductions. Telica expects competition to continue to increase in the future. Telica believes that its PLUS line of products competes favorably with competing products and technologies on the basis of product quality and reliability, product functionality and application support, customer service, and price.

     Telica's primary sources of competition to date have included vendors of traditional service provider circuit switches, such as Alcatel, Ericsson, Nortel Networks and Siemens, and other vendors of service provider switching equipment that focus primarily on the service provider VoIP switch market, such as Sonus Networks and Tekelec. Cisco Systems also provides service provider VoIP switching equipment. Telica also competes with numerous private companies that provide products that compete with an element of its product line.

     It is likely that equipment suppliers without competitive solutions today will introduce solutions in the future, either through internal development or acquisition. These new entrants are likely to devote significant sales and marketing resources to establish their position in the VoIP switching market and may be willing to price their products at a discount or bundle their products with other equipment or services in an attempt to rapidly gain market share. New product introductions or new market entrants could cause service providers to delay purchase decisions or reopen bidding processes.

  INTELLECTUAL PROPERTY

     Telica relies on a combination of patents, trademarks, copyrights and trade secret laws in the United States and other jurisdictions, as well as contractual provisions and licenses, to protect its proprietary rights and brands. Telica cannot, however, be sure that steps it takes to protect its proprietary rights will prevent misappropriation of its intellectual property.

     As of March 31, 2004, Telica held three U.S. issued patents, three pending U.S. patent applications and one pending European patent application. These issued patents and pending patent applications relate to various systems and methods, including Switching System and Method, Fault Tolerant Mastership System and Method, Midplane Apparatus, Maintenance Link System and Method, Chassis Support Member, and Cable Guide System. The patents Telica owns will expire in 2021.

     Telica seeks to protect its source code for its software, documentation and other written materials under trade secret and copyright laws. Telica also pursues foreign copyrights, trademarks and service marks where applicable and necessary. As of March 31, 2004, Telica held four registered U.S. trademarks.

     Telica may not receive competitive advantages from the rights granted under its patents and other intellectual property rights. Others may develop technologies that are similar or superior to its proprietary technologies, duplicate its proprietary technologies or design around the patents owned or licensed by Telica. Telica's existing and future patents may be circumvented, blocked, licensed to others or challenged as to inventorship, ownership, scope, validity or enforceability. It is possible that literature Telica may be advised of by third parties in the future could negatively affect the scope or enforceability of either its present or future patents. Furthermore, its pending and future patent applications may not issue with the scope of claims sought by us, if at all, or the scope of claims Telica is seeking may not be sufficiently broad to protect its proprietary technologies. Moreover, Telica has adopted a strategy of seeking limited patent protection both in the United States and in foreign countries with respect to the technologies used in or relating to its products.

     If its products, patents or patent applications are found to conflict with any patents held by third parties, Telica could be prevented from selling its products, its patents may be declared invalid or its patent applications may not result in issued patents. Telica may be required to initiate litigation in order to enforce any patents issued to Telica, or to determine the scope or validity of a third party's patent or other proprietary rights. In addition, Telica may in the future be subject to lawsuits by third parties seeking to enforce their own intellectual property rights.

     Telica licenses its software pursuant to agreements that impose restrictions on customers' ability to use the software, such as prohibiting reverse engineering and limiting the use of copies. Telica also seeks to avoid disclosure of its intellectual property by requiring employees and consultants with access to its proprietary information to execute nondisclosure and assignment of intellectual property agreements. Other parties may not comply with the terms of their agreements with Telica, and Telica may not be able to enforce its rights adequately against these parties.

     Telica has incorporated third-party licensed technology into its current product offerings. Some of this licensed technology is integral to its products and is critical to enabling its products to operate and interoperate with selected protocols and standards associated with its customers' existing networks and equipment. If these technology providers were to decline to continue to allow Telica to use these technologies for any reason, Telica would be required to (a) identify, license and integrate equivalent technology from another source, (b) rewrite the technology ourselves or (c) rewrite portions of its software to accommodate the change or no longer use the technology. Any one of these outcomes could prevent further sales or the implementation of its products, impair the functionality of its products, delay new product introductions, result in its substituting inferior or more costly technologies into its products, and/or injure its reputation.

  MANUFACTURING AND SUPPLY

     Telica outsources most of the manufacturing activities associated with its products to third-party contractors. The manufacturing process for Telica's products encompasses the fabrication and assembly of line cards, the midplane, the fabrication of the steel chassis that houses its products and the integration of the midplane, and the final assembly, system integration and testing of the finished product. Through its arrangement with Sanmina-SCI Corporation, a leading provider of comprehensive manufacturing services, the first stage of the manufacturing process is performed at four different locations in the United States at facilities operated by Sanmina. The second stage of the manufacturing process is performed by a different contract manufacturer located in Massachusetts, and Telica is currently seeking to develop a second source for these activities. The third stage of the manufacturing process, final testing and assembly of its products, is performed by Telica at its corporate headquarters. As of March 31, 2004, Telica had 12 employees in manufacturing and operations.

     Telica obtains products from both of its contract manufacturers on a purchase order basis. Telica has not entered into, and, were Telica to remain a stand-alone entity, does not currently intend to enter into, long-term contracts with its outside manufacturers.

     Telica purchases many of its standard components from a number of different suppliers. Telica purchases various key components from sole and limited source suppliers.

     Telica obtains some components directly from suppliers and others through Sanmina. Telica believes that its arrangement with Sanmina provides Telica with a number of benefits, including reduced cost for some components and the ability to increase the volume of its orders on short notice. Telica does not maintain long-term agreements with any of its suppliers of components, including Sanmina, and conducts its business with such suppliers on a purchase order basis.

  EMPLOYEES

     As of April 20, 2004, Telica had a total of 250 employees, consisting of 148 engaged in research and development, 49 in sales, marketing and customer support, 14 in general and administrative activities, 12 in manufacturing and operations, 10 in professional services, seven in product line management, six in documentation and four in strategy and business development. None of Telica's employees are subject to collective bargaining agreements. Telica believes that its relations with its employees are good.

  PROPERTIES

     Telica leases its corporate headquarters of approximately 41,000 square feet in Marlborough, Massachusetts pursuant to a lease agreement that expires in 2007.

  LEGAL PROCEEDINGS

     On August 14, 2003, Tekelec, which owns 7,407,407 shares of Telica Series C Preferred Convertible Stock, filed an action in United States District Court for the Central District of California against Telica alleging that Telica breached its stockholder's agreement among Telica and certain of its stockholders. Tekelec subsequently amended its complaint to add claims for fraud and negligent misrepresentation against Telica, and breach of fiduciary duties against five members of Telica's board of directors. Tekelec is seeking specific performance of the stockholder's agreement and monetary damages in excess of $5 million. Telica and the director defendants filed answers denying the allegations. Telica also filed a counterclaim against Tekelec asserting claims for fraud, breach of contract, breach of the implied covenant of good faith and fair dealing, and intentional interference with prospective economic advantage. On June 16, 2004, the Court vacated all trial and pre-trial dates.

     The parties recently agreed mutually to dismiss their claims without prejudice, and to enter into a tolling agreement for all claims. The parties are in the process of negotiating and drafting a tolling and contingent mutual release agreement, in which (i) the statute of limitations and other defenses relating to the passage of time will be tolled until October 15, 2004 unless extended by the parties, (ii) neither party will re-file any lawsuits based on the same claims and allegations until October 15, 2004 unless extended by the parties, and (iii) upon the closing of the merger, all parties shall release the other parties from any and all claims based on or relating to any allegations asserted in the current lawsuit. This agreement, however, will not be binding until finalized and executed by all parties. In addition, this agreement is contingent upon the Court's approval of the dismissals without prejudice.

     If the action is not dismissed pursuant to the agreement described above, then this action will proceed to the discovery stage and Telica cannot predict when the action will be finally resolved. Telica disagrees with the allegations in the complaint and intends to continue to defend this action vigorously. Telica cannot predict the outcome of this action. An unfavorable outcome could have a material adverse effect on Telica's consolidated operating results and cash flows in the period in which this action is resolved. In addition, defending this action may be costly and may divert Telica's management's attention.

     Telica is not a party to any other material litigation and Telica is not aware of any other pending or threatened litigation against it that could have a material adverse effect on its business, operating results or financial condition.

MANAGEMENT PRIOR TO THE MERGER

     The following is a list of Telica's executive officers and directors as of May 21, 2004:

NAME                             AGE                         POSITION
----                             ---                         --------
John C. St. Amand..............  34    President and Chief Executive Officer
Charles A. Bates...............  47    Vice President of Operations
Paul I. Bowen..................  35    Vice President of Corporate Development
Joseph P. Quinlivan............  39    Vice President of Engineering
Gregory W. Stott...............  39    Vice President of Finance and Administration and
                                       Treasurer
Lawrence H. Corbett............  68    Director
Nathaniel A. Davis.............  50    Director
Sean M. Dalton.................  34    Director
Edward F. Glassmeyer...........  62    Director
William M. Seifert.............  54    Director

PRINCIPAL STOCKHOLDERS PRIOR TO THE MERGER

     The following table sets forth information with respect to the beneficial ownership of Telica common stock and preferred stock as of May 21, 2004 for:

     - each person or entity known by Telica to own beneficially more than 5% of Telica's outstanding common stock or preferred stock;

     - each of Telica's executive officers and directors; and

     - all of Telica's executive officers and directors as a group.

     Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include shares of common stock issuable upon the exercise of stock options that are immediately exercisable or exercisable within 60 days. The beneficial ownership information in the table does not give effect to the acceleration of vesting of certain options that would occur upon consummation of the merger. The number of shares of preferred stock included in the table below and the related footnotes are presented as if converted into common stock, in order to give effect to the different conversion ratios applicable to Telica's separate series of preferred stock outstanding as of May 21, 2004. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. The information is not necessarily indicative of beneficial ownership for any other purpose.

                                                           RIGHT TO ACQUIRE
                                                              SHARES OF
                                            NUMBER OF        COMMON STOCK      PERCENTAGE       NUMBER OF        PERCENTAGE
                                            SHARES OF       WITHIN 60 DAYS    OWNERSHIP OF      SHARES OF       OWNERSHIP OF
NAME AND ADDRESS OF BENEFICIAL OWNER(1)  COMMON STOCK(2)   OF MAY 21, 2004    COMMON STOCK   PREFERRED STOCK   PREFERRED STOCK
---------------------------------------  ---------------   ----------------   ------------   ---------------   ---------------
5% STOCKHOLDERS:
Highland Capital Partners...........               --         29,527,448          55.2%        29,527,448           29.8%
  92 Hayden Avenue
  Lexington, MA 02421(3)
Prism Venture Partners..............               --         23,601,522          49.6         23,601,522           23.8
  100 Lowder Brook Road
  Westwood, MA 02090(4)
Oak Investment Partners.............               --         20,667,329          46.3         20,667,329           20.9
  One Gorham Island
  Westport, CT 06880(5)
Nassau Capital Partners.............               --          9,792,322          29.0          9,792,322            9.9
  22 Chambers Street
  Princeton, NJ 08542(6)
Tekelec.............................               --          7,407,407          23.6          7,407,407            7.5
  26580 Agoura Road
  Calabas, CA 91302
DIRECTORS AND EXECUTIVE OFFICERS:
John C. St. Amand...................        6,250,025                 --          26.0                 --             --
Charles A. Bates....................        2,000,000                 --           8.3                 --             --
Paul I. Bowen(7)....................               --                 --            --                 --             --
Joseph P. Quinlivan.................          969,375            140,000           4.6                 --             --
Gregory W. Stott(8).................          416,666             20,834           1.8                 --             --
Lawrence H. Corbett(9)..............          300,000                 --           1.3                 --             --
Nathaniel A. Davis(10)..............               --             37,500             *                 --             --
Sean M. Dalton(3)...................               --         29,527,448          55.2         29,527,448           29.8
Edward F. Glassmeyer(5).............               --         20,667,329          46.3         20,667,329           20.9
William M. Seifert(4)...............               --         23,601,522          49.6         23,601,522           23.8
All executive officers and directors as
  a group (10 persons)..............        9,936,066         73,994,633          85.6         73,796,299           74.5

---------------

  * Represents less than 1% of the outstanding shares of common stock or preferred stock, as applicable.

 (1) Except as otherwise indicated, addresses are c/o Telica, Inc., 734 Forest Street, Building G, Marlborough, MA 01752.

 (2) Includes shares issuable pursuant to options exercisable within 60 days of May 21, 2004.

 (3) Consists of 21,235,240 shares held by Highland Capital Partners IV, Limited Partnership, 5,229,630 shares held by Highland Capital Partners V, Limited Partnership, 1,348,148 shares held by Highland Capital Partners V-B, Limited Partnership, 884,800 shares held by Highland Entrepreneurs Fund IV, Limited Partnership and 829,630 shares held by Highland Entrepreneurs Fund V, Limited Partnership. Sean M. Dalton, a director of Telica, is a general partner of Highland Capital Partners and disclaims beneficial ownership of the shares held by Highland Capital Partners, except to the extent of his pecuniary interest therein.

 (4) Consists of 16,964,485 shares held by Prism Venture Partners, II L.P., 5,387,778 shares held by Prism Venture Partners, III L.P., 1,081,481 shares held by Prism Venture Partners II-A, L.L.C. and 167,778 shares held by Prism Venture Partners, III-A L.P. William M. Seifert, a director of Telica, is a general partner of Prism Venture Partners and disclaims beneficial ownership of the shares held by Prism Venture Partners, except to the extent of his pecuniary interest therein.

 (5) Consists of 19,974,972 shares held by Oak Investment Partners IX, Limited Partnership, 479,457 shares held by Oak IX Affiliates Fund-A, Limited Partnership and 212,900 shares held by Oak IX Affiliates Fund, Limited Partnership. Edward F. Glassmeyer, a director of Telica, is a general partner of Oak Investment Partners and disclaims beneficial ownership of the shares held by Oak Investment Partners, except to the extent of his pecuniary interest therein.

 (6) Consists of 4,544,310 shares held by KMC Investment Partners, L.P., 3,002,596 shares held by Nassau Capital Partners III, L.P., 2,205,186 shares held by Nassau Capital Partners IV, L.P., and 40,230 shares held by NAS Partners I, L.P.

 (7) Mr. Bowen holds options to acquire 420,000 shares of Telica common stock. These options will become exercisable in full for a period of 30 days following the termination of Mr. Bowen's employment without cause or for good reason (each as defined) at any time after the merger, but otherwise will not vest within 60 days after May 21, 2004.

 (8) Mr. Stott holds options to acquire 100,000 shares of Telica common stock. These options will become exercisable in full for a period of 30 days following the termination of Mr. Stott's employment without cause or for good reason (each as defined) at any time after the merger, but otherwise will not vest within 60 days after May 21, 2004.

 (9) Consists of 150,000 shares held by Corbett, Judith H. as Trustee of the Judith H. Corbett Revocable Trust dated June 30, 2003 and 150,000 shares held by Corbett, Lawrence H. as Trustee of the Lawrence H. Corbett Revocable Trust dated June 30, 2003.

(10) Mr. Davis holds options to acquire 300,000 shares of Telica common stock. These options will become exercisable in full for a period of 30 days following the termination of Mr. Davis' services as a director without cause (as defined) at any time after the merger, but otherwise will not vest within 60 days after May 21, 2004. Under the terms of the merger agreement, the services of Mr. Davis as a director of Telica will cease immediately following the merger.

                      DESCRIPTION OF LUCENT CAPITAL STOCK

     The following summary of the capital stock of Lucent is subject in all respects to applicable Delaware corporate law and Lucent's charter, by-laws and rights agreement. See "Comparison of Rights of Common Stockholders of Lucent and Stockholders of Telica" below.

     The total authorized shares of capital stock of Lucent consist of (1) 10 billion shares of common stock, $.01 par value per share, and (2) 250 million shares of preferred stock, $1.00 par value per share. At the close of business on May 21, 2004, approximately 4.3 billion shares of Lucent common stock were issued and outstanding and no shares of Lucent preferred stock were issued and outstanding.

     The Lucent board of directors is authorized to provide for the issuance from time to time of Lucent preferred stock in series and, as to each series, to fix the designation, the dividend rate and the preferences, if any, which dividends on each series will have compared to any other class or series of capital stock of Lucent, the voting rights, if any, the voluntary and involuntary liquidation prices, the conversion or exchange privileges, if any, and the terms of redemption, if any, including the redemption price. Cumulative dividends, dividend preferences and conversion, exchange and redemption provisions, to the extent that some or all of these features may be present when shares of Lucent preferred stock are issued, could have an adverse effect on the availability of earnings for distribution to the holders of Lucent common stock or for other corporate purposes.

     For a description of the rights to acquire Lucent junior preferred stock that are attached to shares of Lucent common stock, see "Comparison of Rights of Common Stockholders of Lucent and Stockholders of Telica -- Rights Plan" below.

                  COMPARISON OF RIGHTS OF COMMON STOCKHOLDERS
                      OF LUCENT AND STOCKHOLDERS OF TELICA

     The rights of Lucent and Telica stockholders are currently governed by Delaware corporate law and the respective charters and by-laws of Lucent and Telica. As a result of the merger, Telica stockholders will be entitled to become holders of Lucent common stock and the rights of the former Telica stockholders will thereafter be governed by Lucent's charter and by-laws, and Delaware corporate law.

     The following summary sets forth certain differences that may affect the rights of stockholders of Lucent and stockholders of Telica but does not purport to be a complete statement of all those differences, or a complete description of the specific provisions referred to in this summary. The identification of specific differences is not intended to indicate that other equally or more significant differences do not exist. Stockholders should read carefully the relevant provisions of Delaware corporate law, Lucent's charter and by-laws, and Telica's charter and by-laws.

CAPITALIZATION

     Lucent. Lucent's authorized capital stock is described above under "Description of Lucent Capital Stock."

     Telica. The total authorized shares of capital stock of Telica consist of 140,000,000 shares of common stock, $.01 par value per share, and 128,937,999 shares of preferred stock, $.01 par value per share. At the close of business on May 21, 2004, Telica had issued and outstanding:

     - 23,998,020 shares of common stock;

     - 6,500,000 shares of Series A convertible preferred stock;

     - 12,723,216 shares of Series B convertible preferred stock;

     - 8,102,679 shares of Series B-1 convertible preferred stock; and

     - 44,444,444 shares of Series C convertible preferred stock.

     Telica's charter provides that the number of authorized shares of common stock may be increased or decreased, but not below the numbers then outstanding, by the affirmative vote of the holders of a majority of the stock entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

VOTING RIGHTS

     Lucent. Each holder of Lucent common stock is entitled to one vote for each share held of record and may not cumulate votes for the election of directors.

     Telica. Each holder of Telica common stock is entitled to vote on all matters and is entitled to one vote for each share. Each holder of Telica preferred stock is entitled to vote on all matters and is entitled to the number of votes equal to the whole number of shares of common stock into which the shares of preferred stock are convertible. Except as provided by law or in Telica's charter, holders of Telica preferred stock vote together with the holders of common stock as a single class on all matters.

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NUMBER, ELECTION, VACANCY AND REMOVAL OF DIRECTORS

     Lucent. Lucent's board of directors has 11 members. Lucent's charter provides that the Lucent board of directors will consist of at least three directors and that the number of directors may be changed from time to time by a resolution adopted by a majority of the total number of directors that Lucent would have if there were no vacancies. All directors are elected for one-year terms at each annual meeting and, from and after the election of directors at the 2005 annual meeting of Lucent stockholders, holders of a majority of the outstanding shares of Lucent common stock will be entitled to remove directors with or without cause.

     Lucent's charter and by-laws provide that if there is a vacancy on the Lucent board of directors or if the number of directors is increased, those vacancies will be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, and not by the stockholders. A director elected to fill a vacancy or newly created directorship will serve until the next succeeding annual meeting of stockholders following his election by the directors. No decrease in the number of directors will shorten the term of any incumbent director.

     Telica. Telica's board of directors has six members, and Telica's by-laws provide that the total number of directors on the board must not be less than three or more than seven. Telica's by-laws provide that the number of directors may be decreased at any time either by the stockholders or by a majority of the directors then in office, except that any decrease by a vote of directors may only be made to eliminate vacancies existing by reason of death, resignation or removal of one or more directors. The number of directors may be increased at any time by the stockholders or by a majority of the directors then in office. Directors are elected at the annual meeting of the stockholders and need not be stockholders of Telica. Each director holds office until the next annual meeting and until a successor is elected and qualified, or until his earlier death, resignation, removal or disqualification.

     Telica's by-laws provide that vacancies and any newly created directorships resulting from any increase in the number of directors may be filled by vote of the stockholders at a meeting called for that purpose, or by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. When one or more directors resigns from the board, effective at a future date, a majority of the directors then in office, including those who have resigned, will have power to fill such vacancy or vacancies by vote or written action. The vote or written action will take effect when the resignation or resignations become effective. Directors may resign by delivering a written resignation to Telica's president or secretary or to a meeting of the board of directors.

     Telica's by-laws also provide that, except as otherwise provided by law or by Telica's charter, any number or all of the directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

AMENDMENTS TO CHARTER

     Lucent. Lucent's charter provides that the affirmative vote of the holders of at least 80% of the voting stock then outstanding, voting together as a single class, will be required to alter, amend, adopt any provision inconsistent with or repeal Articles V, VII and VIII of Lucent's charter, which relate to stockholder action, the Lucent board of directors and Lucent's by-laws, respectively. All other charter amendments require the affirmative vote of the holders of at least a majority of the voting stock then outstanding.

     Telica. Telica's charter provides that Telica may not amend its charter without the approval, by vote or written consent, of the holders of shares of preferred stock constituting at least two-thirds of the voting power of the shares of preferred stock then outstanding, so long as at least 4,000,000 shares of preferred stock (subject to appropriate adjustment in the event of any dividend, stock split, combination or other similar recapitalization affecting such shares) are outstanding.

AMENDMENTS TO BY-LAWS

     Lucent. Lucent's charter and by-laws provide that Lucent's by-laws may be altered or repealed and new by-laws may be adopted:

     - at any annual or special meeting of stockholders, by the affirmative vote of the holders of a majority of the voting power of the stock issued and outstanding and entitled to vote at that meeting, provided that, any proposed alteration or repeal of, or the adoption of, any by-law inconsistent with Section 2.2, 2.7 or 2.10 of Article II of Lucent's by-laws, which relate to special meetings of stockholders, notice of stockholder business and nominations and actions by written consent of stockholders, respectively, or with Section 3.2, 3.9 or 3.11 of Article III of Lucent's by-laws, which relate to the number and tenure of the directors, vacancies on the Lucent board of directors and removal of directors, respectively, by the stockholders requires the affirmative vote of the holders of at least 80% of the voting stock then outstanding, voting together as a single class; or

     - by a majority of the total number of directors Lucent would have if there were no vacancies.

     Telica. Telica's charter provides that Telica may not amend its by-laws without the approval, by vote or written consent, of the holders of shares of preferred stock constituting at least two-thirds of the voting power of the shares of preferred stock then outstanding, so long as at least 4,000,000 shares of preferred stock (subject to appropriate adjustment in the event of any dividend, stock split, combination or other similar recapitalization affecting such shares) are outstanding.

     Telica's by-laws provide that its stockholders or its board of directors, when such power is conferred upon the board of directors by the charter, may alter, amend, repeal or adopt new by-laws at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors.

STOCKHOLDER ACTION

     Lucent. Lucent's charter provides that any action required or permitted to be taken by the Lucent stockholders must be effected at a duly called annual or special meeting and may not be effected by written consent.

     Telica. Telica's by-laws provide that unless otherwise provided in the charter, any action that may be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

NOTICE OF CERTAIN STOCKHOLDER ACTIONS

     Lucent. Lucent's charter provides that a stockholder must give advance written notice of nominations for election of directors and to properly bring business before an annual meeting of stockholders. Under Lucent's by-laws, a stockholder's written notice must generally be delivered to the Secretary of Lucent not later than 45 days nor earlier than the 75 days prior to the first anniversary of the record date for determining stockholders entitled to vote at the preceding year's annual meeting.

     If Lucent calls a special meeting of stockholders for the purpose of electing one or more directors to the Lucent board of directors, any stockholder may nominate a director or directors, provided that written notice must be delivered not earlier than 120 days prior to the special meeting and not later than (1) 90 days prior to that special meeting or (2) 10 days following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Lucent board of directors to be elected at that meeting.

     Telica.  Telica does not have any comparable notice requirement.

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

SPECIAL STOCKHOLDER MEETINGS

     Lucent. Lucent's charter and by-laws provide that a special meeting of Lucent's stockholders may be called only by the Lucent board of directors by a resolution stating the purposes of the special meeting and approved by a majority of the total number of directors Lucent would have if there were no vacancies or by the chairman of the Lucent board of directors. Any power of the stockholders to call a special meeting is specifically denied in Lucent's charter.

     Telica. Telica's by-laws provide that special meetings of the stockholders may be called at any time by the president of Telica and must be called by the president or secretary of Telica at the written request of a majority of the board of directors, or at the written request of the holders of at least ten percent of all capital stock entitled to vote at such meeting.

LIMITATION OF PERSONAL LIABILITY OF DIRECTORS AND OFFICERS AND INDEMNIFICATION

     Lucent. Lucent's charter provides that a director will not be liable to Lucent or to its stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by law, for liability:

     - for any breach of the director's duty of loyalty to Lucent or its stockholders;

     - for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

     - under Section 174 of the General Corporation Law of the State of Delaware regarding unlawful payment of dividends or unlawful stock purchases or redemptions; and

     - for any transaction from which the director derived an improper personal benefit.

     Lucent's charter provides a right to indemnification to directors and officers of Lucent subject to the limitations under Delaware corporate law.

     In addition, Lucent must indemnify any present or former director or officer of a corporation who has been successful on the merits or otherwise in the defense of any claim or proceeding for expenses (including attorneys' fees) actually and reasonably incurred.

     Telica. Telica's charter provides that a director will not be liable to Telica or its stockholders for monetary damages resulting from a breach of his or her fiduciary duty as a director, except to the extent that Delaware corporate law does not permit the elimination or limitation of such liability.

     Telica's charter provides that Telica must indemnify anyone who is or was a Telica officer or director and who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of Telica, or is or was serving at the request of Telica as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any action, suit or proceeding, to the maximum extent permitted by Delaware corporate law.

     The indemnification rights provided in Telica's charter are not exclusive of any other rights of indemnification to which any director or officer may be entitled, under any by-law, agreement, vote of directors or stockholders or otherwise.

     Pursuant to its by-laws, Telica will indemnify its officers and directors to the full extent Telica is permitted or required to do so by Delaware corporate law. Telica will advance expenses, including attorneys' fees, incurred by an officer or director of Telica in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of a director or officer to repay the advances if it is ultimately determined that he is not entitled to be indemnified by Telica. Telica has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation has the power to indemnify such person under Delaware corporate law.

DIVIDENDS

     Lucent. Lucent's by-laws provide that the Lucent board of directors may from time to time declare, and Lucent may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and in Lucent's charter.

     Telica. Telica's by-laws provide that Telica's board of directors may declare, and Telica may pay, dividends on its capital stock, subject to the provisions of Telica's charter.

     Telica's charter provides that Telica may pay dividends or make distributions of common stock only if the holders of the preferred stock then outstanding receive a like distribution on each outstanding share of preferred stock, in an amount equal to the product of the per share amount, if any, of the dividends or distributions to be declared, paid or set aside for the common stock, multiplied by the number of shares of common stock into which the share of preferred stock is convertible as of the record date of the dividend or distribution.

     Telica's charter provides that Telica may not declare or pay any dividends on common stock without the approval, by vote or written consent, of the holders of shares of preferred stock constituting at least two-thirds of the voting power of the shares of preferred stock then outstanding, so long as at least 4,000,000 shares of preferred stock (subject to appropriate adjustment in the event of any dividend, stock split, combination or other similar recapitalization affecting such shares) are outstanding.

LIQUIDATION

     Lucent. Holders of Lucent common stock have no preferential rights with respect to liquidation.

     Telica. Telica's charter provides that in the event of any voluntary or involuntary liquidation, dissolution or winding up of Telica, holders of Telica preferred stock will be entitled to be paid out of Telica's assets legally available for distribution to its stockholders in the following order, subject to the maximum amounts specified below:

     - The holders of shares of series C preferred stock will be entitled to receive an amount payable in cash or securities equal to $1.35 per outstanding share of series C preferred stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other such similar recapitalization of such shares), plus any declared and unpaid dividends. If upon any liquidation, dissolution or winding up of Telica the remaining Telica assets available for distribution to its stockholders are insufficient to pay the holders of shares of series C preferred stock the full amount to which they are entitled, the holders of shares of series C preferred stock will share ratably in any distribution of the remaining assets of Telica in proportion to the respective amounts that would otherwise be payable in respect of the shares held by them upon distribution if all amounts payable with respect to such shares were paid in full.

     - The holders of shares of series A preferred stock and series B preferred stock will be entitled to receive (i) in the case of the series A preferred stock, an amount equal to $1.00 per outstanding share of series A preferred stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other such similar recapitalization of such shares) and (ii) in the case of the series B preferred stock, an amount equal to $3.733333 per outstanding share of series B preferred stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other such similar recapitalization of such shares). If upon any such liquidation, dissolution or winding up of Telica the remaining assets of Telica available for distribution to its stockholders are insufficient to pay the holders of shares of series A preferred stock and series B preferred stock, the full amount to which they are entitled, the holders of shares of series A preferred stock and series B preferred stock and any class or series of stock ranking on liquidation on a parity with the series A preferred stock and
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

       the series B preferred stock will share ratably in any distribution of the remaining Telica assets in proportion to the respective amounts that would otherwise be payable in respect of the shares held by them upon distribution if all amounts payable (prior to any distribution to holders of series B-1 preferred stock and common stock) with respect to such shares were paid in full.

     - The remaining assets available for distribution will be distributed ratably among the holders of the series C preferred stock, series A preferred stock, series B preferred stock, series B-1 preferred stock and common stock on the basis of the holders of record of series C preferred stock, series A preferred stock, series B preferred stock and series B-1 preferred stock being entitled to the amount of distribution per outstanding share of preferred stock as would be payable on the largest number of whole shares of common stock into which each share of preferred stock could be converted.

     - After the payment of all preferential amounts required to be paid to the holders of all series of preferred stock, except series B-1, any remaining assets of Telica available for distribution will be distributed among the holders of series B-1 preferred stock and common stock.

     Under Telica's charter, distributions to the holders of Telica preferred stock upon a liquidation, dissolution or winding up of Telica may not exceed:

     - in the case of series C preferred stock, $4.05 per share;

     - in the case of series A preferred stock, $3.00 per share; and

     - in the case of series B preferred stock, $11.20 per share.

Pursuant to the amendment to Telica's certificate of incorporation, the form of which is included as Annex C to this prospectus, the merger described in this prospectus will not be deemed to be a liquidation, dissolution or winding up of Telica. The proceeds of the merger will be distributed to Telica's stockholders pursuant to the terms of the merger agreement and the amendment to Telica's certificate of incorporation.

CONVERSION

     Lucent. Holders of Lucent common stock have no rights to convert their shares into any other securities.

     Telica. Holders of Telica common stock have no right to convert their shares into any other securities. Holders of each series of Telica preferred stock have the right, at their option, to convert their preferred stock into the number of fully paid and nonassessable shares of Telica common stock as determined by the formula set forth in the charter. Based on the formula, the current rates of conversion are as follows:

     - each share of Telica series A convertible preferred stock is convertible into 3 shares of Telica common stock;

     - each share of Telica series B convertible preferred stock is convertible into 1 share of Telica common stock;

     - each share of Telica series B-1 convertible preferred stock is convertible into 2.765432 shares of Telica common stock; and

     - each share of Telica series C convertible preferred stock is convertible into 1 share of Telica common stock.

     No fractional shares of Telica common stock may be issued upon conversion of Telica preferred stock. In lieu of any fractional shares to which the holder would otherwise be entitled, Telica will pay cash equal to the fraction multiplied by the then effective applicable conversion price.

REDEMPTION RIGHTS

     Lucent.  Holders of Lucent common stock have no redemption rights.

     Telica. Telica's charter provides that upon receipt of a written request for redemption from either (1) the holders of at least two-thirds of the voting power of the shares of series A preferred stock and series B preferred stock then outstanding, voting as a single class, or (2) the holders of at least two-thirds of the voting power of the shares of series C preferred stock then outstanding, voting as a separate class, Telica will redeem from each holder of shares of series A preferred stock, series B preferred stock and series C preferred stock the shares of series A preferred stock, series B preferred stock and series C preferred stock owned by such holder at a price equal to: $1.00 per share (in the case of series A convertible preferred stock), $3.733333 per share (in the case of series B convertible preferred stock) and $1.35 per share (in the case of series C convertible preferred stock) (in each case subject to appropriate adjustment in the event of any dividend, stock split, combination or other similar recapitalization affecting such shares) plus, in each case, any declared but unpaid dividends thereon and a dividend calculated according to a formula provided in Telica's charter.

     The redemptions will be made in three installments beginning on the date set forth in the redemption request (which may not be less than 60 days after the redemption request) and continuing on the first and second anniversaries of this date. On each mandatory redemption date, Telica will redeem from each holder of preferred stock the following respective portions of the number of shares of preferred stock held:

     - 33 1/3% on the first mandatory redemption date, which may not be earlier than May 1, 2005;

     - 50% on the second mandatory redemption date; and

     - 100% on the third mandatory redemption date.

     Telica's charter provides that Telica must provide notice of any redemption request, specifying the time and place of redemption and the redemption price, to each holder of record of the series of preferred stock requesting the redemption, not less than 20 days before the applicable mandatory redemption date.

     If Telica's funds legally available for redemption of any shares of preferred stock on any mandatory redemption date are insufficient to redeem the number of shares of preferred stock required to be redeemed, those funds that are legally available for redemption will be used to redeem the maximum possible number of shares of preferred stock, with the series C preferred stock having priority over the series A preferred stock and the series B preferred stock, and pari passu as among the series A preferred stock and the series B preferred stock based on relative mandatory redemption prices according to the respective amounts that would be payable to them if the full number of shares to be redeemed on such mandatory redemption date were actually redeemed. For so long as any shares of preferred stock that are required to have been redeemed but were not redeemed remain outstanding, the holders of such shares will be entitled to special voting rights. At any time thereafter when additional funds of Telica become legally available for redemption of preferred stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem, to the extent of the available funds, the balance of the shares of which Telica was obligated to redeem.

     Telica's charter further provides that any preferred stock redeemed by Telica will not be reissued, sold or transferred.

APPRAISAL RIGHTS

     Lucent. Lucent is a Delaware corporation. Under Delaware corporate law, appraisal rights are available to a stockholder of a corporation only in connection with certain mergers or consolidations involving that corporation. Appraisal rights are not available under Delaware corporate law if the corporation's stock is either:

     - listed on a national securities exchange, as the Lucent common stock is, or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or

     - held of record by more than 2,000 stockholders;

provided that appraisal rights will be available if the merger or consolidation requires stockholders to exchange their shares of Lucent common stock for anything other than:

     - shares of the surviving corporation;

     - shares of another corporation that will be listed on a national securities exchange, designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 stockholders;

     - a combination of the foregoing; or

     - cash in lieu of fractional shares.

     Additionally, no appraisal rights are available if the corporation is the surviving corporation, and no vote of its stockholders is required for the merger.

     Telica. Telica also is a Delaware corporation, and appraisal rights are available for shares of Telica common stock and preferred stock in connection with certain mergers or consolidations involving Telica.

RIGHTS PLAN

     Lucent. Lucent has a rights agreement with The Bank of New York as rights agent. The following description of the rights agreement is qualified in its entirety by reference to the terms and conditions of the rights agreement. Stockholders should read carefully the rights agreement. See "Where You Can Find More Information" on page 38.

     Under the rights agreement, rights attach to each share of Lucent common stock outstanding and, when exercisable, entitle the registered holder to purchase from Lucent one four-hundredth of a share of junior preferred stock, par value $1.00 per share, at a purchase price of $22.50 per one four-hundredth of a share, subject to customary anti-dilution adjustments.

     The rights will not be exercisable until the earlier of:

     - 10 days following a public announcement that a person or group has acquired beneficial ownership of 10% or more of the outstanding shares of Lucent common stock; or

     - 10 business days, or that later date as may be determined by the Lucent board of directors, following the commencement of, or announcement of an intention to make, a tender offer or exchange offer, the consummation of which would result in a person or group acquiring beneficial ownership of 10% or more of the outstanding shares of Lucent common stock.

     The rights will expire on March 31, 2006, unless that date is extended or unless the rights are earlier redeemed or exchanged by Lucent, in each case as summarized below.

     If a person or group acquires beneficial ownership of 10% or more of the outstanding shares of Lucent common stock, each holder of a right, other than rights beneficially owned by that person or group, which become void, will have the right to receive upon exercise that number of shares of Lucent common stock having a market value of two times the purchase price provided for in the right. If Lucent is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group acquires beneficial ownership of 10% or more of the outstanding shares of Lucent common stock, each holder of a right will have the right to receive upon exercise that number of shares of common stock of the acquiring company that at the time of that transaction will have a market value of two times the purchase price provided for in the right.

     At any time after a person or group acquires beneficial ownership of 10% or more of the outstanding shares of Lucent common stock and prior to the acquisition by that person or group of 50% or more of the then outstanding shares of Lucent common stock, the Lucent board of directors may exchange the rights, other than rights owned by that person or group that have become void, in whole or in part, for Lucent common stock or junior preferred stock.

     At any time prior to a person or group acquiring beneficial ownership of 10% or more of the outstanding shares of Lucent common stock, the Lucent board of directors may redeem the rights in whole, but not in part, at a redemption price of $0.0025 per right, subject to customary anti-dilution provisions, or may amend the terms of the rights, in each case, without the consent of the holders of the rights, at the time, on the basis and upon the conditions that the Lucent board of directors may establish.

     Junior preferred shares purchasable upon exercise of the rights will not be redeemable. The junior preferred shares have dividend, voting and liquidation rights that are intended to result in the value of the one four-hundredth interest in a junior preferred share purchasable upon exercise of each right approximating the value of one share of Lucent common stock.

     The rights may have antitakeover effects. The rights will cause substantial dilution to a person or group of persons that attempts to acquire Lucent on terms not approved by the Lucent board of directors. The rights should not interfere with any merger or other business combination approved by the Lucent board of directors prior to the time that a person or group has acquired such 10% beneficial ownership since the rights may be redeemed or amended by Lucent until such time.

     Telica.  Telica does not have a rights plan.

                                 LEGAL MATTERS

     Michael C. Keefe, Managing Corporate Counsel and Assistant Secretary of Lucent, will pass upon the validity of the shares of common stock offered by this prospectus. As of June 21, 2004, Michael C. Keefe owned vested options for 6,736 shares of Lucent common stock. Legal matters pertaining to federal income tax consequences of the merger will be passed upon for Lucent by Lowenstein Sandler PC and for Telica by Wilmer Cutler Pickering Hale and Dorr LLP.

                                    EXPERTS

     The consolidated financial statements incorporated in this prospectus by reference to Lucent Technologies Inc.'s Current Report on Form 8-K dated June 17, 2004 and the financial statement schedules incorporated in this prospectus by reference to the Annual Report on Form 10-K of Lucent Technologies Inc.'s for the year ended September 30, 2003 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given upon the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of Telica, Inc. as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003, included in this prospectus, have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

     Lucent files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that Lucent files with the SEC at the SEC's public reference room at the following location:

     Public Reference Room
     450 Fifth Street, N.W.
     Washington, D.C. 20549

     Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Lucent's SEC filings are also available to the public from commercial document retrieval services and at the Internet world wide web site maintained by the SEC at "http://www.sec.gov." Reports, proxy statements and other information concerning Lucent may also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

                     INFORMATION INCORPORATED BY REFERENCE

     The SEC allows Lucent to "incorporate by reference" information that it has filed previously with the SEC, which means that Lucent can disclose information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. This prospectus incorporates by reference important business and financial information about Lucent that is not otherwise included in this prospectus. The following documents filed by Lucent, Commission File No. 001-11639, with the SEC are incorporated herein by reference and shall be deemed to be a part hereof:

     - annual report on form 10-K for the fiscal year ended September 30, 2003, filed on December 9, 2003;

     - quarterly reports on form 10-Q for the quarter ended December 31, 2003, filed on February 10, 2004 and for the quarter ended March 31, 2004, filed on May 6, 2004;

     - current reports on form 8-K filed pursuant to Item 5 or Item 7 of Form 8-K on October 22, 2003, December 12, 2003, March 18, 2004, April 6, 2004, May 19, 2004, May 21, 2004 and June 17, 2004; and

     - the "Description of Capital Stock" section of the registration statement of Lucent on form 10, filed on February 26, 1996, as amended by Amendment No. 1 on Form 10/A, filed on March 12, 1996, Amendment No. 2 on Form 10/A, filed on March 22, 1996, Amendment No. 3 on Form 10/A, filed on April 1, 1996, Exhibit 99(i) of the Quarterly Report on Form 10-Q for the quarter ended December 31, 2001, filed on February 14, 2002 and any other amendments or reports for the purpose of updating that description.

     Information in current reports on form 8-K containing furnished under item 9 or 12 of form 8-K (as such Items may be renumbered and redesignated) are not incorporated herein by reference.

     All documents and reports filed by Lucent with the SEC (other than portions of current reports on form 8-K furnished pursuant to item 9 or 12 of form 8-K (as such Items may be renumbered and redesignated), unless otherwise indicated therein) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the filing of the registration statement on Form S-4, of which this prospectus is a part, and before the completion of the merger shall be deemed incorporated herein by reference and shall be deemed to be a part hereof from the date of filing of such documents and reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document or report that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     Lucent will provide, without charge, to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated herein by reference other than exhibits, unless such exhibits specifically are incorporated by reference into such documents or this document. Requests for such documents should be addressed in writing or by telephone to:

     Corporate Secretary
     Lucent Technologies Inc.
     600 Mountain Avenue
     Murray Hill, New Jersey 07974
     (908) 582 8500

              INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF TELICA

                                                              PAGE
                                                              ----
Report of Independent Registered Public Accounting Firm.....  F-2
Consolidated Balance Sheets as of December 31, 2002 and 2003
  (audited) and March 31, 2004 (unaudited)..................  F-3
Consolidated Statements of Operations for the years ended
  December 31, 2001, 2002 and 2003 (audited) and for the
  quarter ended March 31, 2004 (unaudited)..................  F-4
Consolidated Statements of Redeemable Convertible Preferred
  Stock and Stockholders' Deficit for the years ended
  December 31, 2001, 2002 and 2003 (audited) and for the
  quarter ended March 31, 2004 (unaudited)..................  F-5
Consolidated Statements of Cash Flows for the years ended
  December 31, 2001, 2002 and 2003 (audited) and for the
  quarter ended March 31, 2004 (unaudited)..................  F-6
Notes to Consolidated Financial Statements..................  F-7

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Telica, Inc.

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, redeemable convertible preferred stock and stockholders' deficit and cash flows present fairly, in all material respects, the financial position of Telica, Inc. and its subsidiary (collectively, the "Company") at December 31, 2002 and 2003, and the results of their operations and their cash flows for each of three years in the period ending December 31, 2003, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's losses from operations and limited capital resources raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts

May 5, 2004, except as to certain information in
Note 17 for which the dates are May 21, 2004, and June 16, 2004.

                                  TELICA, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                     DECEMBER 31,
                                                             ----------------------------     MARCH 31,
                                                                 2002           2003            2004
                                                             ------------   -------------   -------------
                                                                                             (UNAUDITED)
                                                 ASSETS
Current assets
  Cash and cash equivalents................................  $ 31,693,116   $  17,474,014   $  10,430,098
  Accounts receivable......................................     2,773,719         378,296       1,439,081
  Inventories..............................................     4,686,833       5,222,283       4,886,050
  Prepaid expenses and other current assets................       676,562         659,718         808,180
                                                             ------------   -------------   -------------
    Total current assets...................................    39,830,230      23,734,311      17,563,409
                                                             ------------   -------------   -------------
Property and equipment, net................................     7,655,839       4,372,212       3,889,563
Other assets...............................................       282,205         156,366         156,373
                                                             ------------   -------------   -------------
    Total assets...........................................  $ 47,768,274   $  28,262,889   $  21,609,345
                                                             ============   =============   =============

                                  LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Notes payable............................................  $  2,500,000   $   2,500,000   $   2,500,000
  Accounts payable.........................................     1,298,729       2,036,173       1,795,933
  Accrued expenses.........................................     1,217,215       1,643,332       1,231,505
  Deferred revenue.........................................     2,781,374       3,709,061       2,956,947
  Current portion of capital lease obligations.............            --           9,714          10,068
                                                             ------------   -------------   -------------
    Total current liabilities..............................     7,797,318       9,898,280       8,494,453
                                                             ------------   -------------   -------------
Notes payable, net of current portion......................     3,350,980         850,980         225,980
Capital lease obligations, net of current portion..........            --          21,857          19,203
                                                             ------------   -------------   -------------
    Total liabilities......................................    11,148,298      10,771,117       8,739,636
Commitments and contingencies (Notes 7 and 15)
Mandatorily redeemable convertible preferred stock,
  128,937,999 shares authorized $0.01 par value;
  Redeemable Series A convertible preferred stock, $0.01
    par value; 6,500,000 shares authorized, issued and
    outstanding at December 31, 2002 and 2003 and March 31,
    2004 (liquidation preference of $6,500,000 at December
    31, 2003)..............................................     9,106,701       9,869,638      10,060,372
  Redeemable Series B convertible preferred stock, $0.01
    par value; 12,723,216 shares authorized, issued and
    outstanding at December 31, 2002 and 2003 and March 31,
    2004 (liquidation preference of $47,500,002 at December
    31, 2003)..............................................    59,719,313      64,788,602      66,055,924
  Redeemable Series C convertible preferred stock, $0.01
    par value, 44,444,444 shares authorized, issued and
    outstanding at December 31, 2002 and 2003 and March 31,
    2004 (liquidation preference of $60,000,000 at December
    31, 2003)..............................................    66,971,430      73,216,220      74,777,418
Stockholders' deficit
  Series B-1 convertible preferred stock, $0.01 par value;
    8,102,679 shares authorized, issued and outstanding at
    December 31, 2002 and 2003, and March 31, 2004.........        81,027          81,027          81,027
  Common stock, $0.01 par value; 140,000,000 shares
    authorized; 21,422,565, 22,532,647 and 22,872,235
    shares issued and outstanding at December 31, 2002 and
    2003, and March 31, 2004, respectively.................       214,226         225,327         228,723
  Additional paid-in capital...............................     2,549,088       2,741,678       3,199,997
  Deferred compensation....................................    (1,498,421)     (1,158,217)     (1,438,073)
  Accrued redemption dividends on preferred stock..........   (21,878,469)    (33,955,485)    (36,974,739)
  Accumulated deficit......................................   (78,644,919)    (98,317,018)   (103,120,940)
                                                             ------------   -------------   -------------
    Total stockholders' deficit............................   (99,177,468)   (130,382,688)   (138,024,005)
                                                             ------------   -------------   -------------
    Total liabilities, redeemable preferred stock, and
      stockholders' deficit................................  $ 47,768,274   $  28,262,889   $  21,609,345
                                                             ============   =============   =============

  The accompanying notes are an integral part of these consolidated financial statements.

                                  TELICA, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                     THREE MONTHS
                                                 YEARS ENDED DECEMBER 31,               ENDING
                                        ------------------------------------------    MARCH 31,
                                            2001           2002           2003           2004
                                        ------------   ------------   ------------   ------------
                                                                                     (UNAUDITED)
REVENUES
Product...............................  $  8,953,802   $ 16,875,659   $ 17,176,071   $ 5,580,972
Maintenance, support and other product
  related services....................            --      1,132,059      1,985,799       746,165
Engineering and development
  services............................       593,567        806,433             --            --
                                        ------------   ------------   ------------   -----------
  Total revenues......................     9,547,369     18,814,151     19,161,870     6,327,137
Costs of revenues
  Product.............................     5,910,962      6,234,289      4,479,428     1,435,340
  Maintenance, support and other
     product related services.........            --        566,488      2,193,561       717,737
  Engineering and development
     services.........................       302,083        403,217             --            --
                                        ------------   ------------   ------------   -----------
     Total costs of revenues..........     6,213,045      7,203,994      6,672,989     2,153,077
                                        ------------   ------------   ------------   -----------
     Gross profit.....................     3,334,324     11,610,157     12,488,881     4,174,060
OPERATING EXPENSES
Research and development..............    22,999,151     23,311,985     22,685,030     6,008,298
Selling and marketing.................    10,147,701      9,286,942      7,651,197     2,268,011
General and administrative............     1,530,148      1,717,623      2,124,214       755,704
                                        ------------   ------------   ------------   -----------
     Total operating expenses.........    34,677,000     34,316,550     32,460,441     9,032,013
                                        ------------   ------------   ------------   -----------
     Loss from operations.............   (31,342,676)   (22,706,393)   (19,971,560)   (4,857,953)
Other income (expense)
  Interest and other income...........       762,243        800,918        522,804       103,331
  Interest expense....................      (535,087)      (397,766)      (273,734)      (45,482)
  Foreign exchange gain...............            --             --         52,950         3,030
                                        ------------   ------------   ------------   -----------
     Loss before income taxes.........   (31,115,520)   (22,303,241)   (19,669,540)   (4,797,074)
Income tax expense....................            --             --         (2,559)       (6,848)
                                        ------------   ------------   ------------   -----------
     Net loss.........................  $(31,115,520)  $(22,303,241)  $(19,672,099)  $(4,803,922)
                                        ============   ============   ============   ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                                  TELICA, INC.

     CONSOLIDATED STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK AND
                             STOCKHOLDERS' DEFICIT
                  YEARS ENDED DECEMBER 31, 2001, 2002 AND 2003

                                                  REDEEMABLE SERIES A       REDEEMABLE SERIES B        REDEEMABLE SERIES C
                                                      CONVERTIBLE               CONVERTIBLE                CONVERTIBLE
                                                    PREFERRED STOCK           PREFERRED STOCK            PREFERRED STOCK
                                                -----------------------   ------------------------   ------------------------
                                                 SHARES       AMOUNT        SHARES       AMOUNT        SHARES       AMOUNT
                                                ---------   -----------   ----------   -----------   ----------   -----------
BALANCE AT DECEMBER 31, 2000..................  6,500,000   $ 7,580,827   12,723,216   $49,580,735
Issuance of redeemable Series C convertible
 preferred stock, net of issuance costs of
 $114,228.....................................                                                       42,962,963   $57,918,974
Issuance of redeemable Series B-1 convertible
 preferred stock..............................
Deferred compensation related to the issuance
 of restricted common stock and stock options
 below fair value.............................
Issuance of common stock pursuant to the
 exercise of stock options....................
Repurchase and retirement of common stock.....
Accretion of redemption dividends on
 redeemable preferred stock...................                  762,937                  5,069,289                    862,489
Net loss......................................
                                                ---------   -----------   ----------   -----------   ----------   -----------
BALANCE AT DECEMBER 31, 2001..................  6,500,000     8,343,764   12,723,216    54,650,024   42,962,963    58,781,463
Issuance of redeemable Series C convertible
 preferred stock, net of issuance costs of
 $22,568......................................                                                        1,481,481     1,999,999
Amortization of deferred compensation.........
Deferred compensation related to the issuance
 of restricted common stock and stock options
 below fair value.............................
Issuance of common stock pursuant to the
 exercise of stock options....................
Accretion of redemption dividends on
 redeemable preferred stock...................                  762,937                  5,069,289                  6,189,968
Net loss......................................
                                                ---------   -----------   ----------   -----------   ----------   -----------
BALANCE AT DECEMBER 31, 2002..................  6,500,000     9,106,701   12,723,216    59,719,313   44,444,444    66,971,430
Deferred compensation related to the issuance
 of stock options below fair value............
Amortization of deferred compensation.........
Cancellation of 2002 employee option grants...
Issuance of common stock pursuant to the
 exercise of stock options....................
Accretion of redemption dividends on
 redeemable preferred stock...................                  762,937                  5,069,289                  6,244,790
Net loss......................................
                                                ---------   -----------   ----------   -----------   ----------   -----------
BALANCE AT DECEMBER 31, 2003..................  6,500,000     9,869,638   12,723,216    64,788,602   44,444,444    73,216,220
Issuance of common stock pursuant to the
 exercise of stock options....................
Deferred compensation related to the issuance
 of restricted common stock...................
Accretion of redemption dividends on
 redeemable preferred stock...................                  190,734                  1,267,322                  1,561,198
Amortization of deferred compensation.........
Net loss......................................
                                                ---------   -----------   ----------   -----------   ----------   -----------
BALANCE AT MARCH 31, 2004 (UNAUDITED).........  6,500,000   $10,060,372   12,723,216   $66,055,924   44,444,444   $74,777,418
                                                =========   ===========   ==========   ===========   ==========   ===========

                                                    SERIES B-1                                                ACCRUED
                                                    CONVERTIBLE                                              REDEMPTION
                                                  PREFERRED STOCK          COMMON STOCK        ADDITIONAL   DIVIDENDS ON
                                                -------------------   ----------------------    PAID-IN      PREFERRED
                                                 SHARES     AMOUNT      SHARES     PAR VALUE    CAPITAL        STOCK
                                                ---------   -------   ----------   ---------   ----------   ------------
BALANCE AT DECEMBER 31, 2000..................                        11,477,920   $114,779    $  275,094   $(3,161,560)
Issuance of redeemable Series C convertible
 preferred stock, net of issuance costs of
 $114,228.....................................                                                   (114,228)           --
Issuance of redeemable Series B-1 convertible
 preferred stock..............................  8,102,679   $81,027
Deferred compensation related to the issuance
 of restricted common stock and stock options
 below fair value.............................                                                  1,369,773
Issuance of common stock pursuant to the
 exercise of stock options....................                         5,430,741     54,308       204,894
Repurchase and retirement of common stock.....                           (25,000)      (250)      (11,000)
Accretion of redemption dividends on
 redeemable preferred stock...................                                                               (6,694,715)
Net loss......................................
                                                ---------   -------   ----------   --------    ----------   ------------
BALANCE AT DECEMBER 31, 2001..................  8,102,679   81,027    16,883,661    168,837     1,724,533    (9,856,275)
Issuance of redeemable Series C convertible
 preferred stock, net of issuance costs of
 $22,568......................................                                                    (22,568)
Amortization of deferred compensation.........
Deferred compensation related to the issuance
 of restricted common stock and stock options
 below fair value.............................                                                    615,311
Issuance of common stock pursuant to the
 exercise of stock options....................                         4,538,904     45,389       231,812
Accretion of redemption dividends on
 redeemable preferred stock...................                                                              (12,022,194)
Net loss......................................
                                                ---------   -------   ----------   --------    ----------   ------------
BALANCE AT DECEMBER 31, 2002..................  8,102,679   81,027    21,422,565    214,226     2,549,088   (21,878,469)
Deferred compensation related to the issuance
 of stock options below fair value............                                                    130,130
Amortization of deferred compensation.........
Cancellation of 2002 employee option grants...                                                     (2,446)
Issuance of common stock pursuant to the
 exercise of stock options....................                         1,110,082     11,101        64,906
Accretion of redemption dividends on
 redeemable preferred stock...................                                                              (12,077,016)
Net loss......................................
                                                ---------   -------   ----------   --------    ----------   ------------
BALANCE AT DECEMBER 31, 2003..................  8,102,679   81,027    22,532,647    225,327     2,741,678   (33,955,485)
Issuance of common stock pursuant to the
 exercise of stock options....................                           339,588      3,396        36,460
Deferred compensation related to the issuance
 of restricted common stock...................                                                    421,859
Accretion of redemption dividends on
 redeemable preferred stock...................                                                               (3,019,254)
Amortization of deferred compensation.........
Net loss......................................
                                                ---------   -------   ----------   --------    ----------   ------------
BALANCE AT MARCH 31, 2004 (UNAUDITED).........  8,102,679   $81,027   22,872,235   $228,723    $3,199,997   $(36,974,739)
                                                =========   =======   ==========   ========    ==========   ============


                                                                                   TOTAL
                                                  DEFERRED      ACCUMULATED    STOCKHOLDERS'
                                                COMPENSATION      DEFICIT         DEFICIT
                                                ------------   -------------   -------------
BALANCE AT DECEMBER 31, 2000..................                 $ (25,226,158)  $ (27,997,845)
Issuance of redeemable Series C convertible
 preferred stock, net of issuance costs of
 $114,228.....................................                                      (114,228)
Issuance of redeemable Series B-1 convertible
 preferred stock..............................                                        81,027
Deferred compensation related to the issuance
 of restricted common stock and stock options
 below fair value.............................  $(1,369,773)                              --
Issuance of common stock pursuant to the
 exercise of stock options....................                                       259,202
Repurchase and retirement of common stock.....                                       (11,250)
Accretion of redemption dividends on
 redeemable preferred stock...................                                    (6,694,715)
Net loss......................................                   (31,115,520)    (31,115,520)
                                                -----------    -------------   -------------
BALANCE AT DECEMBER 31, 2001..................   (1,369,773)     (56,341,678)    (65,593,329)
Issuance of redeemable Series C convertible
 preferred stock, net of issuance costs of
 $22,568......................................                                       (22,568)
Amortization of deferred compensation.........      486,663                          486,663
Deferred compensation related to the issuance
 of restricted common stock and stock options
 below fair value.............................     (615,311)                              --
Issuance of common stock pursuant to the
 exercise of stock options....................                                       277,201
Accretion of redemption dividends on
 redeemable preferred stock...................                                   (12,022,194)
Net loss......................................                   (22,303,241)    (22,303,241)
                                                -----------    -------------   -------------
BALANCE AT DECEMBER 31, 2002..................   (1,498,421)     (78,644,919)    (99,177,468)
Deferred compensation related to the issuance
 of stock options below fair value............     (130,130)                              --
Amortization of deferred compensation.........      467,888                          467,888
Cancellation of 2002 employee option grants...        2,446                               --
Issuance of common stock pursuant to the
 exercise of stock options....................                                        76,007
Accretion of redemption dividends on
 redeemable preferred stock...................                                   (12,077,016)
Net loss......................................                   (19,672,099)    (19,672,099)
                                                -----------    -------------   -------------
BALANCE AT DECEMBER 31, 2003..................   (1,158,217)     (98,317,018)   (130,382,688)
Issuance of common stock pursuant to the
 exercise of stock options....................                                        39,856
Deferred compensation related to the issuance
 of restricted common stock...................     (421,859)                              --
Accretion of redemption dividends on
 redeemable preferred stock...................                                    (3,019,254)
Amortization of deferred compensation.........      142,003                          142,003
Net loss......................................                    (4,803,922)     (4,803,922)
                                                -----------    -------------   -------------
BALANCE AT MARCH 31, 2004 (UNAUDITED).........  $(1,438,073)   $(103,120,940)  $(138,024,005)
                                                ===========    =============   =============

  The accompanying notes are an integral part of these consolidated financial statements.

                                  TELICA, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 2001, 2002 AND 2003

                                                                                                THREE MONTHS
                                                            YEARS ENDED DECEMBER 31,               ENDING
                                                   ------------------------------------------    MARCH 31,
                                                       2001           2002           2003           2004
                                                   ------------   ------------   ------------   ------------
                                                                                                (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss.........................................  $(31,115,520)  $(22,303,241)  $(19,672,099)  $(4,803,922)
Adjustments to reconcile net loss to net cash
  used in operating activities
  Depreciation and amortization..................     3,251,910      4,770,582      4,866,468       930,687
  Noncash charge related to the issuance of stock
    options......................................            --        486,663        467,888       142,003
  Changes in assets and liabilities
    Accounts receivable..........................    (2,796,136)        22,417      2,395,423    (1,060,785)
    Inventories..................................       706,420     (2,368,797)      (535,450)      336,233
    Prepaid expenses and other current assets....     1,149,911        309,833         16,844      (148,461)
    Other assets.................................        (1,234)      (158,275)       125,839            (7)
    Accounts payable.............................    (1,728,033)      (754,911)       737,444      (240,240)
    Accrued expenses.............................       800,303        (48,276)       426,117      (411,828)
    Deferred revenue.............................       179,895      2,601,479        927,687      (752,114)
                                                   ------------   ------------   ------------   -----------
      Net cash used in operating activities......   (29,552,484)   (17,442,526)   (10,243,839)   (6,008,434)
                                                   ------------   ------------   ------------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment..............    (4,973,381)    (5,153,232)    (1,549,782)     (448,038)
Proceeds from sales or maturities of marketable
  securities.....................................    16,508,800             --             --            --
Change in restricted cash........................    (7,233,866)     7,233,866             --            --
                                                   ------------   ------------   ------------   -----------
  Net cash provided by (used in) investing
    activities...................................     4,301,553      2,080,634     (1,549,782)     (448,038)
                                                   ------------   ------------   ------------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from the issuance of restricted common
  stock..........................................        39,072             --             --            --
Principal payments on capital lease
  obligations....................................       (29,650)        (4,791)        (1,488)       (2,300)
Proceeds from notes payable......................     3,641,416      7,500,000             --            --
Payments of notes payable........................      (625,000)    (8,524,020)    (2,500,000)     (625,000)
Proceeds from issuance of redeemable convertible
  preferred stock, net of issuance costs.........    57,885,773      1,977,431             --            --
Proceeds from exercise of common stock options...       220,130        277,201         76,007        39,856
Repurchase of common stock.......................       (11,250)            --             --            --
                                                   ------------   ------------   ------------   -----------
  Net cash (used in) provided by financing
    activities...................................    61,120,491      1,225,821     (2,425,481)     (587,444)
                                                   ------------   ------------   ------------   -----------
Net increase (decrease) in cash and cash
  equivalents....................................    35,869,560    (14,136,071)   (14,219,102)   (7,043,916)
Cash and cash equivalents, beginning of year.....     9,959,627     45,829,187     31,693,116    17,474,014
                                                   ------------   ------------   ------------   -----------
Cash and cash equivalents, end of year...........  $ 45,829,187   $ 31,693,116   $ 17,474,014   $10,430,098
                                                   ============   ============   ============   ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest...........................  $    535,088   $    331,162   $    286,697   $    47,589
NONCASH TRANSACTIONS
Accretion of preferred stock dividends...........     6,694,715     12,022,194     12,077,016     3,019,254
Deferred compensation recorded for restricted
  stock and stock options........................     1,369,773        615,311        130,130       421,859
Property and equipment acquired under capital
  lease..........................................                                      33,059

  The accompanying notes are an integral part of these consolidated financial statements.

                                  TELICA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2002 AND 2003

1.  NATURE OF THE BUSINESS AND BASIS OF PRESENTATION

     Telica, Inc. designs, develops, manufactures, markets and sells carrier-class, multi-service broadband switching systems to ILECs ("Incumbent Local Exchange Carriers"), CLECs ("Competitive Local Exchange Carriers"), ISPs ("Internet Service Providers") and other communication carriers.

  PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Telica Australia Pty Ltd. (collectively, the "Company"). All intercompany accounts and transactions have been eliminated.

  LIQUIDITY AND OPERATIONS

     The Company is subject to a number of risks similar to other companies in the industry including, but not limited to, new technological innovations, dependence on key personnel, protection of proprietary technology, compliance with government regulations, uncertainty of market acceptance of products and the potential need to obtain additional financing.

     The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates continuity of operations, the realization of assets and satisfaction of liabilities and commitments in the normal course of business. The Company has accumulated a deficit of approximately $98.3 million through December 31, 2003, recorded a net loss of approximately $19.7 million during 2003 and used approximately $10.2 million of cash for operations during 2003. As of December 31, 2003, the Company had approximately $17.5 million in cash and cash equivalents and working capital of approximately $13.8 million. In the event the Company's operations are not profitable or do not generate sufficient cash to fund the business, or if the Company fails to obtain additional financing (Note 18), if required, management will have to substantially reduce its level of operations. These circumstances raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

  UNAUDITED INTERIM FINANCIAL INFORMATION

     The accompanying consolidated financial statements of the Company for the three months ended March 31, 2004 are unaudited. In the opinion of management, the accompanying consolidated financial statements contain all adjustments necessary for a fair presentation of the Company's financial position, results of operations and cash flows at the date and for the period indicated, which adjustments, consist only of adjustments of a normal, recurring nature.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with remaining maturities of three months or less at the date of purchase to be cash equivalents. The Company invests excess cash primarily in money market funds of major financial institutions. Accordingly, these investments are subject to minimal credit risk and are reported at cost plus accrued interest, which approximates fair value. Cash equivalents as of December 31, 2002 and 2003 were $30,865,590 and $13,222,981, respectively.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of the Company's financial instruments, which include cash equivalents, accounts receivable, accounts payable, capital lease obligations, and notes payable, approximate their fair values due to their short maturities.

                                  TELICA, INC.

  DERIVATIVES

     During fiscal 2003, the Company entered into sales contracts outside of the United States with those transactions denominated in local currency. The Company entered into foreign currency forward contracts to hedge currency exposures associated with monetary assets denominated in local currency. The terms of currency instruments used for hedging purposes are consistent with the timing of the transactions being hedged. The Company does not use derivative financial instruments for trading or speculative purposes.

     These contracts were used to reduce the Company's risk associated with exchange rate movements, as gains and losses on these contracts are intended to offset exchange losses and gains on underlying exposures. Changes in the fair value of these derivatives are recorded immediately in earnings, which are used to offset the changes in the underlying monetary position being hedged.

     The Company had no outstanding contracts at December 31, 2003. Realized losses related to forward contracts hedging monetary positions were $49,585 for 2003. The contract losses on the items being hedged were included in product revenue. The Company did not enter into any foreign currency forward contracts during fiscal 2001 or 2002.

  ACCOUNTS RECEIVABLE, CONCENTRATION OF RISK AND SIGNIFICANT CUSTOMERS

     Financial instruments which potentially expose the Company to concentrations of credit risk consist primarily of cash, cash equivalents and accounts receivable. The Company places its temporary cash in highly rated financial institutions. To minimize credit risk, ongoing credit evaluations of customers' financial condition are performed, although collateral generally is not required.

     At December 31, 2002, four customers accounted for 54% of the Company's receivables. At December 31, 2003, four customers accounted for 46% of the Company's receivables.

     The following table summarizes those customers who accounted for greater than 10% of the Company's revenues for the year ended December 31:

                                                              2001    2002    2003
                                                              ----    ----    ----
Customer A..................................................   40%     17%     --
Customer B..................................................   45%      9%      1%
Customer C..................................................    3%     44%      5%
Customer D..................................................   --      --      31%

     The Company currently outsources most of the manufacturing activities associated with its products to third party contractors. Although there are a limited number of manufacturers of the Company's product, management believes that other manufacturers could provide similar products on comparable terms. A change in manufacturers, however, could cause a delay in manufacturing and a possible loss of sales, which would affect operating results adversely.

  INVENTORIES

     Inventories, consisting of raw materials, work in process and finished goods, are stated at the lower of cost or market using the first-in, first-out ("FIFO") method. The Company regularly reviews inventory quantities on hand and records a provision to write down excess and obsolete inventory to its estimated net realizable value, based primarily on its estimated forecast of product demand.

                                  TELICA, INC.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and depreciated over their estimated useful lives using the straight-line method. Property and equipment held under capital leases, which involve a transfer of ownership, are amortized over the estimated useful life of the asset. Other property and equipment held under capital leases and leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the related asset. Upon retirement or sale, the cost of assets disposed of and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in results of operations. Repairs and maintenance costs are charged to expense as incurred.

  REVENUE RECOGNITION

     The Company derives revenues principally from product sales. Revenues are recognized in accordance with American Institute of Certified Public Accountant's Statement of Position 97-2, Software Revenue Recognition, and related interpretations and guidance. Revenue from product sales is recognized upon shipment provided evidence of an arrangement exists, no significant obligation remains with regard to installation or implementation, fees are fixed and determinable, collection of the resulting receivable is probable and no customer acceptance clauses exist. If customer acceptance clauses exist, revenue is deferred until customer acceptance.

     For arrangements where multiple products or services are sold together under one contract, the Company uses the residual method to recognize revenues when an arrangement includes one or more elements to be delivered at a future date and evidence of the fair value of all the elements does not exist. Under the residual method, the fair value of the undelivered elements are deferred and the remaining portion of the arrangement fee is allocated to the delivered elements and recognized as revenue.

     Maintenance and support revenue is recognized ratably over the term of the related arrangement, which is typically one year.

     The Company also derives revenue from nonrecurring engineering and development services. The Company's services are performed under both time and material and fixed price arrangements. The Company recognizes service revenue on time and material contracts as the services are being provided. Revenue on fixed price contracts is recognized using the percentage of completion accounting method. Percentage of completion is determined by comparing the actual cost of work performed to date to the estimated total cost at completion for each contract. If estimates indicate a loss on a particular contract, a provision is made for the entire estimated loss when known.

     Deferred revenues represent cash received from customers for products and services in advance of revenue recognition.

  RESEARCH AND DEVELOPMENT AND SOFTWARE DEVELOPMENT COSTS

     Costs incurred in the research and development of the Company's products are expensed as incurred. Costs associated with the development of computer software are expensed prior to establishment of technological feasibility and capitalized thereafter until the product is available for general release to customers. Software development costs subject to capitalization through December 31, 2003 have been immaterial.

  ADVERTISING COSTS

     Costs related to advertising are charged to expense when incurred. Advertising costs were $205,161, $219,640 and $254,327 for the years ended December 31, 2001, 2002 and 2003, respectively.

                                  TELICA, INC.

  COMPREHENSIVE INCOME (LOSS)

     Comprehensive income (loss) is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from nonowner sources, including foreign currency translation adjustments. For the year ended December 31, 2003, comprehensive income (loss) was not materially different from net income (loss).

  ACCOUNTING FOR STOCK-BASED COMPENSATION

     The Company accounts for stock-based awards to employees using the intrinsic value method prescribed in Accounting Principles Board Opinion ("APB") No. 25, Accounting for Stock Issued to Employees, and related interpretations. Under this method, no stock-based compensation is recognized as long as the exercise price equals or exceeds the fair value of the underlying stock on the date of grant. The Company has adopted the disclosure only provisions permitted under Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation and SFAS No. 148, Accounting for Stock-Based Compensation -- Transition and Disclosure for Fixed Stock-Based Awards to Employees. Stock-based awards to nonemployees are accounted for under the provisions of SFAS No. 123 at fair value.

     The following table illustrates the effect on net loss if the Company had applied the fair value recognition provisions of SFAS No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

                                               DECEMBER 31,                   MARCH 31
                                ------------------------------------------   -----------
                                    2001           2002           2003          2004
                                ------------   ------------   ------------   -----------
                                                                             (UNAUDITED)
Net loss attributable to
  common stockholders, as
  reported....................  $(37,810,235)  $(34,325,435)  $(31,749,115)  $(7,823,176)
Add: stock-based employee
  compensation in reported net
  loss........................            --        486,663        467,888       142,003
Deduct: total stock-based
  employee compensation
  expense determined under the
  fair value method for all
  awards......................      (205,929)      (314,329)      (204,077)     (101,302)
                                ------------   ------------   ------------   -----------
Pro forma net loss
  attributable to common
  stockholders................  $(38,016,164)  $(34,153,101)  $(31,485,304)  $(7,782,475)
                                ============   ============   ============   ===========

     The weighted average fair value per option granted during 2001, 2002, 2003, and March 31, 2004 (unaudited) was $0.21, $0.10, $0.08 and $0.82, respectively.

     For purposes of the pro forma disclosure, the fair value of each option grant was estimated on the date of grant using the minimum value method with the following assumptions:

                                                       DECEMBER 31,            MARCH 31
                                                ---------------------------   -----------
                                                 2001      2002      2003        2004
                                                -------   -------   -------   -----------
                                                                              (UNAUDITED)
Risk-free interest rate.......................     4.59%     4.30%     3.55%       3.66%
Volatility factor.............................        0%        0%        0%          0%
Dividend yield................................        0%        0%        0%          0%
Expected life.................................  6 years   6 years   6 years     6 years

     However, because options vest over several years and additional option grants are expected to be made in future years, the above pro forma results are not representative of the pro forma results for future years.

                                  TELICA, INC.

  REDEEMABLE PREFERRED STOCK

     The carrying value of redeemable convertible preferred stock is increased by periodic accretions so that the carrying amount will equal the redemption amount at the redemption date. Such accretions are recorded as redemption dividends, a separate component of stockholders' deficit.

  INCOME TAXES

     Deferred taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Valuation allowances are provided if, based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

  USE OF ESTIMATES

     The preparation of these consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to revenue recognition, the realizability of accounts receivable and inventories, useful lives of assets, warranty and income tax liabilities, and the fair value of the Company's common stock. Actual results could differ from the estimates and assumptions.

  FOREIGN CURRENCY TRANSLATION

     The functional currency of the Company's foreign operations are the applicable local currency. Foreign currency accounts are translated using the exchange rates prevailing at year-end for assets and liabilities and the average exchange rates during the year for results of operations. Translation adjustments are reported in other comprehensive income, a separate component of stockholder's deficit. For the year ended December 31, 2003, foreign currency translation was immaterial.

  RECLASSIFICATIONS

     Certain prior year amounts have been reclassified to conform with the current year's presentation.

3.  RECENT ACCOUNTING PRONOUNCEMENTS

     In April 2003, the Financial Accounting Standards Board ("FASB") issued SFAS No. 149 ("SFAS 149"), Amendment of Statement 133 on Derivative Instruments and Hedging Activities. This statement amends SFAS 133 to provide clarification on the financial accounting and reporting of derivative instruments and hedging activities and requires contracts with similar characteristics to be accounted for on a comparable basis. This statement was effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The Company adopted SFAS 149 on July 1, 2003 and the adoption did not have a material effect on its consolidated financial position or results of operations.

     In May 2003, FASB issued Statement of Financial Accounting Standards 150 ("SFAS 150"), Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability. For all financial instruments entered into or modified after May 31, 2003, SFAS 150 is effective immediately. For all other instruments, SFAS 150 goes into effect at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities which are subject to the provisions of this Statement for the first fiscal period beginning

                                  TELICA, INC.

after December 15, 2003. The adoption of SFAS 150 is not expected to have any impact on our financial position or results of operations.

     In January 2003, the FASB issued FASB Interpretation No. 46, as amended by FIN 46R, Consolidation of Variable Interest Entities, an Interpretation of ARB 51 ("FIN 46"). The primary objectives of FIN 46 are to provide guidance on the identification of entities for which control is achieved through means other than through voting rights ("variable interest entities" or "VIEs") and how to determine when and which business enterprise should consolidate the VIE. This new model for consolidation applies to an entity which either: (a) the equity investors (if any) do not have a controlling financial interest; or (b) the equity investment at risk is insufficient to finance that entity's activities without receiving additional subordinated financial support from other parties. In addition, FIN 46 requires that both the primary beneficiary and all other enterprises with a significant variable interest in a VIE make additional disclosures. FIN 46 is effective for all new VIEs created or acquired after January 31, 2003. For VIEs created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period ending after March 15, 2004. The Company has not created or acquired any VIEs after January 31, 2003. The Company does not expect the adoption of FIN 46 to have a material impact on its financial position or results of operations.

4.  INVENTORIES

     Inventories consists of the following:

                                                        DECEMBER 31,
                                                   -----------------------    MARCH 31,
                                                      2002         2003         2004
                                                   ----------   ----------   -----------
                                                                             (UNAUDITED)
Raw materials....................................  $  650,364   $1,281,307   $  928,233
Work in process..................................   1,657,215    1,308,583    1,483,049
Finished goods...................................   2,379,254    2,632,393    2,474,768
                                                   ----------   ----------   ----------
  Total..........................................  $4,686,833   $5,222,283   $4,886,050
                                                   ==========   ==========   ==========

5.  PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                    ESTIMATED           DECEMBER 31,
                                   USEFUL LIFE   --------------------------    MARCH 31,
                                     (YEARS)        2002           2003           2004
                                   -----------   -----------   ------------   ------------
                                                                              (UNAUDITED)
Computer equipment...............           3    $ 1,596,674   $  1,651,093   $  1,740,938
Lab equipment....................           3      9,745,338     10,835,714     11,136,641
Purchased software...............           3      4,139,023      4,532,452      4,552,251
Office furniture and equipment...           3        695,585        730,257        756,848
Machinery and equipment..........           3        260,842        260,842        265,842
Leasehold improvements...........   5 or less        287,133        297,078        302,953
                                                 -----------   ------------   ------------
                                                  16,724,595     18,307,436     18,755,473
Less accumulated depreciation and
  amortization...................                 (9,068,756)   (13,935,224)   (14,865,910)
                                                 -----------   ------------   ------------
                                                 $ 7,655,839   $  4,372,212   $  3,889,563
                                                 ===========   ============   ============

     At December 31, 2002 and 2003, property and equipment under capital leases were $76,182 and $109,241, respectively, net of accumulated amortization of $76,182 and $78,019, respectively.

                                  TELICA, INC.

     Depreciation expense, including amortization of assets under capital leases, was $3,251,910, $4,770,582 and $4,866,468 for the years ended December 31, 2001, 2002 and 2003, respectively.

6.  NOTES PAYABLE

     In October 2000, the Company entered into an agreement with a lender to establish an equipment line under which the Company could borrow up to $7,500,000 to finance fixed asset purchases through September 28, 2001. During 2001, the lender required the Company to restrict $7,233,866 of cash as the Company was in process of refinancing the note. During April 2002, the Company finalized a refinancing agreement with a new lender by entering into a new equipment line of credit with the new lender and as a result the cash was no longer restricted. The Company may borrow up to $7,500,000 to finance fixed asset purchases. Advances under this agreement are payable in 36 equal consecutive monthly installments commencing upon the draw down date. The Company used the sum of the proceeds to pay off the remaining balance on its prior equipment line. As of December 31, 2003, the Company had borrowed $7,500,000 under the facility and $3,350,980 was outstanding. No amounts are available for future borrowings under this agreement.

     Borrowings under the facility are collateralized by substantially all of the assets of the Company and bear interest at the greater of 6.0% or the bank's prime rate plus 1.5% (6.0% at December 31, 2003). The agreement requires the Company to maintain certain financial, including a quick ratio of 1.75, and nonfinancial covenant. As of December 31, 2003, the Company was in compliance with all financial covenants.

     Future minimum payments under the note payable are as follows:

YEAR ENDING DECEMBER 31,
------------------------
2004........................................................  $2,500,000
2005........................................................     850,980
                                                              ----------
                                                              $3,350,980
                                                              ==========

7.  ROYALTY AGREEMENT

     In June 2000, the Company entered into a 15-year agreement under which the Company obtained a right to use and incorporate into the Company's products the licensor's database software. The Company amended this agreement in September 2002. In accordance with terms specified within the agreement, the agreement may be terminated at any time by either party.

     Future minimum royalty and maintenance fees under the amended license agreement are as follows:

YEAR ENDING DECEMBER 31,
------------------------
2004........................................................  $112,500
2005........................................................   137,500
2006........................................................   162,500
2007........................................................   187,500
                                                              --------
                                                              $600,000
                                                              ========

8.  PREFERRED STOCK

     In July 1999, the Company authorized and issued 6,500,000 shares of redeemable Series A convertible preferred stock ("Series A preferred stock") for $1.00 per share, which resulted in proceeds of $6,428,606, net of issuance costs of $71,394.

                                  TELICA, INC.

     In April 2000, the Company authorized 13,392,858 shares of redeemable Series B convertible preferred stock ("Series B preferred stock"), of which 12,723,216 shares were issued for $3.73 per share, which resulted in proceeds of $47,430,444, net of issuance costs of $69,558.

     In October 2001, the Company amended its Articles of Incorporation to increase the number of authorized shares of preferred stock from 19,892,858 to 128,937,999. The Company designated 44,444,444 shares as redeemable Series C convertible preferred stock ("Series C preferred stock"), 12,723,216 shares as redeemable Series B convertible preferred stock ("Series B preferred stock") 8,102,679 shares as Series B-1 Convertible Preferred Stock ("Series B-1 preferred stock"), and 49,760,253 shares remained undesignated ("undesignated preferred stock").

     In October 2001, the Company issued 22,407,407 shares of Series C preferred stock to existing investors at a price of $1.35 per share and issued these investors 8,102,679 shares of Series B-1 preferred stock at no cost. As the shares of common stock were deemed to have minimal value at the time of the Series C financing round and the characteristics of B-1 preferred stock are essentially identical to the common stock, only par value was allocated to the Series B-1 preferred stock. In November and December 2001, the Company issued an additional 20,555,556 shares of Series C preferred stock for $1.35 per share. Total proceeds from the issuance of Series C preferred stock was $57,885,773, net of issuance costs of $114,228.

     In March 2002, the Company issued 1,481,481 shares of Series C preferred stock for $1.35 per share which resulted in proceeds of $1,977,431, net of issuance costs of $22,568.

     The Series A, B, B-1 and C preferred stock has the following characteristics:

  VOTING

     The holders of the Series A, B, B-1 and C preferred stock are entitled to vote, together with the holders of common stock, on all matters submitted to stockholders for a vote. Each preferred stockholder is entitled to the number of votes equal to the number of shares of common stock into which each Series A and B preferred stock is convertible at the time of such vote.

  DIVIDENDS

     The holders of the Series A, B, B-1 and C preferred stock are entitled to receive, when and as declared by the Board of Directors, out of funds legally available, noncumulative dividends at the rate of 8% per annum, payable in preference and priority to any payment of any dividend on common stock. No dividends or other distributions shall be made with respect to the common stock, until all declared dividends on the Series A, B, B-1 and C preferred stock have been paid. Through December 31, 2003, no dividends have been declared or paid by the Company.

  LIQUIDATION PREFERENCE

     In the event of any liquidation, dissolution or winding-up of the affairs of the Company, the holders of the then outstanding Series A, B, and C preferred stock shall receive for each share an amount equal to the sum of $1.00 per share of Series A preferred stock, $3.73 per share of Series B preferred stock and $1.35 per share of Series C preferred stock, plus all declared but unpaid dividends, payable in preference and priority to any payments made to the holders of the then outstanding common stock. The Series B-1 preferred stock has no liquidation preference.

     If the assets of the Company available for distribution to the Company's stockholders exceed the aggregate amounts payable to the holders of the preferred stock pursuant to the liquidation price then such assets shall be distributed equally, on a per share basis, among the holders of the preferred stock (on an as-converted basis) and the holders of the common stock provided, however, that the holders of the Series A

                                  TELICA, INC.

preferred stock shall receive no more than an aggregate of $3.00 per share, that the holders of the Series B preferred stock shall receive no more than an aggregate of $11.20 per share, and that the holders of the Series C preferred stock shall receive no more than an aggregate of $4.05 per share.

     Any remaining assets shall be distributed equally, on a per share basis, among the holders of the common stock, and the holders of the preferred stock shall be entitled to no further distributions.

  CONVERSION

     Each share of preferred stock, at the option of the holder, is convertible into a number of fully paid shares of common stock as determined by dividing the respective preferred stock conversion price by the conversion value in effect at the time. At December 31, 2003, one share of Series A, B, B-1 and C preferred stock converts into three, one, 2.765, and one share(s) of common stock, respectively, subject to adjustment in accordance with antidilution provisions contained in the Company's Articles of Incorporation. Conversion is automatic immediately upon the closing of a firm commitment underwritten public offering in which the public offering price equals or exceeds $4.05 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalization) and the aggregate proceeds raised exceed $50,000,000.

  REDEMPTION

     The holders of at least a majority of the outstanding Series A, B, and C preferred stock may, by written request delivered after May 1, 2005, require the Company to redeem the preferred stock by paying in cash a sum equal to the original purchase price of the preferred stock plus any accrued but unpaid dividends, plus a dividend calculated at a rate of 8%, compounded annually, payable in three installments. The Series B-1 preferred stock has no redemption rights.

     If the Company does not have sufficient funds legally available to redeem all shares of Series A, B, and C preferred stock at the date of redemption, then the Company shall redeem such shares ratably to the extent possible and shall redeem the remaining shares as soon as sufficient funds are legally available.

9.  COMMON STOCK

     Each share of common stock is entitled to one vote. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors, subject to the prior rights of holders of all classes of stock outstanding.

     The Company has entered into stock restriction agreements with certain stockholders. The agreements provide that, in the event these individuals cease to be a director or an employee of the Company, the Company has the right to repurchase any or all unvested shares at their original issuance price. Shares subject to the restriction vest over a four-year period (Note 11).

     On March 30, 2000, the Company repurchased 1,365,633 such shares of unvested restricted common stock for cash of $4,552. In 2001, the Company repurchased 25,000 shares of common stock for cash of $11,250. At December 31, 2003, 5,209,688 shares of common stock were subject to repurchase by the Company at prices ranging from $0.03 to $0.05 per share.

     At December 31, 2003, 106,297,421 shares of common stock have been reserved for issuance upon conversion of the outstanding preferred stock and exercise of stock options.

10.  WARRANT

     In September 1999, the Company issued a warrant to purchase 120,000 shares of common stock, at an exercise price of $0.03 per share, in consideration for consultation services. The warrant vested over a two-year period and fully vests upon a merger or consolidation of the Company with another entity, or the sale of all, or

                                  TELICA, INC.

substantially all, of its assets. The warrant expires on September 15, 2009, and the value of the warrant determined using the Black-Scholes model was immaterial and recorded to additional paid-in capital.

     In January 2001, the Company ended the aforementioned agreement for consultation services. In connection with the termination of the agreement, the Company terminated the warrant to purchase 120,000 shares of common stock.

11.  STOCK OPTION PLAN

     In 1998, the Company adopted the 1998 Incentive and Nonqualified Stock Option Plan (the "Plan") under which 15,044,594 shares of the Company's common stock are authorized for issuance to employees, directors and consultants. On January 23, 2002, the Company amended the Plan to increase the number of shares of common stock reserved for issuance from 15,044,594 to 18,044,594. On September 12, 2003, the Company amended the Plan to increase the number of shares of common stock reserved for issuance from 18,044,594 to 18,844,594. On December 11, 2003, the Company amended the Plan to increase the number of shares of common stock reserved for issuance from 18,844,594 to 19,144,594.

     Grants under the Plan may be incentive stock options, restricted stock or nonstatutory stock options. The Board of Directors determines the period over which options become exercisable; however, except in the case of options granted to officers, directors and consultants, options shall become exercisable at a rate of not less than 25% per year over four years from the date of employment or, in the case of nonemployee, the date granted. The exercise price of incentive stock options shall be no less than 100% of the fair value per share of the Company's common stock on the grant date. If an individual owns stock representing more than 10% of the outstanding shares, the price of each share shall be at least 110% of fair market value, as determined by the Board of Directors. The term of the options is ten years, or five years, in the case of a greater-than-10% stockholder.

     During 2001, 2002 and 2003, the Company granted 4,437,188, 2,245,000 and 0 shares of restricted stock (Note 9) and options to purchase 1,833,950, 630,900 and 295,750 shares, respectively, to employees at exercise prices ranging from $0.01 to $0.15, which were below the estimated fair market value of the common stock at the date of grant. Deferred compensation of $1,369,773, $615,311 and $130,130 was recorded in accordance with APB No. 25 for 2001, 2002 and 2003, respectively. Deferred compensation will be amortized over the four-year vesting period of both the restricted common stock and the stock options granted. Compensation expense of $0, $486,663 and $467,888 were recognized for the years ended December 31, 2001, 2002 and 2003, respectively.

                                  TELICA, INC.

     The following table summarizes stock option activity under the Plan:

                                                           NUMBER OF    WEIGHTED AVERAGE
                                                            OPTIONS      EXERCISE PRICE
                                                           ----------   ----------------
Outstanding -- at December 31, 2000......................   8,015,236        $0.26
Granted..................................................     839,400         0.42
Granted below fair value.................................   6,271,138         0.01
Exercised................................................  (5,430,741)        0.04
Canceled.................................................  (1,063,733)        0.41
                                                           ----------
Outstanding -- at December 31, 2001......................   8,631,300         0.22
Granted..................................................     344,500         0.07
Granted below fair value.................................   2,875,900         0.03
Exercised................................................  (4,538,904)        0.06
Canceled.................................................    (782,777)        0.21
                                                           ----------
Outstanding -- at December 31, 2002......................   6,530,019         0.24
Granted..................................................   1,643,075         0.07
Granted below fair value.................................     295,750         0.07
Exercised................................................  (1,110,082)        0.07
Canceled.................................................    (217,540)        0.27
                                                           ----------
Outstanding -- at December 31, 2003......................   7,141,222         0.22
                                                           ==========
Options available for grant..............................      81,131
Exercisable at end of period.............................   3,214,023

     The following table summarizes information about the Company's stock options outstanding at December 31, 2003:

                                      OPTIONS OUTSTANDING
                       -------------------------------------------------        OPTIONS EXERCISABLE
                                     WEIGHTED AVERAGE                      ------------------------------
RANGE OF EXERCISE        NUMBER         REMAINING       WEIGHTED-AVERAGE     NUMBER      WEIGHTED AVERAGE
PRICE                  OUTSTANDING   CONTRACTUAL LIFE    EXERCISE PRICE    EXERCISABLE    EXERCISE PRICE
-----------------      -----------   ----------------   ----------------   -----------   ----------------
0.03.................     374,628          5.87               0.03            339,280          0.03
0.05.................   3,400,959          8.81               0.05            580,504          0.05
0.15.................     603,725          9.18               0.15            115,191          0.15
0.20.................      36,000          5.00               0.20             36,000          0.20
0.38.................     704,469          6.36               0.38            587,717          0.38
0.45.................      90,438          6.47               0.45             73,937          0.45
0.50.................   1,546,002          6.70               0.50          1,239,465          0.50
0.55.................     385,001          7.24               0.55            241,929          0.55
                        ---------                                           ---------
                        7,141,222          7.85               0.22          3,214,023          0.33
                        =========                                           =========

                                  TELICA, INC.

12.  INCOME TAXES

     The components of the income tax (expense) benefit are as follows:

                                                            DECEMBER 31,
                                              -----------------------------------------
                                                  2001           2002          2003
                                              ------------   ------------   -----------
Current income tax (expense) benefit
  Federal...................................  $         --   $         --   $        --
  State.....................................            --             --            --
  Foreign...................................            --             --        (2,559)
                                              ------------   ------------   -----------
     Total current..........................            --             --        (2,559)
                                              ------------   ------------   -----------
Deferred income tax (expense) benefit
  Federal...................................    11,859,853      8,963,777     7,881,745
  State.....................................     1,235,635      1,979,262     1,392,829
  Foreign...................................            --             --            --
                                              ------------   ------------   -----------
     Total deferred.........................    13,095,488     10,943,039     9,274,574
                                              ------------   ------------   -----------
Income tax benefit before valuation
  allowance.................................    13,095,488     10,943,039     9,272,015
Increase in valuation allowance.............   (13,095,488)   (10,943,038)   (9,274,574)
                                              ------------   ------------   -----------
  Income tax (expense) benefit..............  $         --   $         --   $    (2,559)
                                              ============   ============   ===========

     A reconciliation of the U.S. federal statutory rate to the effective tax rate is as follows:

                                                                  DECEMBER 31,
                                                            -------------------------
                                                            2001      2002      2003
                                                            -----     -----     -----
Federal statutory rate....................................   35.0%     35.0%     35.0%
State rate, net of federal................................    6.6%      8.9%      6.5%
Tax credits...............................................    0.6%      5.6%      6.6%
Other.....................................................   (0.1)%    (0.1)%    (0.9)%
Change in valuation allowance.............................  (42.1)%   (49.4)%   (47.2)%
                                                            -----     -----     -----
Effective tax rate........................................    0.0%      0.0%      0.0%
                                                            =====     =====     =====

     Deferred tax assets consist of the following:

                                                                  DECEMBER 31,
                                                           ---------------------------
                                                               2002           2003
                                                           ------------   ------------
Net operating loss carryforwards.........................  $ 28,902,000   $ 35,841,000
Research and development credit carryforwards............     3,437,000      5,396,000
Fixed assets.............................................       675,000      1,499,000
Accruals and reserves....................................       712,000        415,000
Other....................................................       213,000         63,000
Total deferred tax assets................................    33,939,000     43,214,000
Deferred tax asset valuation allowance...................   (33,939,000)   (43,214,000)
                                                           ------------   ------------
                                                           $         --   $         --
                                                           ============   ============

     At December 31, 2003, the Company had federal and state net operating loss carryforwards of approximately $92,100,000 and $90,152,000, respectively, available to reduce future taxable income and which

                                  TELICA, INC.

expire at various dates through 2023. The Company also has federal and state research and development credit carryforwards of approximately $3,457,000 and $2,624,000, respectively, available to reduce future tax liabilities which expire at various dates beginning in 2014 through 2022.

     Under the provisions of the Internal Revenue Code, certain substantial changes in the Company's ownership may limit the amount of net operating loss and tax credit carryforwards which may be utilized, on an annual basis, to offset future taxable income and taxes liabilities.

     Management of the Company has evaluated the positive and negative evidence bearing upon the realizability of its deferred tax assets. As required under the provisions of Statement of Financial Accounting Standards No. 109, Accounting for income Taxes ("SFAS 109"), management has determined that it is more likely than not that the Company will not recognize the benefits of its deferred tax assets and, as a result, a full valuation allowance has been applied at December 31, 2003.

13.  EMPLOYEE RETIREMENT SAVINGS PLAN

     During 1999, the Company established a defined contribution savings plan under Section 401(k) of the Internal Revenue Code (the "Plan"). This plan covers substantially all employees who meet minimum age and service requirements and allows participants to defer a portion of their annual compensation on a pre-tax basis. Company contributions to the Plan may be made at the discretion of the Board of Directors. Through December 31, 2003, there were no contributions made to the Plan by the Company.

14.  SEGMENTS

     The Company operates in one business segment reporting to the chief operating decision-maker. Products and services are sold to domestic and international customers. All long-lived assets are maintained in the United States. Revenues were sold into the following geographic regions.

                                            YEARS ENDED DECEMBER 31,
                                     --------------------------------------    MARCH 31,
                                        2001         2002          2003          2004
                                     ----------   -----------   -----------   -----------
                                                                              (UNAUDITED)
United States......................  $9,547,369   $18,814,151   $12,291,021   $5,611,609
Canada.............................          --            --     6,870,849      715,528

15.  COMMITMENTS AND CONTINGENCIES

  LEGAL PROCEEDINGS

     On August 14, 2003, Tekelec, which holds preferred stock representing approximately 6% of Telica's capital stock (on an as-converted basis), filed an action in the U.S. District Court for the Central District of California against Telica, alleging that Telica was in breach of the stockholders' agreement between it and some of its stockholders. Tekelec alleges that, under the terms of the stockholders' agreement, Telica was required to provide Tekelec with financial information regarding Telica, and that Telica improperly amended that agreement to avoid any requirement to provide such information to Tekelec. Tekelec contends that, because it was denied information to be provided under the stockholders' agreement, it was unable to monitor the value of its investment and therefore was unable to discover a purported diminution in value. The complaint seeks specific performance of the stockholders' agreement (i.e., an order requiring Telica to provide the information sought by Tekelec) and damages for the purported breach of that agreement.

     On September 15, 2003, Tekelec filed a first amended complaint adding claims that Telica breached the implied covenant of good faith and fair dealing and that each of Telica's directors breached his fiduciary duty. On November 7, 2003, Telica filed an answer denying Tekelec's allegations and a counterclaim against Tekelec for breach of the stockholders' agreement by acquiring a controlling interest in a competitor of Telica,

                                  TELICA, INC.

breach of the implied covenant of good faith and fair dealing, fraud, and intentional interference with Telica's prospective economic advantage. Telica's directors also filed their answer on November 7, 2003. On December 5, 2003, Tekelec filed an answer denying the allegations of Telica's counterclaim.

     On April 13, 2004, Tekelec filed an ex parte application for leave to file a second amended complaint as well as a proposed second amended complaint. The proposed second amended complaint added new causes of action for fraud and deceit, and negligent misrepresentation. Tekelec alleged that Telica falsely represented that the value of Tekelec's investment in Telica had not declined from its initial value. On April 14, 2004, Telica filed an opposition to Tekelec's ex parte application. On May 11, 2004, the court, among other things, granted Tekelec's ex parte application filed on April 13, 2004 and set a trial date of September 14, 2004.

     This action is in the discovery stage and Telica cannot predict when this action will be finally resolved. Telica disagrees with the allegations in the complaint and intends to continue to defend this action vigorously. Telica cannot predict the outcome of this action, however, and an unfavorable outcome could have a material adverse effect on Telica's consolidated operating results and cash flows in the period in which this action is resolved. In addition, defending this action may be costly and may divert Telica's management's attention (Note 17).

     The Company is not a party to any other material litigation and is not aware of any other pending or threatened litigation against the Company that could have a material adverse effect upon the business, operating results or financial condition.

  LEASES

     The Company leases its office space and certain office and computer equipment under noncancelable operating leases which expire on December 31, 2007. Total rent expense under these operating leases was $570,737, $694,815 and $650,364 for the years ended December 31, 2001, 2002 and 2003, respectively.

     Future minimum lease payments under capital leases and noncancelable operating leases are as follows:

                                                              OPERATING    CAPITAL
YEAR ENDING DECEMBER 31,                                        LEASES     LEASES
------------------------                                      ----------   -------
2004........................................................  $  500,747   $13,636
2005........................................................     494,963    13,636
2006........................................................     495,992    11,364
2007........................................................     206,663        --
                                                              ----------   -------
Total minimum lease payments................................  $1,698,365    38,636
                                                              ==========
Less: Amounts representing interest.........................                (7,065)
                                                                           -------
Present value of minimum lease payments.....................                31,571
Less: Current portion.......................................                (9,714)
                                                                           -------
Long-term portion...........................................               $21,857
                                                                           =======

  GUARANTOR ARRANGEMENTS

     In November 2002, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 45 Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others an Interpretation of FASB Statements No. 5, 57, and 107 and Rescission of FASB Interpretation No. 34 ("FIN 45"). The Interpretation requires that a guarantor recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken by issuing the guarantee. The Interpretation also requires additional disclosures to be made by a guarantor in its financial statements about

                                  TELICA, INC.

its obligations under certain guarantees it has issued. The accounting requirements for the initial recognition of guarantees are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. The disclosure requirements are effective for financial statements ending after December 15, 2002. The following is a summary of agreements that the Company has within the scope of FIN No. 45.

     As permitted under Delaware law, the Company has agreements whereby officers and directors are indemnified for certain events or occurrences while the officer or director is, or was serving, at the Company's request in such capacity. The term of the indemnification period is for the officer's or director's lifetime. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited; however, the Company has a Director and Officer insurance policy that limits exposure and enables it to recover a portion of any future amounts paid. As a result of the Company's insurance policy coverage, the Company believes the estimated fair value of these indemnification agreements is minimal.

     The Company enters into standard indemnification agreements in the ordinary course of business. Pursuant to these agreements, the Company will indemnify, hold harmless, and agree to reimburse the indemnified party for losses suffered or incurred by the indemnified party, generally business partners or customers, in connection with any U.S. patent, or any copyright or other intellectual property infringement claim by any third party with respect to the Company's products. The term of these indemnification agreements is generally perpetual any time after execution of the agreement. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited. The Company has never incurred costs to defend lawsuits or settle claims related to these indemnification agreements. As a result, the Company believes the estimated cost of these agreements is minimal.

16.  RELATED PARTY TRANSACTIONS

     In fiscal 2002, the Company entered into two note receivable agreements with two executives of the Company for $45,312 and $9,204. The notes accrue interest at 4.75% and are due in installments beginning December 2005 or upon a liquidation event. The notes are collateralized by common stock of the Company owned by the executives.

17.  SUBSEQUENT EVENTS

     On January 26, 2004, the Company granted 534,000 shares of Common Stock below fair value, to a new member of the Board of Directors and certain of the Company's employees at an exercise price of $0.15 per share.

     On April 1, 2004, the Company amended the 1998 Incentive and Nonqualified Stock Option Plan to increase the number the shares of common stock reserved for issuance from 19,144,594 to 21,569,594. During April and May of 2004 the company also granted 2,598,185 shares of Common Stock below fair value, to certain of the Company's employees at an exercise price of $0.25 per share.

     On May 21, 2004, the Company forgave notes receivable of $54,516 from two executives of the Company.

     On June 16, 2004, Tekelec and Telica represented to the Court that they intend to dismiss the action without prejudice. The Court has vacated all trial and pre-trial dates.

18.  LUCENT ACQUISITION (UNAUDITED)

     On May 21, 2004, Lucent Technologies Inc. ("Lucent") and the Company entered into a merger agreement under which Telica will merge with a newly formed subsidiary of Lucent and thereby become a wholly-owned subsidiary of Lucent. The merger received all requisite corporate approvals of Telica's board and stockholders, and is expected to be completed during the third quarter of calendar year 2004. Lucent will

                                  TELICA, INC.

issue 92,747,629 shares of its common stock to the stockholders of Telica and to the holders of Telica stock options upon exercise of those options pursuant to the merger agreement. Telica stockholders will be entitled to receive shares of Lucent common stock in exchange for their shares of Telica preferred stock and common stock. The number of shares of Lucent common stock issuable to each Telica stockholder will be determined based on specified conversion ratios.

                                    ANNEX A
 SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE (APPRAISAL
                                    RIGHTS)

     SECTION 262.  Appraisal rights.

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec. 251 (other than a merger effected pursuant to sec. 251(g) of this title), sec. 252, sec. 254, sec.257, sec. 258, sec. 263 or sec. 264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec. 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec.sec. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof:

             b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders:

             c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

             d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to sec. 228 or sec. 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                         ANNEX B

                                                               EXECUTION VERSION

                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                           LUCENT TECHNOLOGIES INC.,
                            ARREIS ACQUISITION INC.
                                      AND
                                  TELICA, INC.
                                  DATED AS OF
                                  MAY 21, 2004

                               TABLE OF CONTENTS

   1.  The Merger.............................................    B-1
     1.1   General............................................    B-1
     1.2   Certificate of Incorporation.......................    B-2
     1.3   By-Laws............................................    B-2
     1.4   Directors and Officers.............................    B-2
     1.5   Conversion of Securities...........................    B-2
     1.6   Adjustment of the Exchange Ratios..................    B-3
     1.7   Dissenting Shares..................................    B-3
     1.8   No Fractional Shares...............................    B-3
     1.9   Exchange Procedures; Distributions with Respect to
           Unexchanged Shares; Stock Transfer Books...........    B-4
     1.10  Return of Exchange Fund............................    B-5
     1.11  No Further Ownership Rights in Company Capital
       Stock..................................................    B-5
     1.12  Further Assurances.................................    B-5
   2.  Approval by Stockholders...............................    B-6
   3.  Representations and Warranties of the Company..........    B-6
     3.1   Organization.......................................    B-6
     3.2   Capitalization; Options and Other Rights...........    B-7
     3.3   Authority; Stockholder Vote........................    B-8
     3.4   Charter Documents..................................    B-9
     3.5   Financial Statements...............................    B-9
     3.6   Absence of Undisclosed Liabilities; Indebtedness...   B-10
     3.7   Operations and Obligations.........................   B-10
     3.8   Properties.........................................   B-11
     3.9   Customers and Suppliers............................   B-12
     3.10  Contracts..........................................   B-12
     3.11  Absence of Default.................................   B-13
     3.12  Litigation.........................................   B-13
     3.13  Compliance with Law................................   B-13
     3.14  Intellectual Property..............................   B-14
     3.15  Tax Matters........................................   B-15
     3.16  Employee Benefit Plans.............................   B-16
     3.17  Executive Employees; Stock Plans...................   B-17
     3.18  Labor and Employment Matters.......................   B-18
     3.19  Environmental Laws.................................   B-19
     3.20  Bank Accounts, Letters of Credit and Powers of
       Attorney...............................................   B-19
     3.21  Subsidiary.........................................   B-20
     3.22  Affiliate Transactions.............................   B-20
     3.23  Insurance..........................................   B-20
     3.24  Leases.............................................   B-21
     3.25  Assets.............................................   B-21
     3.26  Accounts Receivable and Inventory..................   B-21
     3.27  Export Control Laws................................   B-21
     3.28  Minute Books.......................................   B-22

     3.29  Financial Projections..............................   B-22
     3.30  Reorganization.....................................   B-22
     3.31  Information in Acquiror Registration Statement.....   B-22
     3.32  Internal Accounting Controls.......................   B-22
     3.33  Certain Payments...................................   B-22
     3.34  Complete Copies of Materials.......................   B-22
     3.35  Disclosure.........................................   B-22
   4.  Representations and Warranties of Acquisition and
    Acquiror..................................................   B-23
     4.1   Organization.......................................   B-23
     4.2   Capital Structure..................................   B-23
     4.3   Authority..........................................   B-23
     4.4   Litigation.........................................   B-24
     4.5   SEC Filings; Acquiror Financial Statements.........   B-24
     4.6   Information Supplied...............................   B-25
     4.7   Operations and Obligations.........................   B-25
     4.8   Interim Operations of Acquisition..................   B-25
     4.9   Reorganization.....................................   B-25
   5.  Conduct Pending Closing................................   B-25
     5.1   Conduct of Business Pending Closing................   B-25
     5.2   Prohibited Actions Pending Closing.................   B-25
     5.3   Access; Documents; Supplemental Information........   B-27
     5.4   No Solicitation....................................   B-27
     5.5   Filings; Other Actions.............................   B-28
     5.6   Company Stock Options..............................   B-29
     5.7   Company Stock Plans................................   B-30
     5.8   Employee Benefit Plans; Existing Agreement.........   B-30
     5.9   Indemnification....................................   B-30
     5.10  Comfort Letters....................................   B-31
     5.11  Stock Exchange Listing.............................   B-31
     5.12  Affiliates.........................................   B-31
     5.13  Notification of Certain Matters....................   B-31
     5.14  Reorganization.....................................   B-31
     5.15  Actions by the Parties.............................   B-31
     5.16  Performance Bonus Pool.............................   B-32
     5.17  Employee Retention Bonuses.........................   B-33
     5.18  Antitrust Laws.....................................   B-33
     5.19  Notification of Certain Matters....................   B-34
     5.20  FIRPTA.............................................   B-34
     5.21  Representation Letters.............................   B-34
     5.22  ERISA Compliance...................................   B-34
     5.23  S-4 Disclosure.....................................   B-34

   6.  Conditions Precedent...................................   B-34
     6.1   Conditions Precedent to Each Party's Obligation to
       Effect the Merger......................................   B-34
     6.2   Conditions Precedent to Obligations of Acquisition
       and Acquiror...........................................   B-35
     6.3   Conditions Precedent to the Company's
       Obligations............................................   B-37
     6.4   Frustration of Closing Conditions..................   B-38
   7.  Survival of Representation and Warranties..............   B-38
   8.  Indemnification........................................   B-38
     8.1   Escrow Shares......................................   B-38
     8.2   General Indemnification............................   B-38
     8.3   Damage Threshold...................................   B-38
     8.4   Escrow Period; Release of Escrow Fund..............   B-39
     8.5   Claims Upon Escrow Fund............................   B-39
     8.6   Apportionment of Taxes.............................   B-39
     8.7   Objections to Claims...............................   B-40
     8.8   Third-Party Claims.................................   B-40
     8.9   Company Stockholders' Representative...............   B-41
   9.  Brokers' and Finders' Fees.............................   B-41
     9.1   Company............................................   B-41
     9.2   Acquisition and Acquiror...........................   B-41
  10.  Expenses...............................................   B-42
  11.  Press Releases.........................................   B-42
  12.  Contents of Agreement; Parties in Interest; etc........   B-42
  13.  Assignment and Binding Effect..........................   B-42
  14.  Termination............................................   B-42
  15.  Definitions............................................   B-43
  16.  Notices................................................   B-46
  17.  Amendment..............................................   B-47
  18.  Governing Law..........................................   B-47
  19.  No Benefit to Others...................................   B-47
  20.  Severability...........................................   B-47
  21.  Section Headings.......................................   B-47
  22.  Schedules and Exhibits.................................   B-47
  23.  Extensions.............................................   B-48
  24.  Counterparts; Facsimile Transmissions..................   B-48
  25.  No Jury Trial..........................................   B-48
  26.  Construction...........................................   B-48

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER ("Agreement"), dated as of May 21, 2004, is by and among LUCENT TECHNOLOGIES INC., a Delaware corporation ("Acquiror"), ARREIS ACQUISITION INC., a Delaware corporation ("Acquisition"), and TELICA, INC., a Delaware corporation (the "Company").

                                   BACKGROUND

     A. The Company is a Delaware corporation with its registered office located at 1209 Orange Street, Wilmington, Delaware and has authorized 140,000,000 shares of common stock, $.01 par value per share ("Company Common Stock"), and 128,937,999 shares of preferred stock, $.01 par value per share, of which 6,500,000 shares have been designated Series A Convertible Preferred Stock ("Series A Preferred Stock"), 12,723,216 shares have been designated Series B Convertible Preferred Stock ("Series B Preferred Stock"), 8,102,679 shares have been designated Series B-1 Convertible Preferred Stock ("Series B-1 Preferred Stock") and 44,444,444 shares have been designated Series C Convertible Preferred Stock ("Series C Preferred Stock"); the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock are collectively referred to herein as the "Company Preferred Stock" and the Company Common Stock and the Company Preferred Stock are collectively referred to herein as the "Company Capital Stock". The Company is engaged principally in the design, development, production, marketing, distribution, maintenance and support of softswitch-based telecommunication products (the "Business").

     B. Acquiror is a Delaware corporation with its registered office located at 1013 Centre Road, Wilmington, Delaware.

     C. Acquisition is a wholly-owned subsidiary of Acquiror and was formed to merge with and into the Company so that as a result of the merger the Company will survive and become a wholly-owned subsidiary of Acquiror. Acquisition is a Delaware corporation and has authorized an aggregate of 100 shares of common stock without par value ("Acquisition Common Stock").

     D. The Board of Directors of each of Acquiror, Acquisition and the Company has determined that the merger of Acquisition with and into the Company (the "Merger") in accordance with the provisions of the General Corporation Law of the State of Delaware, as amended (the "DGCL"), and subject to the terms and conditions of this Agreement, is advisable and in the best interests of Acquiror, Acquisition and the Company and their respective stockholders.

     E. The Board of Directors of each of Acquiror, Acquisition and the Company has approved this Agreement and the transactions contemplated hereby.

     F. The parties intend that, for federal income Tax purposes, the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Code and that this Agreement shall constitute a plan of reorganization.

     NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound do hereby agree as follows:

     1. The Merger.

     1.1 General.

     (a) Subject to the terms and conditions of this Agreement and in accordance with the DGCL, at the Effective Time, (i) Acquisition shall be merged with and into the Company, (ii) the separate corporate existence of Acquisition shall cease and (iii) the Company shall be the surviving corporation (the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Delaware.

     (b) The Merger shall become effective at the time of filing of a Certificate of Merger, substantially in the form of Exhibit A attached hereto (the "Certificate of Merger"), with the Secretary of State of the State of Delaware in accordance with the provisions of Section 251 of the DGCL, or at such later time as may be stated in the Certificate of Merger or such later date as the parties may mutually agree (the "Effective Time"). Subject to the terms and conditions of this Agreement, the Company and Acquisition shall duly execute and file the Certificate of Merger with the Secretary of State of the State of Delaware upon consummation of the Closing. The closing of the Merger (the "Closing") shall take place at the offices of Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey at 10:00 A.M. two Business Days after the date on which the last of the conditions set forth in Section 6 shall have been satisfied or waived, or on such other date, time and place as the parties may mutually agree (the "Closing Date").

     (c) At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the property, rights, privileges, powers and franchises of the Company and Acquisition shall vest in the Surviving Corporation, and all of the debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Acquisition shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

     1.2 Certificate of Incorporation. The certificate of incorporation of the Company shall be amended in the Merger to read in its entirety as set forth on Annex A to the Certificate of Merger that is attached hereto as Exhibit A and as so amended shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided therein and by law.

     1.3 By-Laws. The by-laws of Acquisition, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter amended as provided therein and by law.

     1.4 Directors and Officers. From and after the Effective Time, (a) the directors of Acquisition at the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and by-laws of the Surviving Corporation, and (b) the officers of Acquisition at the Effective Time shall be the initial officers of the Surviving Corporation, in each case, until their respective successors are duly elected or appointed and qualified.

     1.5 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Acquisition, the Company or the holders of any of the following securities:

     (a) each issued and outstanding share of common stock of Acquisition shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation;

     (b) each share of Company Capital Stock held in the treasury of the Company and each share of Company Capital Stock owned by Acquisition or Acquiror shall be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto; and

     (c) subject to the provisions of Sections 1.6 and 1.8, each share of Company Capital Stock issued and outstanding immediately prior to the Effective Time (other than (i) shares canceled in accordance with Section 1.5(b) and (ii) Dissenting Shares) shall be converted into the right to receive (A) in the case of each share of Company Common Stock, 0.45901058 (such number as adjusted in accordance with Section 1.6, the "Common Stock Exchange Ratio"), (B) in the case of each share of Series A Preferred Stock, 1.37703185 (such number as adjusted in accordance with Section 1.6, the "Series A Exchange Ratio"), (C) in the case of each share of Series B Preferred Stock, 1.58872601 (such number as adjusted in accordance with Section 1.6, the "Series B Exchange Ratio"), (D) in the case of each share of Series B-1 Preferred Stock, 1.26936264 (such number as adjusted in accordance with Section 1.6, the "Series B-1 Exchange Ratio") and (E) in the case of each share of Series C Preferred Stock, 0.86752380 (such number as adjusted in accordance with Section 1.6, the "Series C Exchange Ratio"; each of the Common Stock Exchange Ratio, the Series A Exchange Ratio, the Series B Exchange Ratio, the Series B-1 Exchange Ratio and the Series C Exchange Ratio is referred to as an "Exchange Ratio" and collectively referred to as the "Exchange Ratios"), of a validly issued, fully paid and nonassessable share of Acquiror Common Stock including the corresponding percentage right (the "Right") to purchase shares of junior preferred stock, par value $1.00 per share, pursuant to the Rights Agreement, dated as of April 4, 1996, between Acquiror and The Bank of New York (successor to First Chicago Trust Company of New York), as Rights Agent. All references in this Agreement to Acquiror Common Stock to be received in accordance with the Merger shall be deemed, from and after the Effective Time, to include the Rights. As of the Effective Time and subject to Section 1.7, each share of Company Capital Stock shall no longer be outstanding and shall automatically be canceled, and each holder of a certificate representing any shares of Company Capital Stock shall cease to have any rights with respect thereto other than the right to receive
(i) shares of Acquiror Common Stock to be issued in consideration therefor upon the surrender of such certificate, (ii) any dividends and other distributions in accordance with Section 1.9(c) and (iii) any cash, without interest, to be paid in lieu of any fractional share of Acquiror Common Stock in accordance with
Section 1.8.

     1.6 Adjustment of the Exchange Ratios. In the event that, prior to the Effective Time, any stock split, combination, reclassification or stock dividend with respect to the Acquiror Common Stock, any change or conversion of Acquiror Common Stock into other securities or any other dividend or distribution with respect to the Acquiror Common Stock (other than regular quarterly dividends) should occur or, if a record date with respect to any of the foregoing should occur, appropriate and proportionate adjustments shall be made to each Exchange Ratio, and thereafter all references to an Exchange Ratio shall be deemed to be to such Exchange Ratio as so adjusted.

     1.7 Dissenting Shares.

     (a) Notwithstanding any provision of this Agreement to the contrary, shares of Company Capital Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall not have consented to the Merger in writing and who shall have demanded properly in writing appraisal for such shares in accordance with Section 262 of the DGCL (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the consideration set forth in Section 1.5(c). Such stockholders shall be entitled to receive such consideration as is determined to be due with respect to such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares under Section 262 of the DGCL shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the shares of Acquiror Common Stock specified in Section 1.5(c), without any interest thereon, upon surrender, in the manner provided in Section 1.9, of the certificate or certificates that formerly evidenced such Dissenting Shares less the number of shares of Acquiror Common Stock allocable to such stockholder that are to be deposited in the Escrow Fund in respect of Company Capital Stock pursuant to Sections 1.9(b) and 8.1.

     (b) The Company shall give Acquiror (i) prompt notice in writing of any demands for appraisal received by the Company, withdrawals of such demands, and any other related instruments served pursuant to the DGCL and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Acquiror, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

     1.8 No Fractional Shares. No certificates or scrip representing fractional shares of Acquiror Common Stock shall be issued upon the surrender for exchange of Certificates and such fractional share shall not entitle the record or beneficial owner thereof to vote or to any other rights as a stockholder of Acquiror. In lieu of receiving any such fractional share (after taking into account all Certificates delivered by such stockholder), the stockholder shall receive cash (without interest) in an amount rounded to the nearest whole cent, determined by multiplying (i) the per share closing price on the New York Stock Exchange, Inc. (the "NYSE") of Acquiror Common Stock (as reported on the NYSE Composite Transactions Tape as such Tape is reported in The Wall Street Journal or another recognized business publication) on the date immediately preceding the date on which the Effective Time shall occur (or, if the Acquiror Common Stock did not trade on the NYSE on such prior date, the last day of trading in Acquiror Common Stock on the NYSE prior to the

Effective Time) by (ii) the fractional share to which such holder would otherwise be entitled. Acquiror shall make available to the Exchange Agent the cash necessary for this purpose.

     1.9 Exchange Procedures; Distributions with Respect to Unexchanged Shares; Stock Transfer Books.

     (a) As of the Effective Time, Acquiror shall deposit with the Exchange Agent for the benefit of the holders of shares of Company Capital Stock, certificates representing the shares of Acquiror Common Stock to be issued pursuant to Section 1.5(c) in exchange for the shares of Company Capital Stock less the number of shares of Acquiror Common Stock to be deposited in the Escrow Fund pursuant to Section 8.1. Such shares of Acquiror Common Stock deposited with the Exchange Agent, together with any dividends or distributions with respect thereto pursuant to Sections 1.8 and 1.9(c), are referred to herein as the "Exchange Fund".

     (b) As soon as practicable after the Effective Time, Acquiror shall cause the Exchange Agent to send to each Person who was, at the Effective Time, a holder of record of certificates which represented outstanding Company Capital Stock (the "Certificates") which shares were converted into the right to receive Acquiror Common Stock pursuant to Section 1.5(c), a letter of transmittal which
(i) shall specify that delivery shall be effected and risk of loss and title to such Certificates shall pass, only upon actual delivery thereof to the Exchange Agent and (ii) shall contain instructions for use in effecting the surrender of the Certificates. Upon surrender to the Exchange Agent of Certificates for cancellation, together with such letter of transmittal duly executed and such other documents as the Exchange Agent may reasonably require, such holder shall be entitled to receive in exchange therefor (A) a certificate representing the number of whole shares of Acquiror Common Stock into which the Company Capital Stock represented by the surrendered Certificate shall have been converted into the right to receive at the Effective Time less such holder's pro rata portion of the number of shares of Acquiror Common Stock to be deposited in the Escrow Fund on such holder's behalf pursuant to Section 8, (B) cash in lieu of any fractional share of Acquiror Common Stock in accordance with Section 1.8 and (C) dividends and distributions, if any, that are payable in accordance with Section 1.9(c), and the Certificates so surrendered shall then be canceled. Subject to Sections 1.7, 1.8 and 1.9(c), until surrendered as contemplated by this Section 1.9(b), each Certificate from and after the Effective Time shall be deemed to represent only the right to receive, upon such surrender, the number of shares of Acquiror Common Stock into which such Company Capital Stock shall have been converted. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Section 8, Acquiror shall cause to be delivered to the Escrow Agent certificates representing, for each Company Stockholder other than Company Stockholders who hold Dissenting Shares, 10% of the shares of Acquiror Common Stock to be issued to such Company Stockholder pursuant to the Merger, rounded down to the nearest whole number of such shares of Acquiror Common Stock. The shares of Acquiror Common Stock so delivered to the Escrow Agent shall be delivered in exchange for Company Capital Stock pursuant to the Merger and shall be registered in the name of the Escrow Agent as nominee for the holders of Certificates canceled pursuant to this Section
1.9. Such shares shall be beneficially owned by such holders, shall be held in escrow and shall be available to compensate Acquiror as provided in Section 8. To the extent not used for such purpose, such shares shall be released, as provided in Section 8.

     (c) No dividends or other distributions declared or made after the Effective Time with respect to the Acquiror Common Stock with a record date after the Effective Time shall be paid to any holder entitled by reason of the Merger to receive certificates representing Acquiror Common Stock and no cash payment in lieu of a fractional share of Acquiror Common Stock shall be paid to any such holder pursuant to Section 1.8 until such holder shall have surrendered its Certificates pursuant to this Section 1.9. Subject to applicable law, following surrender of any such Certificate, such holder shall be paid, in each case, without interest, (i) the amount of any dividends or other distributions theretofore paid with respect to the shares of Acquiror Common Stock represented by the certificate received by such holder and having a record date on or after the Effective Time and a payment date prior to such surrender and (ii) at the appropriate payment date or as promptly as practicable thereafter, the amount of any dividends or other distributions payable with respect to such shares of Acquiror Common Stock and having a record date on or after the Effective Time but prior to such surrender and a payment date on or after such surrender.

     (d) If any certificate representing shares of Acquiror Common Stock or any cash is to be issued or paid to any Person other than the registered holder of the Certificate surrendered in exchange therefor, it shall be a condition to such exchange that such surrendered Certificate shall be properly endorsed and otherwise in proper form for transfer and such Person either (i) shall pay to the Exchange Agent any transfer or other Taxes required as a result of the issuance of such certificates of Acquiror Common Stock and the distribution of such cash payment to such Person or (ii) shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not applicable. Acquiror, the Escrow Agent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Capital Stock such amounts as Acquiror, the Escrow Agent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign Tax law. To the extent that amounts are so withheld by Acquiror, the Escrow Agent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Capital Stock in respect of which such deduction and withholding was made by Acquiror, the Escrow Agent or the Exchange Agent. All amounts in respect of Taxes received or withheld by Acquiror shall be disposed of by Acquiror in accordance with the Code or such state, local or foreign Tax law, as applicable.

     (e) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and subject to such other conditions as the Board of Directors of the Surviving Corporation may reasonably impose, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the shares of Acquiror Common Stock as determined under Section 1.5(c) and pay any cash, dividends or other distributions as determined in accordance with Sections
1.8 and 1.9(c) in respect of such Certificate; provided, that Acquiror may, in its reasonable discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to deliver a bond in such sum as it may reasonably require as indemnity against any claim that may be made against Acquiror, the Surviving Corporation or the Exchange Agent with respect to the Certificate alleged to have been lost, stolen or destroyed.

     (f) At the close of business on the day on which the Effective Time occurs, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Capital Stock on the records of the Company. From and after the Effective Time, the holders of shares of Company Capital Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares except as otherwise provided herein or by applicable law.

     1.10 Return of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the former holders of Company Capital Stock for six (6) months after the Effective Time shall be delivered to Acquiror, upon its request, and any such former holders who have not theretofore surrendered to the Exchange Agent their Certificates in compliance herewith shall thereafter look only to Acquiror for payment of their claim for shares of Acquiror Common Stock, any cash in lieu of fractional shares of Acquiror Common Stock and any dividends or distributions with respect to such shares of Acquiror Common Stock. None of Acquiror, Acquisition, the Exchange Agent, the Escrow Agent or the Company shall be liable to any former holder of Company Capital Stock for any such shares of Acquiror Common Stock held in the Exchange Fund or in escrow hereunder (and any cash, dividends and distributions payable in respect thereof) which are delivered to a public official pursuant to an official request under any applicable abandoned property, escheat or similar law.

     1.11 No Further Ownership Rights in Company Capital Stock. All certificates representing shares of Acquiror Common Stock delivered upon the surrender for exchange of any Certificate in accordance with the terms hereof, as well as any cash paid pursuant to Section 1.8 or Section 1.9, shall be deemed to have been delivered (and paid) in full satisfaction of all rights pertaining to the Company Capital Stock previously represented by such Certificate.

     1.12 Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving

Corporation, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either the Company or Acquisition or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either the Company or Acquisition, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of the Company or Acquisition, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of the Company or Acquisition, as applicable, and otherwise to carry out the purposes of this Agreement.

     2. Approval by Stockholders. Each of the Company and Acquisition shall solicit written consent of its stockholders in lieu of a meeting of its stockholders for purposes of voting upon this Agreement. Each of the Company and Acquisition will, through their respective boards of directors, recommend to their respective stockholders adoption of this Agreement. As soon as practicable after the execution of this Agreement, the Company shall solicit, from stockholders who (a) are either directors or officers of the Company or who hold at least 5% of the outstanding Company Capital Stock (treating each share of Company Preferred Stock as the number of shares of Company Common Stock into which it is convertible) and (b) collectively hold (i) a majority of the outstanding shares of Company Capital Stock treating the outstanding shares of Company Common Stock and Company Preferred Stock together as a single class (treating each share of Company Preferred Stock as the number of shares of Company Common Stock into which it is convertible), (ii) two thirds of the outstanding shares of Company Preferred Stock treating the outstanding shares of each series of Company Preferred Stock together as a single class (treating each share of Company Preferred Stock as the number of shares of Company Common Stock into which it is convertible) and (iii) a majority of the outstanding shares of each series of Company Preferred Stock, irrevocable consents (collectively, the "Majority Stockholders Consent") to the Merger, to the adoption of this Agreement and to the approval and adoption of a proposed amendment to the Company's certificate of incorporation, such Majority Stockholders Consent to be in all material respects in the form and substance of the consent set forth in Exhibit B annexed hereto. All such consents shall be solicited by the Company in accordance with Section 228 of the DGCL. Promptly after receiving the Majority Stockholder Consent from the holders described above, the Company shall provide notice thereof to those stockholders of the Company entitled to receive notice thereof pursuant to Section 228 and Section 262(d)(2) of the DGCL, such notice to be in form and substance satisfactory to Acquiror and to specify that further information regarding the matters described therein shall be provided in the Prospectus. The Company shall provide Acquiror with a copy of all materials to be distributed to its stockholders describing the transactions contemplated hereby not later than three (3) days prior to distribution. The Company, Acquisition and Acquiror each agree to execute and deliver such further documents and instruments and to do such other acts and things as may be required to complete all requisite corporate action in connection with the transactions contemplated by this Agreement. All materials distributed to the stockholders of the Company with respect to this Agreement or with respect to any description of appraisal rights available to such stockholders shall be in form and substance reasonably acceptable to Acquiror and shall be in accordance with applicable law.

     3. Representations and Warranties of the Company. Concurrent with the execution of this Agreement, the Company has provided to Acquiror a document, dated the date hereof and entitled "Disclosure Schedules", containing various schedules. References herein to a "Schedule" shall constitute references to the particular schedule so designated within such document, provided that the disclosures in any schedule shall qualify other sections or subsections of this
Section 3 solely to the extent a cross-reference to the applicable schedule is included therein. The Company represents and warrants to Acquisition and Acquiror that the following statements are true and correct as of the date of this Agreement:

     3.1 Organization. Each of the Company and its Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and has all requisite power and authority (corporate or otherwise) and all necessary governmental approvals to carry on its business as it has been and is now being conducted. Each of the Company and its Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing could not reasonably be expected to have a Material Adverse Effect on the Company.

     3.2 Capitalization; Options and Other Rights.

     (a) The total authorized shares of capital stock of the Company consists of
(i) 140,000,000 shares of Company Common Stock, of which 23,998,020 shares are issued and outstanding (the "Outstanding Common Shares") and 99,075,063 shares have been reserved for issuance upon the conversion of the Company Preferred Stock (collectively, the "Reserved Common Shares" and together with the Outstanding Common Shares, the "Common Shares"); and (ii) 128,937,999 shares of Company Preferred Stock, of which (A) 6,500,000 shares have been designated as Series A Preferred Stock, all of which shares are issued and outstanding, (B) 12,723,216 shares have been designated as Series B Preferred Stock, all of which shares are issued and outstanding, (C) 8,102,679 shares have been designated as Series B-1 Preferred Stock, all of which shares are issued and outstanding, and
(D) 44,444,444 shares have been designated as Series C Preferred Stock, all of which shares are issued and outstanding (all of the outstanding shares of Company Preferred Stock, collectively, the "Preferred Shares"; all of the outstanding Common Shares and the Preferred Shares are collectively referred to herein as the "Shares"). All of the Outstanding Common Shares have been duly and validly authorized and issued and are fully paid and nonassessable and all of the Reserved Common Shares, when issued upon the conversion of the Company Preferred Stock, will be duly and validly authorized and issued and fully paid and nonassessable. All of the Preferred Shares have been duly and validly authorized and issued and are fully paid and nonassessable. None of the Shares has been issued and none of such Company Capital Stock will be issued in violation of the rights of first refusal, preemptive rights or other comparable rights of any Person. The Outstanding Common Shares and the Preferred Shares have been issued, and any shares of Company Common Stock which may be issued upon the conversion of the Company Preferred Stock or exercise of stock options, will be issued, in compliance in all material respects with all applicable Federal and state laws and regulations, including without limitation securities laws and regulations.

     (b) Except as set forth in Schedule 3.2(b) there are no existing agreements, subscriptions, options, warrants, calls, commitments, trusts (voting or otherwise), or rights of any kind whatsoever granting to any Person any interest in or the right to purchase or otherwise acquire from the Company or granting to the Company any interest in or the right to purchase or otherwise acquire from any Person, at any time, or upon the occurrence of any stated event, any securities of the Company, whether or not presently issued or outstanding, nor are there any outstanding securities of the Company or any other entity which are convertible into or exchangeable for other securities of the Company, nor are there any agreements, subscriptions, options, warrants, calls, commitments or rights of any kind granting to any Person any interest in or the right to purchase or otherwise acquire from the Company or any other Person any securities so convertible or exchangeable, nor, to the Best Knowledge of the Company, are there any proxies, agreements or understandings with respect to the voting of the Shares or the direction of the business operations or conduct of the Company or its Subsidiary.

     (c) Schedule 3.2(c) sets forth a true and complete list of all holders of Company Capital Stock as of the date hereof (including the amount and type of security held by each such holder).

     (d) Schedule 3.2(d) sets forth a true and complete list of all outstanding Company Stock Options, showing for each such Option as of the date hereof: (i) the name of the optionee, (ii) the number of shares of Company Common Stock issuable, (iii) the number of vested shares and the dates unvested shares will vest, (iv) the date of expiration, (v) the exercise price and (vi) whether or not such Option is intended to be an "incentive stock option" under Section 422 of the Code. The Company Stock Options have been duly and validly authorized and issued, and the shares of Company Common Stock to be issued upon the exercise of the Company Stock Options will be duly and validly authorized and issued and will be issued in compliance in all material respects with all applicable Federal and state securities laws and regulations. The Company has not granted any options to purchase shares of Company Preferred Stock. Except as set forth in Schedule 3.2(d), all of the Company Stock Options have been granted pursuant to the Company's Restated 1998 Incentive and Non-Qualified Stock Option Plan.

     (e) No event has occurred since October 4, 2001 which would require the Conversion Rate (as such term is defined in the Company's Certificate of Amendment to its Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on October 4, 2001) for any series of Company Preferred Stock to be adjusted.

     (f) On May 21, 2004, the Board of Directors of the Company approved an amendment to the Company's certificate of incorporation to provide that (i) the holders of Company Preferred Stock shall not have any right to receive any liquidation preference or premium payable in cash in lieu of shares of Acquiror Common Stock pursuant to the Merger and (ii) upon consummation of the Merger, the shares of Company Capital Stock shall be converted into the right to receive shares of Acquiror Common Stock in the manner contemplated by this Agreement (the "Charter Amendment") and recommended that the Company's stockholders adopt the Charter Amendment. A copy of the Charter Amendment is set forth in Exhibit C annexed hereto.

     (g) With respect to all Company Stock Options intended to be "incentive stock options" under Section 422 of the Code, the Company (i) attempted in good faith to determine the fair market value (as of the grant date) of the Company Common Stock subject to such Company Stock Options and (ii) established an exercise price for such Company Stock Options at least equal to such fair market value.

     3.3 Authority; Stockholder Vote.

     (a) The Company has full corporate power and authority to execute, deliver and perform this Agreement, the other Transaction Agreements, and each of the transactions contemplated hereby or thereby. The execution, delivery and performance of this Agreement and the other Transaction Agreements by the Company have been duly authorized and approved by all necessary corporate or other action of the Company and, except for (i) the approval of this Agreement and the transactions contemplated hereunder and the approval of the Charter Amendment by the holders of the Shares, (ii) the filing and recordation of appropriate merger documents as required by the DGCL, and (iii) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), no other corporate or other proceedings on the part of the Company are necessary to authorize this Agreement, the other Transaction Documents and the transactions contemplated hereby. When received by the Company, the Majority Stockholders Consent shall comply in all respects with the Company's Certificate of Incorporation and By-Laws and the DGCL; provided that the Majority Stockholders Consent is signed by the holders of a majority of the outstanding shares of Company Capital Stock treating the outstanding shares of Company Common Stock and Company Preferred Stock together as a single class (treating each share of Company Preferred Stock as the number of shares of Company Common Stock into which it is convertible), by the holders of two thirds of the outstanding shares of Company Preferred Stock treating the outstanding shares of each series of Company Preferred Stock together as a single class (treating each share of Company Preferred Stock as the number of shares of Company Common Stock into which it is convertible) and by the holders of a majority of the outstanding shares of each series of Company Preferred Stock, no other vote of or action by the stockholders of the Company is required to adopt and approve this Agreement or the Charter Amendment or to consummate the Merger or the other transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and is the legal, valid and binding obligation of the Company, and the other Transaction Agreements, when executed and delivered by the Company will be duly authorized, executed and delivered by the Company and will be the legal, valid and binding obligation of the Company, in each case enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     (b) The execution, delivery and performance by the Company of this Agreement and the other Transaction Agreements, and the consummation of the Merger, do not, and will not, (i) violate or conflict with any provision of the Certificate of Incorporation or By-laws of the Company or its Subsidiary, (ii) violate any law, rule, regulation, order, writ, injunction, judgment or decree of any court, Governmental Authority or regulatory agency, except for violations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company, or (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any note, bond, indenture, lien, mortgage, lease, permit, guaranty or other agreement, instrument or obligation, oral or written, to which the Company or its Subsidiary is a party or by which any of its properties may be bound, except (A) as set forth in Schedule 3.3(b) and (B) for violations, breaches or defaults which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company.

     (c) Except as set forth on Schedule 3.3(c), the execution and delivery of this Agreement or any other Transaction Agreement by the Company do not, and the performance by the Company of this Agreement or any other Transaction Agreement will not, require any consent, approval, authorization or permission of, or filing with or notification to any governmental or regulatory authority, domestic or foreign, or any other Person except for (i) the filing and recordation of appropriate merger documents as required by the DGCL, (ii) the filing of a premerger notification and report form by the Company under the HSR Act, (iii) any consents required pursuant to this Agreement and (iv) any such consent, approval, authorization, permission, notice or filing which if not obtained or made could not reasonably be expected to have a Material Adverse Effect on the Company.

     (d) The Board of Directors of the Company (i) has unanimously approved and declared the advisability of this Agreement, the other Transaction Agreements, the Charter Amendment and the transactions contemplated hereby and thereby, (ii) has determined that the terms of the Merger and the Charter Amendment are advisable and in the best interests of the stockholders of the Company, and
(iii) has resolved to recommend the approval of the Merger, the adoption of this Agreement and the Charter Amendment and the consummation of the transactions contemplated hereby to the stockholders of the Company.

     (e) Pursuant to the Charter, the By-laws of the Company, the DGCL and any other applicable law, the only approval of holders of Company Capital Stock required to approve the Merger and to approve and adopt the Charter Amendment, this Agreement and the transactions contemplated hereby is the approval of (i) a majority of the outstanding shares of Company Common Stock and Company Preferred Stock (treating each share of Company Preferred Stock as the number of shares of Company Common Stock into which it is convertible) treating the outstanding shares of Company Common Stock and Company Preferred Stock together as a single class, (ii) two-thirds of the outstanding shares of Company Preferred Stock (treating each share of Company Preferred Stock as the number of shares of Company Common Stock into which it is convertible) treating the outstanding shares of each series of Company Preferred Stock together as a single class and
(iii) a majority of the outstanding shares of each series of Company Preferred Stock.

     3.4 Charter Documents. Schedule 3.4 contains a true, complete and correct copy of the Certificate of Incorporation and the By-laws, and all amendments thereto, of each of the Company and its Subsidiary. The Certificate of Incorporation and By-laws of each of the Company and its Subsidiary are in full force and effect and, subject to the actions taken and to be taken hereunder with respect to the Charter Amendment, have not been amended since the date set forth thereon. Neither the Company nor its Subsidiary is in violation of any provision of its Certificate of Incorporation or By-laws.

     3.5 Financial Statements.

     (a) Schedule 3.5 contains true and complete copies of the following financial statements of the Company (the "Financial Statements"):

          (i) audited consolidated balance sheet of the Company and its Subsidiary as of December 31, 2002 audited and with a report by PricewaterhouseCoopers LLP, and an unaudited consolidated balance sheet of the Company and its Subsidiary as of December 31, 2003 (such balance sheet as of December 31, 2003, the "Balance Sheet");

          (ii) audited consolidated statements of operations, stockholders' equity and cash flows of the Company and its Subsidiary for the years ended December 31, 2001 and 2002 audited and with a report by PricewaterhouseCoopers LLP, and unaudited consolidated statements of operations, stockholders' equity and cash flows of the Company and its Subsidiary for the year ended December 31, 2003 (such unaudited statements for the year ended December 31, 2003, the "Unaudited Consolidated Statements");

          (iii) unaudited consolidated balance sheet of the Company and its Subsidiary as of March 31, 2004 (the "Unaudited Balance Sheet"); and

          (iv) unaudited consolidated statements of operations and cash flows of the Company and its Subsidiary for the three-month periods ended March 31, 2003 and 2004.

     (b) The Financial Statements were prepared in accordance with GAAP (except, in the case of the unaudited financial statements, for normal and recurring year-end adjustments and the omission of footnotes), on a basis consistent with that of preceding accounting periods. The Financial Statements were prepared on the basis of the books and records of the Company and, to the extent its Subsidiary was then organized, such Subsidiary (in each case, as of the date of such Financial Statements) and present fairly, in all material respects, the consolidated financial position of the Company as of the dates thereof and, to the extent applicable, the Company's consolidated results of operations, changes in stockholders' equity and cash flows for each of the periods then ended in conformity with GAAP, on a basis consistent with that of preceding accounting periods.

     3.6 Absence of Undisclosed Liabilities; Indebtedness.

     (a) Except as disclosed on Schedule 3.6(a), neither the Company nor its Subsidiary has any liability or obligation of any nature (whether absolute, accrued, contingent or otherwise) which is in excess of amounts shown or reserved therefor in the Financial Statements other than (a) liabilities or obligations not required under GAAP on a basis consistent with that of preceding accounting periods to be reported on such Financial Statements and (b) liabilities or obligations incurred after the date of the Unaudited Balance Sheet in the ordinary course of business and consistent with past practice.

     (b) Except as disclosed on Schedule 3.6(b), the Company and its Subsidiary do not have any Indebtedness.

     3.7 Operations and Obligations.

     (a) Except as set forth in Schedule 3.7(a) or reflected on the Unaudited Balance Sheet, since December 31, 2003:

          (i) there has been no event or condition that has had or reasonably could be expected to have a Material Adverse Effect; and

          (ii) there has been no impairment, damage, destruction, loss or claim, whether or not covered by insurance, or condemnation or other taking adversely affecting in any material respect any of the Company's material assets.

     (b) Except (i) as set forth in Schedule 3.7(b) and (ii) for actions required to be taken hereunder or approved in advance thereof by Acquiror in writing, since December 31, 2003 the Company and its Subsidiary have conducted their business only in the ordinary course and consistent with past practice. Without limiting the generality of the foregoing, since December 31, 2003, except as set forth in Schedule 3.7(b), neither the Company nor its Subsidiary has:

          (i) issued, delivered or agreed (conditionally or unconditionally) to issue or deliver, or granted any option, warrant or other right to purchase, any of its capital stock or other equity interest or any security convertible into its capital stock or other equity interest;

          (ii) other than in the ordinary course of business consistent with past practice, issued, delivered or agreed (conditionally or unconditionally) to issue or deliver any bonds, notes or other debt securities, or borrowed or agreed to borrow any funds or entered into any lease the obligations of which, in accordance with GAAP, would be capitalized;

          (iii) paid any obligation or liability (absolute or contingent) other than current liabilities reflected in the Balance Sheet and current liabilities incurred since December 31, 2003 in the ordinary course of business consistent with past practice;

          (iv) declared or made, or agreed to declare or make, any payment of dividends or distributions to its stockholders or purchased or redeemed, or agreed to purchase or redeem, any Company Capital Stock or any equity interest in its Subsidiary;

          (v) except in the ordinary course of business consistent with past practice, made or permitted any material amendment or termination of any agreement to which the Company or its Subsidiary is a party and is or should be set forth on Schedule 3.10;

          (vi) undertaken or committed to undertake capital expenditures exceeding $75,000 for any single project or related series of projects;

          (vii) sold, leased (as lessor), transferred or otherwise disposed of, mortgaged or pledged, or imposed or suffered to be imposed any Lien on, any of the assets reflected on the Balance Sheet or any assets acquired by the Company after December 31, 2003, except for inventory and personal property sold or otherwise disposed of for fair value in the ordinary course of its business consistent with past practice and except for Permitted Liens;

          (viii) canceled any debts owed to it or claims held by it (including the settlement of any claims or litigation) other than in the ordinary course of its business consistent with past practice;

          (ix) accelerated or delayed collection of accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected except in the ordinary course of its business consistent with past practice;

          (x) delayed or accelerated payment of any account payable or other liability beyond or in advance of its due date or the date when such liability would have been paid except in the ordinary course of its business consistent with past practice;

          (xi) entered into or become committed to enter into any other transaction except in the ordinary course of business consistent with past practice;

          (xii) allowed the levels of supplies or other materials included in the inventory of the Company or its Subsidiary to vary materially from the levels customarily maintained in accordance with past practice;

          (xiii) except for increases in the ordinary course of business consistent with past practice, instituted any increase in any compensation payable to any employee of the Company or its Subsidiary, amended any Benefit Plan or modified any other benefits made available to any such employees;

          (xiv) made any change in the accounting principles or made any material change in the accounting practices used by the Company from those applied in the preparation of the Financial Statements; or

          (xv) taken any of the actions which, under Section 5.2, the Company and its Subsidiary are prohibited from taking between the date hereof and the Closing Date.

     (c) There are no accrued and unpaid dividends or distributions with respect to the Company Capital Stock.

     3.8  Properties.

     (a) Except as set forth on Schedule 3.8(a), each of the Company and its Subsidiary has good and valid title to all its properties and assets reflected on the Unaudited Balance Sheet or acquired after the date thereof except for (i) properties and assets sold or otherwise disposed of in the ordinary course of business since the date of the Unaudited Balance Sheet, (ii) leasehold interests, in which event the Company or its Subsidiary has a valid leasehold interest and (iii) properties and assets which individually or in the aggregate are not material to the operations of the business of the Company and its Subsidiary taken as a whole.

     (b) Neither the Company nor its Subsidiary owns any real property, nor has the Company or its Subsidiary ever owned any real property.

     3.9 Customers and Suppliers. Except as set forth in Schedule 3.9, since December 31, 2003, none of the Company's customers which individually accounted for more than 5% of the Company's consolidated gross revenues during the twelve-month period ended March 31, 2004 has notified the Company in writing that it has terminated or to the Best Knowledge of the Company indicated orally that it intends to terminate any agreement with the Company or its Subsidiary. Since December 31, 2003, no material supplier of the Company or its Subsidiary has to the Best Knowledge of the Company indicated that it will stop, or decrease the rate of, supplying materials, products or services to the Company or its Subsidiary. Except as set forth in Schedule 3.9, the Company and its Subsidiary do not purchase any material item from a sole source which, if such sole source terminated doing business with the Company and its Subsidiary, could not be replaced without Material Adverse Effect on the Company.

     3.10  Contracts.  Schedule 3.10 lists (separately, for clauses (a) through
(l) below) each of the following, to the extent they are currently in effect:

     (a) each written contract or commitment which creates an obligation on the part of the Company or its Subsidiary in excess of $75,000;

     (b) each written debt instrument, including, without limitation, any loan agreement, line of credit, promissory note, security agreement or other evidence of indebtedness, where the Company or its Subsidiary is a lender, borrower or guarantor, in a principal amount in excess of $50,000;

     (c) each non-competition agreement or any other similar agreement or obligation which purports to limit the manner, industry, line of business or the localities in which the business of the Company and its Subsidiary is conducted, or which limits the customers or prospective customers that the Company and its Subsidiary may serve;

     (d) each written contract to which the Company or its Subsidiary is a party which contains a change of control provision or a prohibition against assignment to the extent the transactions contemplated by this Agreement would contravene or otherwise trigger any such provisions;

     (e) each written contract or commitment in excess of $50,000 to which the Company or its Subsidiary is a party for any charitable contribution;

     (f) each written joint venture agreement, operating agreement, limited liability agreement or partnership agreement to which the Company or its Subsidiary is a party;

     (g) each written distributorship, sales agency, sales representative, reseller or marketing, value added reseller, original equipment manufacturing, technology transfer, source code license or other license or other agreement containing the right to license or sublicense software and/or technology, in each case, to which the Company or its Subsidiary is a party;

     (h) each written agreement in excess of $50,000 to which the Company or its Subsidiary is a party with respect to any assignment, discounting or reduction of any receivables of the Company or its Subsidiary;

     (i) each agreement, option or commitment or right with, or held by, any third party to acquire any assets or properties, or any interest therein, of the Company or its Subsidiary, having a value in excess of $50,000, except for contracts for the sale of inventory, machinery or equipment in the ordinary course of business;

     (j) each written employment or consulting contract entered into by the Company or its Subsidiary;

     (k) each supply agreement that the Company and its Subsidiary could not readily replace without a material impact on the Company or its Subsidiary; and

     (l) each agreement entered into by the Company or its Subsidiary pursuant to which any broker, investment banker or financial advisor is entitled to receive a brokerage fee, financing commission or other commission or fee from the Company in respect of the execution of this Agreement or the consummation of the transactions contemplated hereby.

Except as set forth on Schedule 3.10 or as provided in this Agreement, (i) there are no oral contracts or oral commitments of the types described in this Section
3.10 which create an obligation on the part of the Company or its Subsidiary in excess of $25,000, (ii) there are no contracts or commitments currently in effect between the Company or its Subsidiary and any Affiliate of the Company,
(iii) there are no contracts, commitments or arrangements currently in effect between the Company or its Subsidiary and any employee which require the payment of any compensation upon the occurrence of any specified contingency, (iv) there are no contracts or arrangements, except this Agreement, currently in effect which require notice to, the consent of, or any payment of any compensation (whether as a penalty, liquidated damages or otherwise) to any party with respect to the Merger or any of the transactions contemplated hereby, and (v) there are no contracts currently in effect to which the Company or its Subsidiary is a party which would create rights to any Person against Acquiror or any of its Affiliates (other than rights against the Company and its Subsidiary as in effect on the Closing Date). The Company has no outstanding or executory letters of intent relating to any business combination (other than letters of intent terminated by the Company).

     3.11 Absence of Default. Except as set forth in Schedule 3.11, (a) each of the agreements listed on Schedules 3.10, 3.14, 3.17 and 3.24 constitutes a valid and binding obligation of the parties thereto, is in full force and effect and will continue in full force and effect after giving effect to the Merger, in each case, without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder and without notice to, the consent, approval or act of, or the making of any filing with, any other Person; (b) the Company and its Subsidiary have fulfilled and performed in all material respects their obligations under each such agreement to which they are a party; (c) the Company and its Subsidiary are not and are not alleged in writing to be, and, to the Best Knowledge of the Company, each other party to any such agreement is not, in default under, nor is there or is there alleged in writing to be any basis for termination of, any such agreement; (d) no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by the Company or, to the Best Knowledge of the Company, by any such other party, and (e) neither the Company nor its Subsidiary is currently renegotiating any such agreement or paying liquidated damages in lieu of performance thereunder. The Company has previously delivered complete and correct copies of all such agreements (including all amendments) to Acquiror.

     3.12  Litigation.

     (a) Except as set forth on Schedule 3.12, (i) there are no actions, suits, arbitrations, legal or administrative proceedings or investigations pending or, to the Best Knowledge of the Company, threatened against the Company or its Subsidiary; and (ii) neither the Company nor its Subsidiary, nor the assets, properties or business of the Company or its Subsidiary, is subject to any judgment, order, writ, injunction or decree of any court, governmental agency or arbitration tribunal. Except as set forth on Schedule 3.12, neither the Company nor its Subsidiary is the plaintiff in any such proceeding nor is the Company or its Subsidiary contemplating commencing legal action against any other Person.

     (b) Neither the Company nor its Subsidiary is a party to any suit, action, arbitration or legal, administrative, governmental or other proceeding or the subject of any investigation pending or, to the Best Knowledge of the Company, threatened, which could reasonably be expected to have a Material Adverse Effect on the Company.

     (c) There is no judgment, order, writ, injunction or decree of any court, governmental agency or arbitration tribunal to which the Company or its Subsidiary is subject which could reasonably be expected have a Material Adverse Effect on the Company.

     3.13  Compliance with Law.  Except as set forth in Schedule 3.13:

     (a) Each of the Company and its Subsidiary has complied in all material respects with, and is not in violation in any material respect of, any constitution, law, ordinance or governmental rule or regulation (collectively, "Laws") to which it or its business is subject;

     (b) each of the Company and its Subsidiary has obtained all licenses, permits, certificates or other governmental authorizations (collectively "Authorizations") necessary for the ownership or use of its assets and properties or the conduct of its business other than Authorizations (i) which are ministerial in nature and which the Company or its Subsidiary has no reason to believe would not be issued in due course and (ii) which, the failure of the Company or its Subsidiary to possess, would not subject the Company and its Subsidiary to penalties other than fines not to exceed $10,000 in the aggregate ("Immaterial Authorizations"); and

     (c) neither the Company nor its Subsidiary has received notice of violation of (i) any Laws to which it or its business are subject or (ii) any Authorization (other than an Immaterial Authorization) necessary for the ownership or use of its assets and properties or the conduct of its business, other than instances in which the Company or its Subsidiary has cured such violation on or before the date of the Unaudited Balance Sheet without material expense to the Company and its Subsidiary.

     3.14  Intellectual Property.

     (a) The Company and its Subsidiary own, or are validly licensed or otherwise have the right to use, all patents and patent rights (collectively, "Patents") and all trademarks, trade secrets, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights and other proprietary intellectual property rights and computer programs (the "Intellectual Property Rights"), in each case, which are material to the conduct of the business of the Company and its Subsidiary. Schedule 3.14(a) contains a list of all (i) Patents and Patent applications, (ii) trademark registrations and applications and (iii) copyright registrations and applications owned by the Company and its Subsidiary.

     (b) To the Best Knowledge of the Designated Group, neither the Company nor its Subsidiary has infringed upon any Patent of any other Person. The Company and its Subsidiary have not infringed upon or misappropriated any Intellectual Property Rights or other proprietary information of any other Person. Neither the Company nor its Subsidiary has received any charge, complaint, claim, demand or notice alleging any such infringement or misappropriation (including any claim that the Company or such Subsidiary must license or refrain from using any Patents, Intellectual Property Rights or other proprietary information of any other Person) which has not been settled or otherwise fully resolved without a Material Adverse Effect on the Company. To the Best Knowledge of the Designated Group, no other Person has infringed upon or misappropriated any Patents or Intellectual Property Rights of the Company or its Subsidiary.

     (c) Assuming that Acquiror continues to operate the business of the Company and its Subsidiary as presently conducted by the Company and its Subsidiary, then, to the Best Knowledge of the Company, Acquiror's use of the Patents or Intellectual Property Rights which is material to the conduct of the business by the Company and its Subsidiary will not infringe upon or misappropriate the Patents or Intellectual Property Rights of any other Person.

     (d) Each employee, agent, consultant, officer, director or contractor who has contributed to or participated in the creation or development of any copyrightable, patentable or trade secret material on behalf of the Company, its Subsidiary or any predecessor in interest thereto sufficiently to be an inventor, author or creator under applicable law has executed an enforceable assignment or an agreement to assign in favor of the Company, its Subsidiary or such predecessor in interest, as applicable, all right, title and interest in such copyrightable, patentable or trade secret material, a copy of which assignment or agreement to assign has been made available to Acquiror.

     (e) Except as set forth on Schedule 3.14(e), the Company and its Subsidiary have not sold, assigned, transferred, licensed or sublicensed, or entered into any oral or written contract or other arrangement to sell, assign, transfer or sublicense their Patents or Intellectual Property Rights other than, in connection with the Company's and its Subsidiary's assets, in the ordinary course of business, permitting their customers to use any Patents or Intellectual Property Rights embedded in their products and the Company and its Subsidiary have not entered into any oral or written contract or other arrangement pursuant to which the Company or its Subsidiary has agreed or is obligated to license, transfer or place in escrow the source code for any of their products (prior or current) or restrict the use of any of their Patents or Intellectual Property Right.

     3.15  Tax Matters.

     (a) Except as set forth on Schedule 3.15(a), (i) each of the Company and its Subsidiary has filed all Tax Returns required to be filed by it; (ii) all such Tax Returns are complete and accurate in all material respects and all Taxes shown to be due on such Tax Returns have been timely paid; (iii) each of the Company and its Subsidiary has paid or caused to be paid or has made adequate provision or set up an adequate accrual or reserve for the payment of all Taxes due in respect of the periods for which returns are due (whether or not such Taxes are shown on any Tax Return), and has established an adequate accrual or reserve for the payment of all Taxes payable in respect of the period subsequent to the last of said periods required to be so accrued or reserved;
(iv) neither the Company nor its Subsidiary has any material liability for Taxes in excess of the amount so paid or accruals or reserves so established; (v) neither the Company nor its Subsidiary has waived or been requested to waive any statute of limitations in respect of Taxes; (vi) the Tax Returns referred to in clause (i) have been examined by the Internal Revenue Service or the appropriate state, local or foreign Taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (vii) there is no action, suit, investigation, audit, claim or assessment pending or proposed or threatened to the Best Knowledge of the Company with respect to Taxes of the Company or its Subsidiary; (viii) to the Best Knowledge of the Company no claim has ever been made by a Taxing authority in a jurisdiction where the Company or its Subsidiary does not file Tax Returns that such company is or may be subject to Taxes assessed by such jurisdiction;
(ix) all deficiencies asserted or assessments made as a result of any examination of any Tax Return of the Company or its Subsidiary have been paid in full; (x) neither the Company nor its Subsidiary has any material liability for any Taxes of any Person, other than the Company and its Subsidiary, under Treasury Regulation section 1.1502-6 or any comparable provision of state, local, or foreign law, as a transferee or successor, by contract, or otherwise;
(xi) there are no Liens for Taxes (other than Permitted Liens) on any asset of the Company, any asset of its Subsidiary, or any of the Shares; and (xii) neither the Company nor its Subsidiary is or has been a member of any group of corporations filing a consolidated Tax Return for United States federal income Tax purposes.

     (b) No consent to the application of Section 341(f)(2) of the Code has been filed with respect to any property or assets held or acquired or to be acquired by the Company or its Subsidiary.

     (c) Schedule 3.15(c) contains a list enumerating each Taxing jurisdiction in which the Company or its Subsidiary is required to pay Taxes or file Tax Returns and specifying the type of Taxes paid and Tax Returns filed in that Taxing jurisdiction.

     (d) Each of the Company and its Subsidiary (i) has not agreed to and is not required to make any adjustment pursuant to Section 481(a) of the Code; (ii) has no knowledge that the Internal Revenue Service ("IRS") has proposed any such adjustment or change in accounting method with respect to the Company or its Subsidiary; and (iii) does not have any application pending with the IRS or any other Tax authority requesting permission for any change in accounting method.

     (e) Except as set forth on Schedule 3.15(e), neither the Company nor its Subsidiary (i) owns an interest in any (A) domestic international sales corporation, (B) foreign sales corporation, (C) controlled foreign corporation, or (D) passive foreign investment company or (ii) has any permanent establishment in any foreign country, as defined in the relevant Tax treaty between the United States of America and such foreign country.

     (f) Neither the Company nor its Subsidiary is a party (other than as an investor) to any debt the interest on which is Tax exempt under Section 103(a) of the Code.

     (g) Neither the Company nor its Subsidiary is, or has been during the applicable period specified in section 897(c)(1)(A)(ii) of the Code, a United States real property holding corporation within the meaning of section 897(c)(2) of the Code.

     (h) Each of the Company and its Subsidiary (i) has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes from the wages or salaries of employees and independent contractors, (ii) has paid over to the proper governmental authorities all amounts required to be so withheld and (iii) is not liable for any Taxes for failure to comply with such laws, rules and regulations.

     (i) Neither the Company nor its Subsidiary has distributed the stock of any corporation in a transaction satisfying the requirements of Section 355 of the Code. The stock of neither the Company nor its Subsidiary has been distributed in a transaction satisfying the requirements of Section 355 of the Code.

     (j) The Company's Subsidiary has never had in effect any election to be treated as a domestic corporation pursuant to Section 897(i) of the Code.

     (k) The Company's Subsidiary has not had income effectively connected with the conduct of a United States trade or business within the meaning of Section 882(a)(1) of the Code in any Taxable year for which unpaid Taxes may be assessed by the Internal Revenue Service.

     3.16  Employee Benefit Plans.

     (a) Except as disclosed on Schedule 3.16(a), neither the Company nor any of its ERISA Affiliates maintains or sponsors, or has any liability, contingent or otherwise, with respect to, any Company Plan. The Company has delivered or made available to Acquiror true and complete copies of: (i) each written Company Plan document and a description of each unwritten Company Plan, (ii) each summary plan description relating to any Company Plan, (iii) each trust, insurance or other funding contract or agreement relating to any Company Plan, (iv) each administrative services contract or agreement relating to any Company Plan, (v) the three (3) most recent annual reports for each Company Plan (including all related schedules), if applicable, (vi) all correspondence with or from the IRS, the U.S. Department of Labor or any other governmental entity relating to any Company Plan relating to any controversy or audit, and (vii) the most recent IRS determination letter, opinion, notification or advisory letter (as the case may be) for each Company Plan which is intended to constitute a qualified plan under
Section 401 of the Code. Neither the Company nor any ERISA Affiliate has any obligation or commitment to establish, maintain, operate or administer any Plan other than a Company Plan or to amend any Company Plan so as to increase benefits thereunder or otherwise.

     (b) Neither the Company nor any ERISA Affiliate has or has ever had any liability with respect to any Plan that is subject to Title IV of ERISA, including a "multiemployer plan", as defined in Section 3(37) of ERISA or a "single employer plan" within the meaning of Section 4001(a)(15) of ERISA. Neither the Company nor any ERISA Affiliate has terminated a Plan with respect to which any liability remains outstanding.

     (c) No Company Plan provides or has ever provided post-retirement medical, health or other welfare benefits, except to the extent required by Part 6 of Subtitle B of Title I of ERISA or other similar Law. No Company Plan is or has ever been a "welfare benefit fund," as defined in Section 419(e) of the Code, or an organization described in Sections 501(c)(9) or 501(c)(20) of the Code.

     (d) Each Company Plan conforms to, and has been operated and administered in compliance in all material respects with, its terms and all applicable laws, including, but not limited to the requirements of ERISA Sections 601 et seq. and 701 et seq. and Sections 4980B, 9801 and 9802 of the Code. Each Company Plan intended to be qualified under Section 401(a) of the Code is so qualified and is the subject of a currently effective favorable determination, opinion, notification or advisory letter issued by the IRS to the effect that such Company Plan is so qualified and that the trust thereunder is exempt from federal income Tax under Section 501(a) of the Code. No event has occurred, and no condition exists, which could adversely affect the Tax-qualified status of any such Company Plan. Neither the Company nor any ERISA Affiliate has incurred or is subject to a Tax under Section 4979 of the Code.

     (e) There are no pending or, to the knowledge of the Company, threatened actions, suits, claims, trials, arbitrations, investigations or other proceedings by any Person, including any present or former participant or beneficiary under any Company Plan (or any beneficiary of any such participant or beneficiary) involving any Company Plan or any rights or benefits under any Company Plan other than ordinary and usual claims for benefits by participants or beneficiaries thereunder. No event has occurred and no condition exists that could subject the Company or the fund of any Company Plan to the imposition of any Tax or penalty with respect to any Company Plan, whether by way of indemnity or otherwise. All contributions required to have been made or remitted and all expenses required to have been paid by the Company and/or its Subsidiary to or under any Company Plan under the terms of any such plan, any agreement or any applicable law have been paid within the time prescribed by any such plan, agreement or law. All contributions to or under any Company Plan have been and are currently deductible under the Code when made. No "prohibited transaction" (as defined in ERISA Section 406) or breach of fiduciary responsibility has occurred with respect to any Plan for which a Tax, penalty or other liability of whatever nature could be incurred by the Company or any Subsidiary, directly or indirectly.

     (f) Except as set forth in Schedule 3.16(f), there is no contract, agreement or benefit arrangement covering any current or former employee or director of the Company or any ERISA Affiliate which, individually or in the aggregate, could reasonably be expected to give rise to the payment of any amount which would constitute an "excess parachute payment" (as defined in Section 280G of the Code). Except as set forth in Schedule 3.16(f), neither the execution of this Agreement nor the consummation of any of the transactions contemplated hereby will (i) result in any obligation or liability (with respect to accrued benefits or otherwise) on the part of the Company or any ERISA Affiliate to any Company Plan, or to any present or former employee, director, officer, stockholder, contractor or consultant of the Company or any ERISA Affiliate, (ii) be a trigger event under any Company Plan that will result in any payment (whether of severance pay or otherwise) becoming due to any such present or former employee, officer, director, stockholder, contractor, or consultant, or (iii) accelerate the time of payment or vesting, or increase the amount, of any compensation theretofore or thereafter due or granted to any employee, officer, director, stockholder, contractor, or consultant of the Company or any ERISA Affiliate.

     (g) No Company Plan is required to comply with the provisions of any foreign law.

     3.17 Executive Employees; Stock Plans.

     (a) The letter, dated as of the date hereof, listing for each officer or employee of each of the Company and its Subsidiary whose 2003 annual base salary exceeded $125,000 (the "Executive Employees"): (i) the employee's name, position held, annual base salary and target incentive compensation (if applicable); (ii) date of hire and if the Company recognized any service for any employee prior to joining the Company, the first date of such service; (iii) vacation eligibility for calendar year 2004; (iv) accrued and unused vacation time for calendar year 2004 including 2003 approved carry-over vacation time; (v) visa status; (vi) leave status (including type of leave, expected return date for non-disability related leaves and expiration dates for disability leaves); and (vii) the name of any union, collective bargaining agreement or other similar labor agreement covering such employee, is true, accurate and complete in all material respects.

     (b) Except as set forth in Schedule 3.17(b), neither the Company nor its Subsidiary has any employment agreement with, or maintains any employee benefit plan (within the meaning of Section 3(3) of ERISA) with respect to, any of its employees.

     (c) Except as disclosed in Schedule 3.17(c), the Company has delivered or made available to Acquiror true and complete copies of each agreement evidencing the grant of each outstanding Company Stock Option.

     (d) Schedule 3.17(d) lists all shares of Company Capital Stock issued pursuant to any restricted stock agreement (written or unwritten) including (i) the date such shares were sold or awarded, (ii) the purchase price per share, if any, (iii) the number of shares issued, (iv) the number of such shares which, as of the date hereof, have vested, and (v) the vesting schedule for such shares which, as of the date hereof, have not vested. All restricted stock agreements are for the purchase of Company Common Stock. The Company has delivered or made available to Acquiror true and complete copies of each such restricted stock agreement.

     3.18 Labor and Employment Matters.

     (a) Except as set forth on Schedule 3.18(a), with respect to current and former employees and service providers of the Company and its Subsidiary (each an "Employee"):

          (i) the Company and its Subsidiary each is and has been in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours including, without limitation, any Laws respecting minimum wage and overtime payments, employment discrimination, workers' compensation, family and medical leave, the Immigration Reform and Control Act, and occupational safety and health requirements, and has not and is not engaged in any unfair labor practice;

          (ii) there is no reasonable basis for any claim by any Employee that such Employee was subject to a wrongful discharge or any employment discrimination by the Company or its Subsidiary, or their respective management, arising out of or relating to such Employee's race, sex, age, religion, national origin, ethnicity, handicap or any other protected characteristic under applicable law;

          (iii) there is not now, nor within the past six (6) years has there been, any actions, suits, claims, labor disputes or grievances pending, or, to the Best Knowledge of the Company, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any material liability to the Company or its Subsidiary;

          (iv) the Employees of the Company and its Subsidiary are not and have never been represented by any labor union; no collective bargaining agreement is binding and in force against the Company or its Subsidiary or currently being negotiated by the Company or its Subsidiary, and to the Company's Best Knowledge, no union organization campaign is in progress with respect to any of the Employees, and no question concerning representation exists respecting such employees;

          (v) neither the Company nor its Subsidiary has entered into any agreement, arrangement or understanding restricting its ability to terminate the employment of any or all of its Employees at any time, for any lawful or no reason, without penalty or liability;

          (vi) each person classified by the Company or its Subsidiary as an independent contractor satisfies and has satisfied the requirements of any applicable law to be so classified, and the Company and its Subsidiary have fully and accurately reported such independent contractors' compensation on IRS Forms 1099 when required to do so;

          (vii) neither the Company nor its Subsidiary has any liability for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Authority, with respect to unemployment compensation benefits or social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice); and

          (viii) there are no pending, threatened or reasonably anticipated claims or actions against the Company or its Subsidiary under any worker's compensation policy or long-term disability policy.

     (b) There are no personnel policies applicable to the employees of the Company or its Subsidiary, other than policies set forth in employee manuals, true and complete copies of which have previously been provided to the Acquiror.

     (c) No "mass layoff," "plant closing" or similar event as defined by the Worker Adjustment Retraining and Notification Act (29 U.S.C. sec.2101 et. seq.) with respect to the Company or its Subsidiary has occurred.

     (d) Schedule 3.18(d) contains a complete and accurate list of all of the Company's and its Subsidiary's active employees, other than Executive Employees, as of the date specified on such schedule, showing for each such Person: (i) the employee's name, position held, annual base salary and target incentive compensation (if applicable); (ii) date of hire and if the Company recognized any service for any employee prior to joining the Company, the first date of such service; (iii) vacation eligibility for calendar year 2004; (iv) accrued and unused vacation time for calendar year 2004 including 2003 approved carry-over vacation time; (v) visa status; (vi) leave status (including type of leave, expected return date for non-disability related leaves and expiration dates for disability leaves); and (vii) the name of any union, collective bargaining agreement or other similar labor agreement covering such employee.

     (e) Schedule 3.18(e) contains, to the extent of the Company's available records, a list of the Company's and its Subsidiary's former employees as of the date specified on such schedule, showing for each such Person: (i) the employee's name, position held, annual base salary and target incentive compensation (if applicable); (ii) net credited service date; and (iii) the name of any union, collective bargaining agreement or other similar labor agreement covering such employee to the Best Knowledge of the Company.

     3.19 Environmental Laws. The Company has not received any notice, demand letter or claim (and is not aware of any facts that would form a reasonable basis for any claim), or entered into any negotiations or agreements with any other Person, and, to the Best Knowledge of the Company, neither the Company nor its Subsidiary is the subject of any investigation by any governmental or regulatory authority, domestic or foreign, relating to any material or potentially material liability or remedial action under any Environmental Laws. There are no pending or, to the Best Knowledge of the Company, threatened, actions, suits or proceedings against the Company, its Subsidiary or any of their respective properties, assets or operations asserting any such material liability or seeking any material remedial action in connection with any Environmental Laws. Except as set forth on Schedule 3.19 or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (a) the business of the Company and its Subsidiary is being and has been conducted in compliance with all Environmental Laws, (b) the real property leased, occupied by or operated by the Company or its Subsidiary at any time (including, without limitation, soil, groundwater or surface water on, under or adjacent to the properties and buildings thereon) (the "Affected Property") do not contain any Regulated Substance other than as permitted under applicable Environmental Laws, (c) the Company and its Subsidiary have and at all times have had, all permits, licenses and other approvals and authorizations required under applicable Environmental Laws for the operation of the business of the Company and its Subsidiary, (d) the Company and its Subsidiary have not received any notice from any Governmental Authority that the Company or its Subsidiary may be a potentially responsible party in connection with any waste disposal site or facility used, directly or indirectly, by or otherwise related to the Company or its Subsidiary, (e) no reports have been filed, or have been required to be filed, by the Company or its Subsidiary concerning the release of any Regulated Substance or the violation of any Environmental Law on or at the properties used at any time in the business of the Company or its Subsidiary,
(f) no Regulated Substance has been disposed of, transferred, released or transported from the Affected Property in a manner which violated any Environmental Law, (g) there have been no environmental investigations, studies, audits, tests, reviews, or other analyses conducted by or which are in the possession of the Company or its Subsidiary relating to the business of the Company or its Subsidiary and (h) the Company and its Subsidiary have not incurred any liabilities (fixed or contingent) relating to any suit, settlement, judgment or claim asserted or arising under any Environmental Law. The Merger and the other transactions contemplated hereby do not require any filing or registration with, notice to, or approval or consent by, any Governmental Authority under any Environmental Law.

     3.20 Bank Accounts, Letters of Credit and Powers of Attorney.  Schedule
3.20 lists (a) all bank accounts, lock boxes and safe deposit boxes relating to the business and operations of each of the Company and its Subsidiary (including the name of the bank or other institution where such account or box is located and the name of each authorized signatory thereto), (b) all outstanding letters of credit issued by financial institutions for the account of the Company or its Subsidiary (setting forth, in each case, the financial institution issuing such letter of credit, the maximum amount available under such letter of credit, the terms (including the expiration date) of such letter of credit and the party or parties in whose favor such letter of credit was issued), and (c) the name and address of each Person who has a power of attorney to act on behalf of the Company or its Subsidiary. The Company has heretofore delivered to Acquiror true, correct and complete copies of each letter of credit and each power of attorney described in Schedule 3.20.

     3.21 Subsidiary.

     (a) The Subsidiary referenced in Schedule 3.21 is the Company's only Subsidiary and has no material assets, liabilities or obligations of any nature.
Schedule 3.21 sets forth (i) the name and jurisdiction of incorporation of the Company's only Subsidiary, (ii) the total number of shares of each class of capital stock of such Subsidiary authorized, the number of shares outstanding and the number of shares owned by the Company and (iii) a complete list of the directors and officers of the Company and such Subsidiary. All of the issued and outstanding shares of capital stock of such Subsidiary have been duly and validly authorized and issued and are fully paid, non-assessable and free of pre-emptive rights. None of the outstanding shares of capital stock of such Subsidiary has been issued in violation of the preemptive rights of any stockholder of such Subsidiary. The shares of capital stock of such Subsidiary were issued in compliance with all applicable Federal and state securities laws and regulations, and are owned free and clear of all Liens.

     (b) Except as set forth in Schedule 3.21, there are no existing agreements, subscriptions, options, warrants, calls, commitments, trusts (voting or otherwise), or rights of any kind whatsoever granting to any Person any interest in or the right to purchase or otherwise acquire from the Company or its Subsidiary, at any time, or upon the occurrence of any stated event, any shares of capital stock of or equity interest in such Subsidiary, whether or not presently issued or outstanding, nor are there any outstanding shares of capital stock of or equity interests in such Subsidiary or any other entity which are convertible into or exchangeable for other shares of capital stock of or equity interests in such Subsidiary nor are there any agreements, subscriptions, options, warrants, calls, commitments or rights of any kind granting to any Person any interest in or the right to purchase or otherwise acquire from such Subsidiary or any other Person any shares of capital stock or equity interests so convertible or exchangeable, nor are there any proxies, agreements or understandings with respect to the voting of the shares of capital stock of or equity interests in such Subsidiary.

     (c) Except for the Company's ownership of its Subsidiary as disclosed in
Schedule 3.21, the Company does not, directly or indirectly, have, and has not, directly or indirectly, had any ownership or other interest in, or control of, any Person, nor is such Subsidiary controlled by or under common control with any Person.

     3.22 Affiliate Transactions. Except for (i) matters described in Schedule 3.22, (ii) compensation paid or payable by the Company to bona-fide employees of the Company in the ordinary course of business and consistent with past practice and (iii) transactions relating to the issuance of the Company Capital Stock, no current employee or stockholder of the Company nor, to the Best Knowledge of the Company, any of their respective relatives or spouses, is now, or has been during the last five (5) years, (x) a party to any transaction or Contract with the Company or any of its employees or Affiliates, (y) the direct or indirect owner of an interest in any Person which is a present competitor, supplier or customer of the Company (other than non-affiliated holdings in publicly-held companies) or (z) a recipient of any material benefit or payment from the Company. Except as set forth on Schedule 3.22, the Company is not a guarantor or otherwise directly or indirectly liable for any actual or potential Liability of its Affiliates. Although the Company has agreed to indemnify its chief executive officer for any guarantees that such individual gives with respect to obligations of the Company, no such obligations are outstanding.

     3.23 Insurance. Schedule 3.23 sets forth a list and brief description (including nature of coverage, limits, deductibles, premiums and the loss experience for the past five years with respect to each type of coverage) of all policies of insurance maintained, owned or held by the Company or its Subsidiary during the period from December 31, 2000 up to and including the date hereof. Each of the Company and its Subsidiary shall use all reasonable best efforts to keep such insurance or comparable insurance in full force and effect through the Closing Date. Each of the Company and its Subsidiary has complied in all material respects with each such insurance policy to which it is a party and has not failed to give any material notice or present any material claim thereunder in a due and timely manner. Except as disclosed in Schedule 3.23, the full policy limits (subject to deductibles provided in such policies) are available and unimpaired under each such policy and, to the Best Knowledge of the Company, no insurer under any of such policies has a basis to void such policy on grounds of non-disclosure on the part of the Company or its Subsidiary thereunder. Each such policy is in full force and effect and will not in any way be affected by or terminate or lapse by reason of the transactions contemplated by this Agreement. In addition to and not in limitation of the foregoing,

Schedule 3.23 contains the current annual premium paid by the Company for its officers' and directors' liability insurance and the insurance carrier providing such insurance.

     3.24 Leases. Schedule 3.24 describes all outstanding leases including rent terms and security deposit, both capital and operating, or licenses, pursuant to which the Company or its Subsidiary has (i) obtained the right to use or occupy any real or personal property, or (ii) granted to any other Person the right to use any property described on Schedule 3.24.

     3.25 Assets. Schedule 3.25 lists each material item of machinery, equipment, furniture, vehicles or other personal property owned by the Company or its Subsidiary having an original cost of $25,000 or more. Except as set forth on Schedule 3.25, the assets and properties owned or leased by the Company or its Subsidiary constitute all of the material assets and properties used by the Company and its Subsidiary in the operation of its business (including all books, records, computers and computer programs and data processing systems) and are in good and serviceable condition (subject, in each case, to normal wear and tear and obsolescence and except for assets the book value of which does not exceed $25,000 in the aggregate; provided, that the foregoing wear, tear and obsolescence shall not materially disrupt the business of the Company as presently being conducted) and are suitable for the uses for which they are intended.

     3.26 Accounts Receivable and Inventory.

     (a) All accounts receivable of the Company and its Subsidiary (i) are properly included in the Financial Statements in accordance with GAAP, (ii) have arisen from bona fide transactions by the Company or its Subsidiary in the ordinary course of its business and represent and will represent bona fide claims against debtors for sales and other charges and (iii) are not subject to discount except for normal cash and immaterial trade discounts. To the Best Knowledge of the Company, all such accounts receivable reflected in the Unaudited Balance Sheet are good and collectible in the ordinary course of business at the aggregate recorded amounts thereof, net of any applicable allowance for doubtful accounts reflected in such Balance Sheet.

     (b) The inventories (and any reserves established with respect thereto) of the Company and its Subsidiary as of December 31, 2003 are described in Schedule
3.26. All such inventories (net of any such reserves) are (i) properly included in the Financial Statements in accordance with GAAP, (ii) are of such quality as to be useable and saleable in the ordinary course of business (subject in the case of work in process inventory to completion in the ordinary course of business) and (iii) are reflected in the books and records of the Company and its Subsidiary at the lower of cost (determined under the first-in, first-out method) or market value. Such inventories are located at the locations set forth in Schedule 3.26.

     3.27 Export Control Laws. Each of the Company and its Subsidiary has conducted its export transactions in accordance with applicable provisions of United States export control laws and regulations, including but not limited to the Export Administration Act and implementing Export Administration Regulations, except for such violations which could not reasonably be expected to have a Material Adverse Effect on the Company. Without limiting the foregoing, the Company represents and warrants that:

     (a) Each of the Company and its Subsidiary has obtained all export licenses and other approvals required for its exports of products, software and technologies from the United States except where the failure to obtain such export licenses and other approvals would not subject the Company or such Subsidiary to penalties other than fines not to exceed $50,000 in the aggregate;

     (b) Each of the Company and its Subsidiary is in compliance with the terms of all applicable export licenses or other approvals;

     (c) There are no pending or, to the Company's Best Knowledge, threatened claims against the Company or its Subsidiary with respect to such export licenses or other approvals;

     (d) There are no actions, conditions or circumstances pertaining to the Company's or its Subsidiary's export transactions that may give rise to any future claims; and

     (e) No consents or approvals for the transfer of export licenses to Acquiror are required, or such consents and approvals can be obtained expeditiously without material cost.

     3.28 Minute Books. The minute books of the Company made available to Acquiror contain a complete and accurate summary, in all material respects, of all meetings of directors and stockholders or actions by written resolutions since the time of incorporation of the Company through the date of this Agreement, and reflect all transactions referred to in such minutes and resolutions accurately, except for omissions which are not material.

     3.29 Financial Projections. The Company has made available to Acquiror certain financial projections with respect to the Company's business which projections were prepared by the Company based upon the assumptions reflected therein. The Company makes no representation or warranty regarding the accuracy of such projections or as to whether such projections will be achieved or otherwise, except that the Company represents and warrants that such projections were prepared in good faith and are based on assumptions believed by it to be reasonable and accurate.

     3.30 Reorganization. Neither the Company nor its Subsidiary has taken any action or failed to take any action which action or failure would reasonably be expected to jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

     3.31 Information in Acquiror Registration Statement. None of the information that relates to the Company or its Subsidiary and has been or is supplied by the Company or its Subsidiary specifically for inclusion in the registration statement on Form S-4 (the "Company S-4 Disclosure") to be filed with the SEC by Acquiror under the Securities Act of 1933 (together with the rules and regulations thereunder, the "Securities Act"), for the purpose of registering shares of Acquiror Common Stock to be issued pursuant to the Merger (together with any amendments or supplements thereto, whether prior to or after the effective date thereof, the "Registration Statement") will, at the time the Registration Statement is filed with the SEC, at the time the Registration Statement becomes effective under the Securities Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation or warranty is made by the Company or its Subsidiary with respect to statements made in the Registration Statement or incorporated by reference therein based on information supplied by or related to Acquiror specifically for inclusion or incorporation in the Registration Statement.

     3.32 Internal Accounting Controls. Each of the Company and its Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (c) access to assets is permitted only in accordance with management's general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     3.33 Certain Payments. None of the Company, any officer, any director, or, to the Best Knowledge of the Company, any employee, agent or other Person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift, contribution, bribe, rebate, payoff, influence payment, kickback or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any Governmental Authority or other Person who was, is, or may be in a position to help or hinder the Business or the Company (or assist in connection with any actual or proposed transaction) that (a) could subject the Company to any damage or penalty in any proceeding;
(b) if not given in the past, would have resulted in a Material Adverse Effect in respect of the Company, its Subsidiary or the Business; or (c) if not continued in the future, could reasonably be expected to result in a Material Adverse Effect in respect of the Company or the Business.

     3.34 Complete Copies of Materials. The Company has delivered or made available true and complete copies of each document that has been requested by Acquiror or its counsel in connection with their legal and accounting review of the Company.

     3.35 Disclosure. None of the representations or warranties of the Company contained herein, none of the information contained in the Schedules referred to in this Section 3, and none of the other information or documents furnished or to be furnished to Acquiror or Acquisition by the Company or its Subsidiary or pursuant to any provision of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact herein or therein necessary in order to make the statements contained herein or therein not misleading in any material respect.

     4. Representations and Warranties of Acquisition and Acquiror. Each of Acquisition and Acquiror represents and warrants to the Company as follows:

     4.1 Organization. Each of Acquiror and Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority (corporate or otherwise) to enter into and perform this Agreement and the transactions contemplated hereby to be performed by it.

     4.2 Capital Structure. The authorized capital stock of Acquiror consists of (i) 10,000,000,000 shares of common stock, par value $.01 per share (the "Acquiror Common Stock"), and (ii) 250,000,000 shares of preferred stock, par value $1.00 per share ("Acquiror Authorized Preferred Stock"), of which 25,000,000 shares have been designated Series A Junior Participating Preferred Stock (the "Acquiror Junior Preferred Stock"). All the outstanding shares of Acquiror Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable. None of the outstanding shares of Acquiror Common Stock has been issued in violation of the preemptive rights of any stockholder of Acquiror. The shares of outstanding Acquiror Common Stock were issued in compliance in all material respects with all applicable federal and state securities laws and regulations. The shares of Acquiror Common Stock to be issued pursuant to the Merger will be duly and validly authorized and issued, will be fully paid and non-assessable and will not be issued in violation of the preemptive rights of any stockholder of Acquiror.

     4.3 Authority.

     (a) Each of Acquiror and Acquisition has full corporate power and authority to execute, deliver and perform its respective obligations under this Agreement, the other Transaction Agreements to which Acquiror is a party and each of the transactions contemplated hereby or thereby. The execution, delivery and performance of this Agreement, the other Transaction Agreements to which Acquiror is a party and each of the transactions contemplated hereby or thereby by each of Acquiror and Acquisition has been duly authorized and approved (i) in the case of Acquisition, by its Board of Directors and (ii) in the case of Acquiror, by all necessary corporate action and, except for (A) the adoption of this Agreement by the stockholder of Acquisition and (B) the filing of appropriate merger documents as required by the DGCL, no other corporate proceedings other than actions previously taken on the part of either Acquiror or Acquisition are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Acquiror and Acquisition and is the legal, valid and binding obligation of Acquiror and Acquisition, and the other Transaction Agreements to which Acquiror is a party, when executed and delivered by Acquiror will be duly authorized, executed and delivered by Acquiror and will be the legal, valid and binding obligation of Acquiror, in each case enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     (b) The execution, delivery and performance by each of Acquiror and Acquisition of this Agreement and the other Transaction Agreements to which either is a party and the consummation of the Merger do not, and will not, (i) violate or conflict with any provision of the Certificate of Incorporation or By-laws of either Acquiror or Acquisition, (ii) violate any law, rule, regulation, order, writ, injunction, judgment or decree of any court, Governmental Authority, or regulatory agency to which Acquiror or Acquisition are subject, except for violations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Acquiror, or (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any note, bond, indenture, lien, mortgage, lease, permit, guaranty or other agreement, instrument or obligation, oral or written, to which Acquiror or Acquisition is a party or by which any of the properties of Acquiror or

Acquisition may be bound, except for violations, breaches or defaults which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Acquiror.

     (c) The execution and delivery of this Agreement and the other Transaction Agreements to which Acquiror or Acquisition is a party by each of Acquiror and Acquisition does not, and the performance by each of Acquiror and Acquisition of this Agreement and the other Transaction Agreements to which either is a party will not, require any consent, approval, authorization or permission of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, or any other Person except for (i) the filing and recordation of appropriate merger documents as required by the DGCL; (ii) any such consent, approval, authorization, permission, notice or filing which is required under the Securities Act, the Securities and Exchange Act of 1934 (together with the rules and regulations promulgated thereunder, the "Exchange Act") and applicable state securities laws; (iii) any such consent, approval, authorization, permission, notice or filing which if not obtained or made could not reasonably be expected to have a Material Adverse Effect on Acquiror; and
(iv) the filing of a premerger notification and report form by the Acquiror under the HSR Act.

     4.4 Litigation.

     (a) Neither Acquiror nor Acquisition is a party to any suit, action, arbitration or legal, administrative, governmental or other proceeding or investigation pending or, to its knowledge threatened, which could reasonably be expected to materially adversely affect or restrict its ability to consummate the transactions contemplated by this Agreement or to perform its obligations hereunder.

     (b) There is no judgment, order, writ, injunction or decree of any court, governmental agency or arbitration tribunal to which Acquiror or Acquisition is subject which could reasonably be expected to materially adversely affect or restrict its ability to consummate the transactions contemplated by this Agreement or to perform its obligations hereunder.

     4.5 SEC Filings; Acquiror Financial Statements.

     (a) Since January 1, 2003, Acquiror has filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC (the "Acquiror SEC Documents"). As of their respective dates, the Acquiror SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Acquiror SEC Documents and, except to the extent that information contained in any Acquiror SEC Document has been revised, modified or superseded by a later filed Acquiror SEC Document, none of the Acquiror SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Acquiror included in the Acquiror SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as otherwise permitted by rules and regulations applicable to the filing of a Quarterly Report on Form 10-Q under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Acquiror and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments).

     (b) Except for liabilities (i) reflected in the financial statements or in the notes thereto contained in the Acquiror SEC Documents or not required under GAAP to be reported in such financial statements or notes thereto, (ii) incurred in the ordinary course of business consistent with past practice since the date of the most recent financial statements included in the Acquiror SEC Documents,
(iii) incurred in connection with this Agreement or the transactions contemplated hereby or (iv) reported in the Acquiror SEC Documents, neither Acquiror nor any of its Subsidiaries has any liabilities or obligations of any nature which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Acquiror.

     4.6 Information Supplied. None of the information that relates to the Acquiror or Acquisition and has been or is supplied by Acquiror or Acquisition specifically for inclusion or incorporation by reference in the Registration Statement (the "Acquiror S-4 Disclosure"), will at the time the Registration Statement becomes effective under the Securities Act and at the Effective Time contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Registration Statement will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder. No representation or warranty is made by the Acquiror or Acquisition with respect to statements made in the Registration Statement or incorporated by reference therein based on information supplied by or related to the Company or its Subsidiary specifically for inclusion or incorporation by reference in the Registration Statement.

     4.7 Operations and Obligations. Except as described in the Acquiror SEC Documents, since the date of the most recent audited balance sheet of Acquiror contained in its Annual Report on Form 10-K which is included in the Acquiror SEC Documents, (i) except as a result of the transactions contemplated by this Agreement or in connection with the acquisition by Acquiror or any of its Subsidiaries of all or substantially all the capital stock or all or substantially all the assets of another Person, there has not been any development that has had or reasonably would be expected to have a Material Adverse Effect on Acquiror; (ii) there has not been any material change by Acquiror in its accounting methods, principles or practices, except as required by changes in GAAP or any other change provided such other change could not reasonably be expected to have a Material Adverse Effect on Acquiror; or (iii) except as a result of the transactions contemplated by this Agreement or in connection with the acquisition by Acquiror or any of its Subsidiaries of all or substantially all the capital stock or all or substantially all the assets of another Person, there has not been any material revaluation by Acquiror of any of its assets including, without limitation, writing down the value of capitalized software or inventory or writing off notes or accounts receivable which would have a Material Adverse Effect on Acquiror.

     4.8 Interim Operations of Acquisition. Acquisition was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

     4.9 Reorganization. Neither the Acquiror nor Acquisition has taken any action or failed to take any action which action or failure would reasonably be expected to jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

     5. Conduct Pending Closing.

     5.1 Conduct of Business Pending Closing. From the date hereof until the Closing, the Company will (and will cause its Subsidiary to):

     (a) maintain its existence in good standing;

     (b) maintain the general character of its business and properties and conduct its business in the ordinary and usual manner consistent with past practices, except as otherwise expressly permitted by this Agreement;

     (c) maintain its business and accounting records consistent with past practices;

     (d) file on a timely basis with the appropriate Taxing authorities all Tax Returns required to be filed, and pay all Taxes due, before the Closing Date; and

     (e) use its reasonable best efforts to (i) preserve its business intact,
(ii) keep available to the Company the services of its present officers and employees, and (iii) preserve for the Company or its Subsidiary the goodwill of its suppliers, customers and others having business relations with the Company or such Subsidiary.

     5.2 Prohibited Actions Pending Closing. Unless otherwise expressly permitted herein or approved by Acquiror in writing, from the date hereof until the Closing, the Company shall not (and shall not permit its Subsidiary to):

     (a) amend or otherwise change its certificate of incorporation or by-laws;

     (b) issue, sell or authorize for issuance or sale any shares of its capital stock or any other of its securities (other than in connection with the exercise of options of the Company outstanding on the date hereof and described in
Schedule 3.2(d) or upon conversion of shares of Company Preferred Stock outstanding on the date hereof); or issue, grant or take any action with respect to any options (including any modification of any option plan or the vesting of any options previously granted), warrants or other rights to purchase, or make other agreements with respect to, any shares of its capital stock or any other of its securities, except for those provisions of the agreement with the Exchange Agent which provisions are in furtherance of this Agreement;

     (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise with respect to any of its capital stock;

     (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

     (e) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, other business organization or any division thereof or any material amount of assets; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, except for interest and fees on Indebtedness set forth on Schedule 3.6 incurred in the ordinary course of business and consistent with past practice: (iii) enter into any contract or agreement other than in the ordinary course of business, consistent with past practice; (iv) authorize any capital commitment which is in excess of $25,000 or capital expenditures which are, in the aggregate, in excess of $50,000; (v) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this Section 5.2(e); or (vi) form any new Subsidiary;

     (f) mortgage, pledge or subject to Lien, any of its assets or properties or agree to do so except for Permitted Liens;

     (g) assume, guarantee or otherwise become responsible for the obligations of any other Person or agree to so do;

     (h) enter into or agree to enter into or terminate (prior to the expiration date thereof) any employment agreement;

     (i) increase the compensation or benefits payable or to become payable to its officers or employees, except for increases in accordance with past practices in salaries or wages of employees of the Company or its Subsidiary who are not officers of the Company or its Subsidiary, or grant any severance or termination pay to, or enter into any severance agreement with any director, officer or other employee of the Company or its Subsidiary, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any such director, officer or employee;

     (j) take any action, other than in the ordinary course of business and consistent with past practice or as required by any changes to applicable Law or GAAP made after the date hereof, with respect to accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivables);

     (k) make any material election with respect to Taxes, change any currently or previously effective election relating to Taxes, adopt or change any accounting method relating to Taxes (except as required by Law or GAAP), enter into any closing agreement relating to Taxes, settle or consent to any claim or assessment relating to Taxes, waive the statute of limitations for any such claim or assessment, or file any amended Tax Return or claim for refund of Taxes;

     (l) settle or compromise any pending or threatened suit, action or claim which is material or which relates to any of the transactions contemplated by this Agreement, except for any settlement in an amount not greater than an amount agreed to in writing by Acquiror and the Company, in which event such settlement shall only require the approval of Acquiror's legal department;

     (m) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the Balance Sheet or subsequently incurred in the ordinary course of business and consistent with past practice;

     (n) except in connection with the sale of the Company's products in the ordinary course of business and consistent with past practice, sell, assign, transfer, license, sublicense, pledge or otherwise encumber any of the Intellectual Property Rights; or

     (o) announce an intention, commit or agree to do any of the foregoing.

     5.3 Access; Documents; Supplemental Information.

     (a) From and after the date hereof until the Closing, the Company shall afford, shall cause its Subsidiary to afford and, with respect to clause (ii) below, shall use its best efforts to cause the independent certified public accountants for the Company to afford, (i) to the officers, independent certified public accountants, counsel and other representatives of Acquisition and Acquiror, upon reasonable notice, reasonable access at all reasonable times to the properties, books and records, including Tax Returns filed and those in preparation, of the Company and its Subsidiary and the right to consult with the officers, employees, accountants, counsel and other representatives of the Company and its Subsidiary in order that Acquisition and Acquiror may have full opportunity to make such investigations as they shall reasonably desire to make of the operations, properties, business, financial condition and prospects of the Company and its Subsidiary, (ii) to the independent certified public accountants of Acquisition and Acquiror, free and full access at all reasonable times to the work papers and other records of the accountants relating to the Company and its Subsidiary, and (iii) to Acquisition and Acquiror and their representatives, such additional financial and operating data and other information as to the properties, operations, business, financial condition and prospects of the Company and its Subsidiary as Acquisition and Acquiror shall from time to time reasonably require.

     (b) From the date of this Agreement through and including the Closing, Acquisition, Acquiror and the Company agree to furnish to each other copies of any notices, documents, requests, court papers, or other materials received from any governmental agency or any other third party with respect to the transactions contemplated by this Agreement, except where it is obvious from such notice, document, request, court paper or other material that the other party was already furnished with a copy thereof.

     (c) The Company shall deliver to Acquiror, without charge, the following financial information (the "Supplemental Financial Information"): (i) within forty (40) days after each fiscal quarter ending after the date hereof and prior to the Effective Time, the unaudited consolidated balance sheet of the Company and its Subsidiary as of the end of such quarter and the unaudited consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiary for such quarter and for the portion of the fiscal year then completed, (ii) within seventy five (75) days after each fiscal year ending after the date hereof and prior to the Effective Time, the audited consolidated balance sheet of the Company and its Subsidiary as of the end of such year and the audited consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiary for such year, in each case prepared in accordance with GAAP certified by PricewaterhouseCoopers LLP, and (iii) promptly upon the reasonable request by Acquiror, such additional financial information as may be required in connection with any filing by Acquiror pursuant to the requirements of federal or state securities laws. Such Supplemental Financial Information shall present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiary as of the last day of the periods covered and the consolidated results of operations, cash flows and changes in stockholders' equity of the Company and its Subsidiary for the periods covered, subject, in the case of unaudited financials, to normal year-end adjustments.

     (d) Acquiror shall deliver to the Company, without charge a copy of any filing made by Acquiror with the SEC under the Exchange Act, including, without limitation, any Form 10-Q, 8-K or 10-K, not later than five (5) Business Days after the date of such filing with the SEC.

     5.4 No Solicitation. The Company shall not, nor shall it authorize or permit any of its Affiliates or any officer, director, employee, investment banker, attorney or other adviser or representative of the Company or any of its Affiliates to (a) solicit, initiate, or encourage the submission of, any Acquisition Proposal (as hereinafter defined), (b) enter into any agreement or understanding with respect to any Acquisition Proposal or (c) participate in any discussions or negotiations regarding, or furnish to any Person any information for the purpose of facilitating the making of, or take any other action to facilitate any inquiries or the making of, any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. Without limiting the foregoing, it is understood that any violation, of which the Company or any of its Affiliates had knowledge at the time of such violation, of the restrictions set forth in the immediately preceding sentence by any officer, director, employee, investment banker, attorney, employee, or other adviser or representative of the Company or any of its Affiliates, whether or not such Person is purporting to act on behalf of the Company or any of its Affiliates or otherwise, shall be deemed to be a breach of this Section 5.4 by the Company and its Affiliates. The Company shall notify Acquiror in accordance with the notice provisions of this Agreement in writing and orally within 24 hours after receipt of any Acquisition Proposal or receipt of any inquiries with respect to any Acquisition Proposal, such notice to include the identity of the Person making such proposal, offer, inquiry or contact, and the terms of such Acquisition Proposal. The Company immediately shall cease and cause to be terminated in all respects all existing discussions or negotiations with any parties conducted heretofore with respect to an Acquisition Proposal. The Company shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party. "Acquisition Proposal" means any proposal for a merger or other business combination involving the Company or any of its Affiliates or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in the Company or any of its Affiliates, any voting securities of the Company or any of its Affiliates or a substantial portion of the assets of the Company (other than sales of the Company's products in the ordinary course of business consistent with past practice).

     5.5 Filings; Other Actions.

     (a) As promptly as reasonably practicable after the date hereof, Acquiror shall prepare and file the Registration Statement with the SEC. The Registration Statement shall include an information statement/ prospectus or a proxy statement/prospectus, as Acquiror shall reasonably determine (in either case, the "Prospectus"). Acquiror acknowledges that the Company and its counsel may participate in the preparation of the Registration Statement, provided that the final determination of any issues related thereto (other than with respect to the information in the Company S-4 Disclosure) shall be made by Acquiror. Acquiror shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as reasonably practicable after such filing. The Acquiror will advise the Company, promptly after it receives notice thereof, of the issuance by the SEC of any stop order or of any order preventing or suspending the use of the Prospectus, of the suspension of the qualification of the Acquiror Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amending or supplementing of the Registration Statement or for additional information. In the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or suspending any such qualification, the Acquiror will promptly use its reasonable best efforts to obtain the withdrawal of such order. Acquiror shall also take such actions (other than qualifying to do business in any jurisdiction in which Acquiror is now not so qualified) as may be required to be taken under any applicable state securities laws in connection with the issuance of Acquiror Common Stock in the Merger and upon the exercise of the Adjusted Options. The Company shall furnish all information concerning the Company and the holders of Company Capital Stock as may be reasonably requested in connection with any of the foregoing. The Company shall use commercially reasonable efforts to cause the Prospectus to be mailed to its stockholders as promptly as practicable after the Registration Statement becomes effective.

     (b) Each party hereto agrees, subject to applicable laws relating to the exchange of information, promptly to furnish the other parties hereto with copies of written communications (and memoranda setting forth the substance of all oral communications) received by such party, or any of its Subsidiaries, affiliates or associates (as such terms are defined in Rule 12b-2 under the Exchange Act as in effect on the date hereof), from, or delivered by any of the foregoing to, any governmental or regulatory authority, domestic or foreign, relating to or in respect of the transactions contemplated under this Agreement.

     5.6 Company Stock Options.

     (a) As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee administering the Company's Restated 1998 Incentive and Non-Qualified Stock Option Plan (the "Company Stock Plan")) shall adopt such resolutions or take such other actions as may be required to effect the following:

          (i) adjust the terms of all outstanding options to purchase shares of Company Capital Stock under the Company Stock Plan (the "Company Stock Options"), whether vested or unvested, as necessary to provide that, at the Effective Time, each Company Stock Option outstanding immediately prior to the Effective Time shall be amended and converted into an option to acquire, on substantially the same terms and conditions as were applicable under such Company Stock Option, the number of shares of Acquiror Common Stock (rounded down to the nearest whole share) equal to (A) the number of shares of Company Capital Stock subject to such Company Stock Option immediately prior to the Effective Time multiplied by (B) the Exchange Ratio which corresponds with the class or series of Company Capital Stock covered by such Company Stock Option (the "Applicable Exchange Ratio"), at an exercise price per share of Acquiror Common Stock (rounded up to the nearest 1/100th of a whole cent) equal to (x) the exercise price per share of such Company Capital Stock immediately prior to the Effective Time divided by (y) the Applicable Exchange Ratio (each Company Stock Option as so adjusted, an "Adjusted Option"); and

          (ii) make such other changes to the Company Stock Plan as the Company and Acquiror may mutually agree in writing are appropriate to give effect to the Merger, including as provided in Section 5.7.

     (b) As soon as reasonably practicable after the Effective Time, Acquiror shall deliver to the holders of Company Stock Options appropriate notices (the "Company Stock Option Notices") setting forth (i) such holders' rights pursuant to the Company Stock Plan and the agreements evidencing the grants of such Company Stock Options and that such Company Stock Options and agreements shall be assumed by Acquiror and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 5.6 after giving effect to the Merger) and (ii) the procedures for the exercise of the Adjusted Options. Subject to Section 5.16, the term, exercisability, vesting schedule (including acceleration) and other material terms of the Company Stock Options shall otherwise remain unchanged.

     (c) A holder of an Adjusted Option may exercise such Adjusted Option in whole or in part by (i) following the exercise procedures to be delivered by Acquiror as set forth in the Company Stock Option Notice and (ii) concurrently delivering to Acquiror the consideration therefor and the federal withholding Tax information, if any, required in accordance with the related Company Stock Plan.

     (d) Except as otherwise contemplated by this Section 5.6 and except to the extent required under the respective terms of the Company Stock Options, all restrictions or limitations on transfer and vesting with respect to Company Stock Options awarded under the Company Stock Plan or any other plan, program or arrangement of the Company or its Subsidiary, to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to such options after giving effect to the Merger and the assumption by Acquiror as set forth above.

     (e) As soon as reasonably practicable after the Effective Time, each restricted stock purchase agreement (each such agreement, as such agreement may be modified pursuant to Section 5.16, a "Restricted Stock Agreement") set forth on Schedule 5.6 shall be assumed by Acquiror and each share of restricted Company Capital Stock which is outstanding and unvested thereunder at or immediately prior to the Effective Time pursuant to the Company Stock Plan or any other plan, program or arrangement of the Company or its Subsidiary shall be converted into the right to receive a fraction (such fraction to equal the Applicable Exchange Ratio as adjusted in accordance with Section 1.6) of a validly issued, fully paid and nonassessable share of Acquiror Common Stock including the corresponding percentage Right, subject to the same restrictions and vesting as set forth in each such Restricted Stock Agreement (the "Substitute Restricted Stock").

     (f) No later than twenty (20) days after the Effective Time, Acquiror shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering the number of shares subject to the Adjusted Options. Such registration statement shall be kept effective (and the current status of the prospectus required thereby shall be maintained in accordance with the relevant requirements of the Securities Act and the Exchange Act) at least for so long as any Adjusted Options remain outstanding.

     5.7 Company Stock Plans. At the Effective Time, by virtue of the Merger, the Company Stock Plan and the Company Stock Options granted thereunder shall be assumed by Acquiror, with the result that all obligations of the Company under the Company Stock Plan, including with respect to awards outstanding at the Effective Time under each Company Stock Plan, shall be obligations of Acquiror following the Effective Time; provided, that in the case of any Company Stock Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the option price, number of shares purchasable pursuant to such Company Stock Option and the terms and conditions of exercise of such Company Stock Option shall be determined in order to comply with Section 424 of the Code.

     5.8 Employee Benefit Plans; Existing Agreement.

     (a) As soon as reasonably practicable after the Effective Time (the "Benefits Date"), Acquiror shall provide, or cause to be provided, employee benefit plans, programs and arrangements to employees of the Company that are the same as those made generally available to similarly situated employees of Acquiror who are hired by Acquiror after December 31, 2003 and are not represented by any union. From the Effective Time to the Benefits Date (which the parties acknowledge may occur on different dates with respect to different plans, programs or arrangements of the Company) (the "Continuation Period"), Acquiror shall provide, or cause to be provided, the employee benefit plans, programs and arrangements of the Company provided to employees of the Company as of the date hereof.

     (b) With respect to each benefit plan, program practice, policy or arrangement maintained by Acquiror (the "Acquiror Plans") in which employees of the Company subsequently participate, for purposes of determining vesting and entitlement to benefits, including for severance benefits and vacation entitlement (but not for accrual of pension benefits), service with the Company (or predecessor employers to the extent the Company provides past service credit) shall be treated as service with Acquiror; provided, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits. Such service also shall apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any pre-existing condition limitations. Each Acquiror Plan shall waive pre-existing condition limitations to the same extent waived under the applicable Company Benefit Plan. Company Employees shall be given credit for amounts paid under a corresponding benefit plan during the same period for purposes of applying deductibles, co-payments and out- of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the Acquiror Plan.

     5.9 Indemnification.

     (a) From and after the Effective Time, Acquiror shall, or shall cause the Surviving Corporation to, fulfill and honor in all respects the obligations of the Company to indemnify each Person who is or was a director or officer (an "Indemnified Party") of the Company or its Subsidiary pursuant to any indemnification provision of the Company's certificate of incorporation or by-laws as each is in effect on the date hereof.

     (b) Prior to the Closing, the Company shall have the right to purchase, for an aggregate price not to exceed 375% of the current annual premium paid by the Company for its officers' and directors' liability insurance, a so-called "tail" policy enabling the Surviving Corporation to maintain in effect, for a period of six (6) years after the Effective Time, the current officers' and directors' liability insurance maintained by the Company with respect to its directors and officers, such "tail" policy to cover acts or omissions occurring prior to the Effective Time.

     (c) This Section 5.9 shall survive the closing of all the transactions contemplated hereby, is intended to benefit the Indemnified Parties and their respective heirs and personal representative (each of which shall be entitled to enforce this Section 5.9 against Acquiror and the Surviving Corporation, as the case may be, as a third-party beneficiary of this Agreement).

     (d) Notwithstanding the foregoing, no provision of this Section 5.9 shall obligate Acquiror to indemnify, or to cause the Surviving Corporation to indemnify, any Person for civil penalties, disgorgement or prejudgment interest if such Person is found liable for fraud, in any action brought by the SEC, unless such indemnification is required by the DGCL.

     5.10 Comfort Letters.

     (a) At Acquiror's request, the Company shall use its reasonable best efforts to cause to be delivered to Acquiror a "comfort" letter of PricewaterhouseCoopers LLP, the Company's independent public accountants, dated the date on which the Registration Statement shall become effective and as of the Effective Time, and addressed to Acquiror and the Company, in form and substance reasonably satisfactory to Acquiror and reasonably customary in scope and substance for letters delivered by independent public accounts in connection with transactions such as those contemplated by this Agreement.

     (b) If Acquiror makes the request contemplated by Section 5.10, then Acquiror shall use its reasonable best efforts to cause to be delivered to the Company a "comfort" letter of PricewaterhouseCoopers LLP, Acquiror's independent public accountants, dated the date on which the Registration Statement shall become effective, addressed to the Company and Acquiror, in form and substance reasonably satisfactory to the Company and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

     5.11 Stock Exchange Listing. Acquiror shall use its reasonable best efforts to list on the NYSE, upon official notice of issuance, the shares of Acquiror Common Stock to be issued in connection with the Merger and upon exercise of Adjusted Options.

     5.12 Affiliates. As soon as practicable after the date hereof, the Company shall deliver to Acquiror a letter identifying all Persons who are, at the time this Agreement is submitted for adoption by the stockholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its reasonable best efforts to cause each such Person, and any other Person reasonably determined by Acquiror to be an "affiliate" of the Company to deliver to Acquiror, as of the Closing Date, a written agreement substantially in the form attached as Exhibit D hereto (a "Rule 145 Letter").

     5.13 Notification of Certain Matters. The Company shall give prompt notice to Acquiror, and Acquiror shall give prompt notice to the Company, of (a) the occurrence, or non-occurrence, of any event which would be likely to cause (i) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (ii) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied; and (ii) any failure of the Company, Acquiror or Acquisition, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided that the delivery of any notice pursuant to this Section 5.13 shall not limit or otherwise affect the remedies available to the party receiving such notice.

     5.14 Reorganization. Neither Acquiror, Acquisition, the Company or its Subsidiary will take any action or fail to take any action between the date of this Agreement and the Effective Time which action or failure would reasonably be expected to jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

     5.15 Actions by the Parties. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto will use its reasonable best efforts to take or cause to be taken all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable law and regulations to consummate and make effective in the most expeditious manner practicable, the transactions contemplated by this Agreement including (a) the obtaining of all necessary actions and non-actions, waivers and consents, if any, from any governmental agency or authority and the making of all necessary registrations and filings and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental agency or authority; (b) the obtaining of all necessary consents, approvals or waivers from any other Person; (c) the defending of any claim, investigation, action, suit or other legal proceeding, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby; and (d) the execution of additional instruments necessary to consummate the transactions contemplated by this Agreement. Each party will promptly consult with the other and provide necessary information (including copies thereof) with respect to all filings made by such party with any agency or authority in connection with this Agreement and the transactions contemplated hereby.

     5.16 Performance Bonus Pool. Subsequent to the Effective Time, Acquiror shall cause the Surviving Corporation to establish a cash performance bonus pool for Designated Employees in the aggregate amount of $6,500,000 (the "Performance Bonus Pool") in accordance with the following provisions:

     (a) The Acquiror and John St. Amand, so long as he is an employee of the Surviving Corporation, as representative of the Designated Employees (the "Designated Employee Representative," subject to Section 5.16(g)), shall negotiate in good faith prior to the Closing Date with the objective of determining mutually agreed upon post-closing objectives with respect to the Company's products (the "Product Deliverables"). The Product Deliverables shall be divided into the first Product Deliverable (the "First Product Deliverable") and the second Product Deliverable (the "Second Product Deliverable"). No changes may be made to the Product Deliverables without the mutual written agreement of both the Acquiror and the Designated Employee Representative.

     (b) Subject to a mutual written determination by Acquiror and the Designated Employee Representative that the First Product Deliverable has been satisfied on or before the first anniversary of the Effective Time, thirty percent (30%) of the Performance Bonus Pool shall be distributed to the Designated Employees promptly following the first anniversary of the Effective Time. Subject to a mutual written determination by Acquiror and the Designated Employee Representative that the Second Product Deliverable has been satisfied on or before the second anniversary of the Effective Time, seventy percent (70%) of the Performance Bonus Pool shall be distributed to the Designated Employees promptly following the second anniversary of the Effective Time. Any portion of the Performance Bonus Pool that is not paid to the Designated Employees as a result of the applicable Product Deliverables not being satisfied shall belong to the Surviving Corporation and shall be utilized in such manner as shall be determined by Acquiror in its sole discretion. Notwithstanding the foregoing, in the event that the First Product Deliverable or the Second Product Deliverable is satisfied prior to the first or second anniversary of the Effective Time, as the case may be, Acquiror and the Designated Employee Representative may mutually agree in writing to accelerate the payment of that portion of the Performance Bonus Pool to be paid to Designated Employees in respect of such Product Deliverable.

     (c) Acquiror and the Designated Employee Representative, subject to Sections 5.16(e) and 5.16(g), shall negotiate in good faith prior to the Closing Date with the objective of identifying the mutually agreed upon employees of the Company who shall be "Designated Employees" hereunder. An individual shall cease to be a Designated Employee in the event that such individual's employment with the Acquiror or the Surviving Corporation is terminated by the Acquiror or the Surviving Corporation for any reason prior to the date on which the Performance Bonus Pool is payable. In the event that any individual ceases to be a Designated Employee, the Acquiror and the Designated Employee Representative may mutually agree to designate another individual or other individuals who, on the date of such designation, are considered to be critical to the delivery of the Product Deliverables. In addition, Acquiror and the Designated Employee Representative may, subsequent to the Effective Time, mutually agree to name additional Designated Employees to the extent additional resources or skills are reasonably necessary to achieve the Product Deliverables.

     (d) The allocation of the Performance Bonus Pool among the Designated Employees shall be mutually determined by the Designated Employee Representative and the Acquiror at the time that distributions are to be made to Designated Employees. Any portion of the Performance Bonus Pool allocated to a particular Designated Employee who is no longer a Designated Employee at the time of any distribution of the Performance Bonus Pool, shall remain part of the Performance Bonus Pool and shall be allocated and distributed pursuant to this Section 5.16(d). It is acknowledged that no current or former employee of the Company or the Surviving Corporation is intended to be a third party beneficiary of the provisions of this Section 5.16.

     (e) Notwithstanding the foregoing, no individual shall be a Designated Employee unless such individual delivers to Acquiror, prior to the Effective Time in the case of the original Designated Employees, and prior to becoming a Designated Employee in the case of persons who are designated as Designated Employees after the Effective Time as provided in Section 5.16(c), an amendment to such Designated Employee's Option Agreement and/or Restricted Stock Agreement, as the case may be, in form and substance satisfactory to Acquiror, that to the extent that such individual owns unvested Company Stock Options or unvested restricted shares of Company Capital Stock immediately prior to the Effective Time, such individual's right to exercise the equivalent Adjusted Options or to dispose of the equivalent Substitute Restricted Stock shall be conditioned on (i) as to 30% of the unvested Adjusted Options and shares of Substitute Restricted Stock, the satisfaction of the First Product Deliverable, in which case such unvested Adjusted Option and shares of Substitute Restricted Stock shall vest on the date of attainment of the First Product Deliverable and
(ii) as to 70% of the unvested Adjusted Options and shares of Substitute Restricted Stock, the satisfaction of the Second Product Deliverable, in which case such unvested Adjusted Option and shares of Substitute Restricted Stock shall vest on the date of attainment of the Second Product Deliverable. Any equivalent Adjusted Option or equivalent Substitute Restricted Stock that does not vest as a result of the applicable Product Deliverable not being satisfied by the first or second anniversary of the Effective Time, as the case may be, shall vest on the third anniversary of the Effective Time or immediately in the event that the subject Designated Employee is terminated by the Surviving Corporation without Cause.

     (f) Acquiror and the Designated Employee Representative shall have the right to implement such rules and regulations, consistent with the foregoing, as shall be mutually determined by Acquiror and the Designated Employee Representative to be appropriate for the administration of the provisions set forth in this Section 5.16.

     (g) If for any reason John St. Amand is no longer an employee of the Surviving Corporation, then Joseph Quinlivan shall become, so long as he is an employee of the Surviving Corporation, the Designated Employee Representative. If neither John St. Amand nor Joseph Quinlivan is available to serve as the Designated Employee Representative, then a successor Designated Employee Representative shall be mutually selected by Acquiror and the departing Designated Employee Representative (or, if the departing Designated Employee Representative is deceased, then by Acquiror and the highest ranking remaining Designated Employee). Any Designated Employee Representative appointed pursuant to this Section 5.16(g) must be a Designated Employee. Any Designated Employee Representative appointed pursuant to this Section 5.16(g) shall have all of the rights and powers of his or her predecessor Designated Employee Representative.

     5.17 Employee Retention Bonuses. As soon as administratively practicable following the Effective Time, Acquiror shall cause the Surviving Corporation to pay cash retention bonuses in the aggregate amount of $7,000,000 to the Surviving Corporation's employees who are employed by the Company on the date hereof and remain employed by the Company through the Effective Time. The allocation of the foregoing bonuses shall be determined in accordance with
Schedule 5.17, and the payment of such bonuses shall be made in accordance with all applicable Laws and withholding requirements.

     5.18 Antitrust Laws. As promptly as practicable, the Company, Acquiror and Acquisition shall make all filings and submissions under the HSR Act as may be reasonably required to be made in connection with this Agreement, which filings shall comply as to form with all requirements applicable thereto and all of the information reported therein shall be true, correct and complete in all material respects. Subject to all applicable confidentiality requirements and all applicable laws, (a) the Company will furnish to Acquiror and Acquisition, and Acquiror and Acquisition will furnish to the Company, such information and assistance as shall be reasonably required in connection with the preparation of any such filings or submissions and (b) the Company will provide Acquiror and Acquisition, and Acquiror and Acquisition will provide the Company, with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or any of its representatives, on the one hand, and any Governmental Authority or members of their respective staffs, on the other hand, with respect to this Agreement and the transactions contemplated hereunder; provided, however, that neither Acquiror and Acquisition on the one hand, nor the Company on the other, shall be required to provide the other party with copies of confidential documents or information included in its filings and submissions under the HSR Act, and provided, further that a party hereto may request entry into a joint defense agreement as a condition to providing any such materials and that, upon receipt of that request, the parties shall work in good faith to enter into a joint defense agreement to create and preserve attorney-client privilege in a form and substance mutually acceptable to the parties. Each of the parties shall promptly comply with all requests, if any, for additional information or documentation in connection with any such filings under the HSR Act.

     5.19 Notification of Certain Matters. Each party shall give prompt notice to the others of (a) any event, condition, change, occurrence, act or omission which causes any of its representations hereunder to cease to be true in all material respects (or, with respect to Section 3.14 or any representation which is qualified as to materiality, causes such representation to cease to be true in all respects); and (b) any event, condition, change, occurrence, act or omission which individually or in the aggregate has, or which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to have, a Material Adverse Effect on such party. Each of the Company and Acquiror shall give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

     5.20 FIRPTA. Pursuant to Treas. Reg. Sec. 1.897-2(h) and Treas. Reg. Sec. 1.1445-2(c)(3)(i), at the Closing the Company shall furnish to Acquiror a statement certifying that each of the Company and its Subsidiary is not, and has never been during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

     5.21 Representation Letters. Each of the Company (on the one hand) and Acquiror and Acquisition (on the other hand) shall execute and deliver to both Hale and Dorr LLP and Lowenstein Sandler PC a letter (each, a "Tax Representation Letter") making reasonable and customary representations relating to certain Tax matters. The Tax Representation Letters shall be sufficient to enable each such counsel to render a Tax opinion to be filed as an exhibit to the Registration Statement and the tax opinion described in Section 6.3(b) and shall be executed (and, if necessary, re-executed) and delivered at such time or times as reasonably requested by Acquiror including, without limitation, at Closing.

     5.22 ERISA Compliance. Each of Acquiror and Acquisition shall use their reasonable best efforts to obtain such agreements, consents and approvals necessary to comply with Section 6.2(k).

     5.23 S-4 Disclosure. Each of the Company and Acquiror shall work together in good faith prior to the effective date of the Registration Statement to determine with reasonable specificity the information supplied by the Company and Acquiror, respectively, for inclusion in the Registration Statement. Provided that full agreement is reached with respect to such determination, Acquiror and the Company shall execute and deliver to each other a certificate prior to such effective date, which certificate shall describe (x) the information which the parties agree has been supplied by the Company for inclusion in the Registration Statement (the "Updated Company S-4 Disclosure") and (y) the information which the parties agree has been supplied by Acquiror for inclusion in the Registration Statement (the "Updated Acquiror S-4 Disclosure"). If such certificate is executed and delivered, then the term "Company S-4 Disclosure" shall thereafter mean the "Updated Company S-4 Disclosure" and the term "Acquiror S-4 Disclosure" shall thereafter mean the "Updated Acquiror S-4 Disclosure".

     6. Conditions Precedent.

     6.1 Conditions Precedent to Each Party's Obligation to Effect the
Merger. The respective obligations of each party hereto to effect the Merger shall be subject to the fulfillment or satisfaction, prior to or on the Closing Date of the following conditions:

     (a) Stockholder Approval. The Majority Stockholders Consent shall have been executed by (i) the holders of a majority of the outstanding shares of Company Capital Stock as a class (treating each share of Company Preferred Stock as the number of shares of Company Common Stock into which it is convertible),
(ii) the holders of two thirds of the outstanding shares of Company Preferred Stock as a class (treating each share of Company Preferred Stock as the number of shares of Company Common Stock into which it is convertible) and (iii) the holders of a majority of the outstanding shares of each series of Company Preferred Stock. The Majority Stockholders Consent shall be in full force and effect and shall constitute the requisite consent of the stockholders of the Company to the Merger and the adoption of this Agreement and the Charter Amendment under the DGCL and the Company's Certificate of Incorporation and By-Laws. The certificate of incorporation of the Company shall have been amended to give effect to the Charter Amendment by the filing with the Secretary of State of the State of Delaware of a certificate of amendment or restated certificate of incorporation in form and substance satisfactory to Acquiror.

     (b) Approvals. All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any governmental or regulatory authority, domestic or foreign, which the failure to obtain, make or occur would have the effect of making the Merger or any of the transactions contemplated hereby illegal or could reasonably be expected to have a Material Adverse Effect on Acquiror or the Company (as the Surviving Corporation), assuming the Merger had taken place, shall have been obtained, made or occurred, including, without limitation, under the HSR Act.

     (c) No Litigation. No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Authority of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect, and there shall not be pending any suit, action or proceeding by any Governmental Entity (i) preventing the consummation of the Merger or (ii) which otherwise is reasonably likely to have a Material Adverse Effect on the Company or Acquiror, as applicable; provided, that each of the parties shall have used its reasonable best efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

     (d) Escrow Agreement. Each of Acquiror, the Company, the Escrow Agent and the Company Stockholders' Representative shall have entered into an escrow agreement substantially in the form of Exhibit E attached hereto (the "Escrow Agreement").

     (e) Exchange Agent Agreement. Each of Acquiror and the Exchange Agent shall have entered into an exchange agent agreement in form and substance satisfactory to Acquiror (the "Exchange Agreement").

     (f) Rule 145 Letters. Each Person designated by the Company or Acquiror as an "affiliate" of the Company pursuant to Section 5.12 shall have delivered to Acquiror a fully executed Rule 145 Letter.

     (g) Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the knowledge of Acquiror or the Company, threatened by the SEC.

     (h) Stock Exchange Listing. The shares of Acquiror Common Stock issuable in accordance with the Merger and issuable upon exercise of the Adjusted Options shall have been authorized for listing on the NYSE, subject to official notice of issuance.

     6.2 Conditions Precedent to Obligations of Acquisition and Acquiror. All obligations of Acquisition and Acquiror under this Agreement are subject to the fulfillment or satisfaction, prior to or on the Closing Date, of each of the following conditions precedent:

     (a) Performance of Obligations; Representations and Warranties. The Company shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement that are required to be performed or complied with by it prior to or at the Closing. Each of the Company's representations and warranties contained in Section 3 of this Agreement to the extent it is qualified by Material Adverse Effect or materiality and the Company's representations and warranties contained in
Section 3.14 shall be true and correct in all respects and each of the Company's representations and warranties to the extent it is not so qualified by Material Adverse Effect or materiality or contained in Section 3.14, shall be true and correct in all material respects, in each case, on and as of the Closing with the same effect as though such representations and warranties were made on and as of the Closing, except for changes permitted by this Agreement and except to the extent that any representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be evaluated as of such earlier date. Acquiror and Acquisition shall have received a certificate dated the Closing Date and signed on behalf of the

Company, by the Chairman, President or a Vice-President of the Company, certifying that the conditions specified in this Section 6.2(a) have been satisfied.

     (b) Opinion of Counsel. Acquiror and Acquisition shall have received the favorable written opinion letter dated the Closing Date of Hale and Dorr LLP, counsel to the Company, in form and substance reasonably satisfactory to Acquiror and Acquisition.

     (c) Resignations. The Company shall have delivered to Acquiror and Acquisition the written resignation of each director and officer of the Company and its Subsidiary as shall be requested in writing by Acquiror.

     (d) No Material Adverse Change. Since December 31, 2003, there shall have been no material adverse change in the assets, business, financial condition, operations or prospects of the Company and its Subsidiary taken as a whole; since December 31, 2003, no event or events shall have occurred that could reasonably be expected to have a Material Adverse Effect on the Company; and Acquiror shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and Chief Financial Officer to such effect. Such material adverse change shall exclude, and none of the following shall be taken into account in determining whether there has been or may be a material adverse change: (i) any change, effect, event, occurrence, state of facts or development (individually or in the aggregate) generally affecting the industry in which the Company operates or attributable to conditions affecting the U.S. economy as a whole or the capital markets in general, which does not disproportionately affect the Company, (ii) any change, effect, event, occurrence, state of facts or development (individually or in the aggregate) arising from or relating to any change required by GAAP made after the date hereof, (iii) any loss of any customer of the Company as a result of the announcement or pendency of the transactions contemplated hereby, or (iv) compliance with the terms of or taking any action required by this Agreement.

     (e) Consents. The Company shall have received all necessary consents, in form and substance reasonably satisfactory to Acquiror and Acquisition, from the other parties to each contract, lease or agreement to which the Company is a party, except where the failure to receive such consent could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company; provided, however, that at Acquiror's request, the consents described in Schedule 6.2(e) shall have been obtained regardless of whether the failure to obtain such consents could reasonably be expected to have a Material Adverse Effect on the Company.

     (f) Non-Competition Agreements and Non-Disclosure Agreements. Each of the individuals listed on Schedule 6.2(f) (the "Key Employees") shall have entered into Non-Competition and Non-Disclosure Agreements with the Surviving Corporation, each substantially in the form of Exhibit F hereto, and such agreements shall be in full force and effect.

     (g) Investor Agreements. Each and any stockholder agreement and voting agreement entered into by any of the Company's stockholders prior to the date hereof, and each and any registration rights agreements, investor rights agreements and right of first refusal and co-sale agreements entered into by the Company and other parties thereto prior to the date hereof and other similar agreements shall have been terminated by the Company and each of the other parties thereto.

     (h) Dissenting Shares. As of the Closing Date, (i) the number of shares of Company Common Stock eligible to be treated as Dissenting Shares shall not exceed 10% of the shares of Company Common Stock then outstanding, (ii) the number of shares of any series of Company Preferred Stock eligible to be treated as Dissenting Shares shall not exceed 10% of the shares of Company Preferred Stock of such series then outstanding, and (iii) the number of shares of Company Capital Stock eligible to be treated as Dissenting Shares shall not exceed 5% of the shares of Company Capital Stock (treating each share of Company Preferred Stock as the number of shares of Company Common Stock into which it is convertible) then outstanding, not including any shares beneficially owned by Tekelec.

     (i) Amendment to Option Agreement and Restricted Stock Agreements. The Company and each of the Designated Employees shall have entered into an amendment to such Designated Employee's Option

Agreement and/or Restricted Stock Agreement, as the case may be, with the Company consistent with Section 5.16 and in form and substance reasonably satisfactory to Acquiror.

     (j) Appraisal Rights; Prospectus. Each stockholder of the Company that is entitled to appraisal rights pursuant to Section 262(d)(2) of the DGCL shall have received notice from the Company of such appraisal rights thereunder in accordance with the DGCL and more than twenty (20) Business Days shall have elapsed since the Prospectus shall have first been mailed to the Company Stockholders.

     (k) ERISA Compliance. Acquiror and Acquisition shall have received such agreements, consents and approvals as they deem reasonably necessary or appropriate in their discretion to assure that the Merger and the transactions contemplated hereby do not and will not cause a prohibited transaction under ERISA or the Code or the rules and regulations thereunder with respect to Acquiror's employee benefit plans.

     (l) Product Deliverables and Designated Employees. Acquiror and the Designated Employee Representative shall have agreed on the Product Deliverables and the Designated Employees as required by Section 5.16.

     (m) 2003 Audited Financial Statements. The Company shall have delivered to Acquiror (i) its audited consolidated balance sheet as of December 31, 2003 which shall be substantially identical to the Balance Sheet, (ii) its audited consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 2003 which shall be substantially identical to the Unaudited Consolidated Statements; and (iii) a report with respect to such audited consolidated financial statements from PricewaterhouseCoopers LLP.

     6.3 Conditions Precedent to the Company's Obligations. All obligations of the Company under this Agreement are subject to the fulfillment or satisfaction, prior to or on the Closing Date, of each of the following conditions precedent:

     (a) Performance of Obligations; Representations and
Warranties. Acquisition and Acquiror shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement that are required to be performed or complied with by them prior to or at the Closing. Each of the representations and warranties of Acquisition and Acquiror contained in Section 4 of this Agreement to the extent it is qualified by Material Adverse Effect or materiality shall be true and correct in all respects and each of the representations and warranties of Acquisition and Acquiror to the extent it is not so qualified by Material Adverse Effect or materiality shall be true and correct in all material respects, in each case, on and as of the Closing with the same effect as though such representations and warranties were made on and as of the Closing except for changes permitted by this Agreement and except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be evaluated as of such earlier date. The Company shall have received certificates dated the Closing Date and signed by the President or a Vice-President of Acquisition and an authorized signatory of Acquiror, certifying that the conditions specified in this Section 6.3(a) have been satisfied.

     (b) Opinion of Counsel. The Company shall have received the favorable written opinion letters dated the Closing Date of Lowenstein Sandler PC, special counsel to Acquisition and Acquiror, and internal counsel to Acquisition and Acquiror, each in form and substance reasonably satisfactory to the Company. The Company shall have received a written opinion from Hale and Dorr LLP, counsel to the Company, to the effect that the Merger will be treated for federal income Tax purposes as a reorganization within the meaning of Section 368(a) of the Code; provided that if Hale and Dorr LLP does not render such opinion, this condition shall nonetheless be deemed satisfied if Lowenstein Sandler PC renders such opinion to the Company (it being agreed that the Company and the Acquiror shall each provide reasonable cooperation, including delivering a Tax Representation Letter, to Hale and Dorr LLP and Lowenstein Sandler PC, to enable them to render such opinion and that counsel shall be entitled to rely on such Tax Representation Letter and such assumptions as they deem appropriate in rendering such opinion).

     (c) No Material Adverse Change. Since December 31, 2003, there shall have been no material adverse change in the assets, business, financial condition, operations or prospects of Acquiror; since December 31, 2003, no event or events shall have occurred that could reasonably be expected to have a Material Adverse

Effect on Acquiror; and the Company shall have received a certificate signed on behalf of Acquiror by an authorized signatory thereof to such effect.

     6.4 Frustration of Closing Conditions. None of the Company, Acquiror or Acquisition may rely on the failure of any condition set forth in Sections 6.1,
6.2 or 6.3, as the case may be, to be satisfied if such failure was caused by such party's failure to use reasonable efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to
Section 5.15.

     7. Survival of Representation and Warranties. The representations and warranties of the Company contained in this Agreement (including the schedules to the Agreement which are hereby incorporated by reference) or in any instrument delivered pursuant to this Agreement shall survive for eighteen (18) months following the Effective Time, regardless of any investigation performed prior to the Effective Time. This Section 7 shall not limit any claim for fraud or any covenant or agreement by the parties which contemplates performance after the Effective Time.

     8. Indemnification.

     8.1 Escrow Shares. As soon as reasonably practicable after the Closing Date, Acquiror shall cause to be deposited with The Bank of New York (or another institution selected by Acquiror and the Company prior to the Effective Time), as escrow agent (the "Escrow Agent"), certificates representing, for each Company Stockholder other than Company Stockholders who hold Dissenting Shares, 10% of the shares of Acquiror Common Stock to be issued to such Stockholder pursuant to Section 1.5(c) and Section 1.7(a), rounded down to the nearest whole number of such shares of Acquiror Common Stock (the "Escrow Fund"), such deposit to be governed by the terms set forth herein and in the Escrow Agreement. The Escrow Fund shall be the sole and exclusive source available to compensate Acquiror for the indemnification obligations of each Person who or which, immediately prior to the Effective Time, is a holder of Company Capital Stock (each, a "Company Stockholder" and collectively, the "Company Stockholders") under Section 8.2 and any and all other claims relating, in connection with or arising out of this Agreement, except that Acquiror may elect not to have recourse to the Escrow Fund for any claim of fraud.

     8.2  General Indemnification.  Subject to the limitations set forth in this
Section 8, the Company Stockholders will jointly and severally indemnify and hold harmless on a net after-tax basis Acquiror and each Person, if any, who controls, may control or is Controlled by Acquiror within the meaning of the Securities Act and their respective officers, directors, employees, agents and advisors (each such indemnitee being referred to herein as an "Acquiror Indemnified Person"), from and against any and all losses, costs, damages, liabilities, obligations, impositions, inspections, assessments, fines, deficiencies and expenses arising from claims, demands, actions, causes of action, including, without limitation, reasonable legal fees and net of the after-tax benefit of any cash, property or other amounts actually received from any third party with respect to any of the foregoing (collectively, "Damages"), arising out of (i) any inaccuracy in any representation or warranty made by the Company in this Agreement or in any exhibit or schedule to this Agreement, (ii) any breach or default by the Company, the Company Stockholders or the Company Stockholders' Representative of any of the covenants or agreements given or made by any of them in this Agreement, the Escrow Agreement or any other exhibit or schedule to this Agreement, (iii) the dollar amount of the Company Expenses exceeding $2,000,000, (iv) the proceedings described in Schedule 3.12; and (v) any claim with respect to Taxes imposed on or relating to the Company or its Subsidiary (including, without limitation, any liability for Taxes of any other Person under Treas. Reg. Sec. 1.1502-6 or any comparable provision of state, local or foreign law, as a transferee or successor, by contract, or otherwise) for any Pre-Closing Tax Period other than Taxes accrued on the Unaudited Balance Sheet and any Taxes that would be recognized to be and have been accrued between the date of the Unaudited Balance Sheet and the Closing Date.

     8.3 Damage Threshold.

     (a) Notwithstanding anything to the contrary contained in this Agreement, solely with respect to any claim by Acquiror for indemnification under Section 8.2(a)(i) (other than (i) any claim by Acquiror also covered by the Tax indemnity set forth in Section 8.2(a)(v) and (ii) any claim for any inaccuracy in any of Sections 3.2(a), 3.2(b), 3.2(c), 3.3 and 3.14), Acquiror may not seek indemnification with respect to any claim for Damages until the aggregate amount of all Damages for which Acquiror is seeking indemnification under Section 8.2(a)(i) equals or exceeds $1,500,000 (the "Threshold"), whereupon Acquiror shall be entitled to seek indemnification with respect to all such Damages including the Threshold.

     (b) In determining the amount of any Damage for which Acquiror may seek indemnification under Section 8.2(a)(i) or Section 8.2(a)(ii), any materiality standard contained in a representation, warranty or covenant shall be disregarded.

     (c) The liability of the Company Stockholders to Acquiror for all Damages for which indemnification is provided hereunder shall not exceed the Escrow Fund, except for any claims of fraud.

     8.4 Escrow Period; Release of Escrow Fund. The Escrow Fund shall commence on the date hereof and terminate on the date (the "Termination Date") which is eighteen (18) months after the Closing Date (the "Escrow Period"). On the Termination Date, all assets then remaining in the Escrow Fund shall be released to the Company Stockholders; provided that assets representing the amount of any claim made pursuant to Section 8.5 during the Escrow Period shall be withheld and remain in the Escrow Fund pending resolution of such claim; provided, further, that the assets in the Escrow Fund which are necessary to satisfy any unsatisfied claims specified in any Acquiror Notice theretofore delivered to the Escrow Agent prior to the termination of the Escrow Period with respect to facts and circumstances existing prior to the expiration of the Escrow Period, shall remain in the Escrow Fund until such claims have been resolved. Any portion of the Escrow Fund at the Termination Date for which there is no claim pursuant to this Section 8 shall be promptly delivered by the Escrow Agent to the Company Stockholders' Representative and shall be distributed to the Company Stockholders in accordance with each Company Stockholder's percentage of the Escrow Fund as set forth in the Escrow Agreement.

     8.5 Claims Upon Escrow Fund. Subject to the provisions of this Section 8, Acquiror shall make claims upon the Escrow Fund by delivering to the Escrow Agent on or before the last day of the Escrow Period of a notice signed by a representative of Acquiror (an "Acquiror Notice") specifying in reasonable detail the individual items of Damages for which indemnification is being sought, the date each such item was paid, or properly accrued or arose, and the nature of the misrepresentation, breach of warranty or claim to which such item is related. Upon receipt by the Escrow Agent of an Acquiror Notice, the Escrow Agent shall, subject to the provisions of Section 8.7, deliver to Acquiror, as promptly as practicable, the number of Shares held in the Escrow Fund having a "Fair Market Value" on the Closing Date equal to such Damages or cash in an amount equal to such Damages. Acquiror shall, concurrent with the sending of any Acquiror Notice to the Escrow Agent, provide a copy of such Acquiror Notice to the Company Stockholders' Representative. For purposes of this Agreement and the Escrow Agreement, the "Fair Market Value" of one share of Acquiror Common Stock shall equal the average per share closing price on the NYSE of Acquiror Common Stock (as reported on the NYSE Composite Transactions Tape as such Tape is reported in The Wall Street Journal or another recognized business publication) for the last ten (10) trading days prior to the Closing Date. Any payments made to an Acquiror Indemnified Person pursuant to this Section 8 or the Escrow Agreement shall be treated as an adjustment to the merger consideration being paid hereunder for Tax purposes.

     8.6 Apportionment of Taxes.

     (a) The Company Stockholders' Representative and Acquiror will, to the extent permitted by applicable law, elect with the relevant Taxing Authority to close the Taxable year of the Company and its Subsidiary on the Closing Date. In any case where applicable law does not permit the Company to close its Taxable year on the Closing Date, in the case of any Taxes that are imposed on a periodic basis and that are payable for a Taxable period that begins before the Closing Date and ends after the Closing Date, the portion of such Tax that is payable for the Pre-Closing Tax Period shall (i) in the case of any such Taxes not based upon or related to income or receipts, be deemed to be the amount of such Taxes for the entire Taxable period multiplied by a fraction, the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire Taxable period; and
(ii) in the case of any such Taxes based upon or related to income or receipts, be determined on the basis of an interim closing of the books of the Company at the close of business on the Closing Date in accordance with Section 8.6(c).

     (b) For purposes of clause (i) of Section 8.6(a), any credits against any Tax (other than credits for payments of estimated Taxes and foreign Tax credits or credits carried forward from prior Tax Periods) shall be prorated based on the fraction employed in such clause (i) of Section 8.6(a).

     (c) For purposes of clause (ii) of Section 8.6(a), a liability for any Tax with respect to a Pre-Closing Tax Period shall be the product derived by multiplying (i) the Tax for the entire Taxable period by (ii) a fraction, the numerator of which is the hypothetical Tax for the Pre-Closing Tax Period (determined on the basis of an interim closing of the books, without annualization) and the denominator of which is the sum of such numerator plus the hypothetical Tax for the balance of the Taxable period (determined on the basis of such interim closing of the books, without annualization). The hypothetical Tax for any period shall in no case be less than zero.

     8.7 Objections to Claims.

     (a) If the Company Stockholders' Representative shall deliver a written objection to an Acquiror Notice to Acquiror and the Escrow Agent within the fifteen (15) day period after Acquiror's delivery thereof, then Acquiror and the Company Stockholders' Representative shall use their good faith efforts to resolve such dispute. If Acquiror and the Company Stockholders' Representative resolve such dispute, the parties shall deliver a written notice to the Escrow Agent directing the delivery of the applicable portion of the Escrow Fund based upon such resolution. In the event that no objection is made by the Company Stockholders' Representative as provided herein, the Company Stockholders' Representative and the Company Stockholders shall have irrevocably waived any right to object to such Acquiror Notice.

     (b) If timely notice of such an objection is given and Acquiror and the Company Stockholders' Representative are unable to resolve the applicable dispute within thirty (30) days after the Company Stockholders' Representative objects to such Acquiror Notice, either Acquiror or the Company Stockholders' Representative may, by written notice to the other and the Escrow Agent, demand arbitration of such dispute. Any such arbitration shall be conducted by JAMS/Endispute, Inc. or such other alternative dispute service ("Arbitration Service") as shall be reasonably acceptable to Acquiror and the Company Stockholders' Representative. The Arbitration Service shall select one (1) arbitrator reasonably acceptable to both Acquiror and the Company Stockholders' Representative who shall be expert in the area in dispute. The decision by the arbitrator shall be binding and conclusive and, notwithstanding any other provisions of this Section 8, the Escrow Agent shall be entitled to act in accordance with such decision and make delivery of the Escrow Fund in accordance therewith.

     (c) The arbitration shall be held in New York, New York. The costs of any such arbitration shall be borne one-half for the account of Acquiror and one-half by the Company Stockholders (out of the Escrow Fund to the extent available after all claims have been satisfied and shares released; provided that the Company Stockholders' Representative may request and Acquiror, in the exercise of its reasonable judgment (based upon such factors and considerations as it determines to be relevant), may permit such expenses to be paid from the Escrow Fund as incurred). Judgment upon any award rendered by the arbitrator may be entered in any court of competent jurisdiction.

     8.8 Third-Party Claims. In the event Acquiror becomes aware of a third-party claim which Acquiror believes may result in a demand pursuant to this Section 8, Acquiror shall promptly notify the Company Stockholders' Representative of such claim, and the Company Stockholders' Representative shall be entitled, at the Company Stockholders' expense (but not out of the Escrow
Fund), to participate in any defense of such claim; provided that, except as expressly set forth in the next sentence, Acquiror shall control such defense. In the event that (i) a claim involves only a claim for monetary damages, (ii) such claim does not involve the business reputation of Acquiror or its Affiliates, or the possible criminal culpability of Acquiror or its Affiliates or any of their respective officers, directors or employees, (iii) such claim seeks a liquidated amount of monetary damages which amount is less than the value of assets remaining in escrow (excluding from such assets the aggregate amount sought with respect to any other then pending claims) and (iv) the Company Stockholders' Representative acknowledges in writing that such claim is subject to indemnification hereunder, then the Company Stockholders' Representative shall be entitled, at the Company Stockholders' expense (but not out of the Escrow Fund), to assume control of the defense of such claim; provided that (a) Acquiror shall have the right at its expense to participate in such defense and (b) the Company Stockholders' Representative shall notify Acquiror of its intention to assume control of such defense and shall provide such acknowledgment within ten (10) days after the Company Stockholders' Representative is first notified of such claim. With respect to any third-party claim, Acquiror shall have the right (regardless of which party is controlling the defense of such claim) with the consent of the Company Stockholders' Representative (which consent shall not be unreasonably withheld) to settle any such claim (it being understood that no such consent of the Company Stockholders' Representative shall be required where the third-party claim, which Acquiror proposes to settle, involves the business reputation of Acquiror or its Affiliates, or the possible criminal culpability of Acquiror or its Affiliates or any of their respective officers, directors or employees). In the event that the Company Stockholders' Representative has consented to any such settlement, the Company Stockholders shall have no power or authority to object under any provision of this Section 8 to the amount of any claim by Acquiror for indemnity with respect to such settlement.

     8.9 Company Stockholders' Representative.

     (a) Sean Dalton is hereby appointed as representative (the "Company Stockholders' Representative") for and on behalf of the Company Stockholders to take all actions necessary or appropriate in the judgment of the Company Stockholders' Representative for the accomplishment of the terms of this Agreement. The holders of a majority in interest of the assets held in the Escrow Fund may replace the Company Stockholders' Representative upon not less than ten (10) days' prior written notice to Acquiror. No bond shall be required of the Company Stockholders' Representative and the Company Stockholders' Representative shall receive no compensation for his or her services. Notices of communications to or from the Company Stockholders' Representative shall constitute notice to or from each of the Company Stockholders.

     (b) The Company Stockholders' Representative shall not be liable for any act done or omitted in such capacity while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advise of counsel shall be conclusive evidence of such good faith. The Company Stockholders shall severally indemnify the Company Stockholders' Representative and hold him or her harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Company Stockholders' Representative and arising out of or in connection with the acceptance or administration of his or her duties hereunder.

     (c) Any decision, act, consent or instruction of the Company Stockholders' Representative shall constitute a decision of all of the Company Stockholders and shall be final, binding and conclusive upon every Company Stockholder and the Escrow Agent and Acquiror may rely upon any decision, act, consent or instruction of the Company Stockholders' Representative as a decision, act, consent or instruction of each and every Company Stockholder. The Escrow Agent and Acquiror are hereby relieved from any liability to any Person for acts done by them in accordance with such decision, act, consent or instruction of the Company Stockholders' Representative.

     9. Brokers' and Finders' Fees.

     9.1 Company. The Company represents and warrants to Acquisition and Acquiror that no broker, investment banker or financial advisor other than Morgan Stanley & Co. Incorporated is entitled to receive a brokerage fee, financing commission or other commission or fee from the Company in respect of the execution of this Agreement or the consummation of the transactions contemplated hereby. The Company agrees that if the transactions contemplated by this Agreement are not consummated (other than as a result of a breach or default by Acquiror or Acquisition), it shall indemnify and hold Acquisition and Acquiror harmless against any and all claims, losses, liabilities, costs or expenses which may be asserted against them as a result of the Company's or any of its Affiliates' dealings, arrangements or agreements with any such Person.

     9.2 Acquisition and Acquiror. Acquisition and Acquiror represent and warrant to the Company that no broker, investment banker or financial advisor is entitled to receive any brokerage fee, financing commission or other commission from Acquiror in respect of the execution of this Agreement or the consummation of the transactions contemplated hereby. Acquisition and Acquiror agree that if the transactions contemplated hereby are not consummated (other than as a result of a breach or default by the Company), they shall jointly and severally indemnify and hold the Company harmless against any and all claims, losses, liabilities, costs or expenses which may be asserted against them, as a result of Acquisition's or Acquiror's or any of their respective Affiliates' dealings, arrangements or agreements with any such Person.

     10. Expenses. Each party hereto shall pay its own expenses incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby, whether or not the Merger is consummated, except that each of Acquiror and the Company shall bear and pay one-half of the costs and expenses incurred in connection with the filing, printing and mailing of the Registration Statement (or the Prospectus) and the payment of the application fee required under the HSR Act.

     11. Press Releases. Except as, in the opinion of Acquiror's counsel, is required by law or Acquiror's listing agreement with the NYSE or as contemplated hereunder with respect to the Registration Statement, Acquiror, Acquisition and the Company shall not issue any press release or otherwise make public any information with respect to this Agreement nor the transactions contemplated hereby, prior to the Effective Time, without the prior written consent of the other parties to this Agreement.

     12. Contents of Agreement; Parties in Interest; etc. This Agreement and the agreements, letters, schedules and exhibits referred to or contemplated herein and the letter agreement dated April 12, 2004 concerning confidentiality (the "Confidentiality Agreement") set forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and, except as set forth in this Agreement, such other agreements, such letters and the Exhibits and Schedules hereto and the Confidentiality Agreement, there are no representations or warranties, express or implied, made by any party to this Agreement with respect to the subject matter of this Agreement and the Confidentiality Agreement. Except for the matters set forth in the Confidentiality Agreement, any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement and the agreements referred to or contemplated herein. All statements contained in schedules, exhibits, certificates and other instruments attached hereto shall be deemed representations and warranties (or exceptions thereto) by the Company or Acquiror, as the case may be.

     13. Assignment and Binding Effect. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties; provided, that Acquisition may assign its rights and obligations under this Agreement to any directly or indirectly wholly-owned Subsidiary of Acquiror, upon written notice to the Company, if the assignee shall assume the obligations of Acquisition hereunder and Acquiror shall remain liable for its obligations hereunder. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

     14. Termination. This Agreement may be terminated, and the Merger may be abandoned, at any time prior to the Effective Time whether before or after the approval and adoption of this Agreement and the transactions contemplated hereby by the stockholders of the Company or the stockholder of Acquisition:

     (a) by the agreement of the Boards of Directors of Acquisition and the Company and the appropriate corporate authority of Acquiror;

     (b) by Acquiror, Acquisition or the Company if (i) the Effective Time shall not have occurred by October 15, 2004 provided that the right to terminate this Agreement under this Section 14(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; or (ii) any court of competent jurisdiction in the United States or other United States Governmental Authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

     (c) by the Company, in the event Acquiror or Acquisition materially breaches its obligations under this Agreement, unless such breach is cured within fifteen (15) days after written notice to Acquiror by the Company;

     (d) by Acquiror or Acquisition, in the event the Company materially breaches its obligations under this Agreement unless such breach is cured within fifteen (15) days after written notice to the Company by Acquiror or Acquisition; or

     (e) by Acquiror or Acquisition, in the event the Company fails to obtain the Majority Stockholder Consent signed by the requisite Company Stockholders pursuant to Section 2 and deliver true and complete copies thereof to Acquiror not later than three (3) hours after the execution and delivery of this Agreement by each party hereto.

In the event of the termination of this Agreement as provided in this Section 14, written notice shall be given by the terminating party to the other parties hereto and this Agreement shall forthwith become void and there shall be no liability on the part of the Acquiror and Acquisition or the Company, except that (i) the provisions of this Section 14 and Sections 9, 10, 18, 25 and 26 shall survive any such termination, and (ii) nothing herein will relieve any party from liability for fraud or for any willful breach of any representation or warranty or any willful breach prior to such termination of any covenant or agreement contained herein or be deemed to waive any rights of specific performance of this Agreement available to a party by reason of any breach by the other party or parties of this Agreement.

     15. Definitions. As used in this Agreement the terms set forth below shall have the following meanings:

          "Affiliate" of a Person shall mean any other Person who (i) directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, such Person or (ii) owns more than 5% of the capital stock or equity interest in such Person. "Control" means the possession of the power, directly or indirectly, to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

          "Benefit Plan" shall mean any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other material plan, arrangement or understanding (whether or not legally binding) providing material benefits to any current or former employee, officer or director of the Company or any Subsidiary.

          "Best Knowledge" in respect of (i) any representation and warranty of the Company set forth in this Agreement (other than Section 3.14) shall mean the actual and constructive knowledge of John St. Amand, Paul Bowen and Gregory Stott to the extent such knowledge would have been obtained by due inquiry of the officers and employees charged with responsibility for the particular matter which is the subject of such representation or warranty and (ii) the representations and warranties of the Company set forth in Section 3.14 shall mean the actual and constructive knowledge (to the extent such knowledge would have been obtained by the reasonable exercise of due diligence in the ordinary course of business) of the Designated Group.

          "Business Day" shall mean any day except a Saturday, a Sunday or any other day on which commercial banks are not required by law to be open in New York, New York.

          "Cause" shall mean (a) the Designated Employee's willful and continued failure to substantially perform his reasonably assigned duties (other than any such failure resulting from disability that qualifies for benefits under Acquiror's applicable disability plan); (b) the Designated Employee's willful engagement in fraud, embezzlement, dishonesty or other misconduct;
     (c) the Designated Employee's misappropriation of any assets of Acquiror;
     (d) the Designated Employee's conviction of, or a plea of "guilty" or "no contest" to, a felony under the laws of the United States or any state thereof the consequence of which adversely affects Acquiror (or the Surviving Corporation); (e) the Designated Employee's willful breach of any agreement with Acquiror (or Surviving Corporation); or (f) the Designated Employee's willful use or unauthorized disclosure of any proprietary information or trade secrets of Acquiror (or the Surviving Corporation). No act or failure to act by the Designated Employee shall be considered "willful" unless it is done, or omitted to be done, in bad faith and in violation of Acquiror's or the Surviving Corporation's code of conduct.

          "Charter" shall mean the Company's Certificate of Incorporation as amended.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Company Expenses" shall mean all out-of-pocket expenses incurred by the Company and its Subsidiary in connection with the negotiation, execution, delivery and performance of this Agreement through the Effective Time including without limitation the fees and disbursements of all attorneys, accountants (excluding any fees incurred pursuant to Section 5.10), investment bankers and other advisors of the Company and its Subsidiary, the fees and expenses associated with the preparation, filing, printing and mailing of the Registration Statement (or the Prospectus) and the filing of all applications and documentation required to be filed pursuant to the HSR Act and any indemnification payments which the Company or its Subsidiary pays in connection with the negotiation, execution, delivery and performance of this Agreement through the Effective Time, but excluding the one-half of the costs and expenses to be paid by the Company pursuant to Section 10, and the insurance premiums paid in respect of the tail insurance as contemplated by Section 5.9(b).

          "Company Plan" shall mean each Plan in which, or with respect to which, any employee or former employee, or director or former director, or consultant of the Company or its Subsidiary is or was a participant, covered under or otherwise a party, or with respect to which the Company or any ERISA Affiliate has or may have any liability, contingent or otherwise.

          "Designated Group" shall mean John St. Amand, Joseph Quinlivan and Thomas Manning, each of whom is presently employed by the Company or its Subsidiary and charged with responsibility for, or development of, Intellectual Property Rights and/or Patents.

          "Environmental Laws" shall mean any federal, state or local law, statute, ordinance, rule, regulation, license, permit, authorization, approval, consent, court order, judgment, decree, injunction, code, requirement or agreement with any Governmental Authority, (x) relating to pollution (or the cleanup thereof or the filing of information with respect thereto), human health or the protection of air, surface water, ground water, drinking water supply, land (including land surface or subsurface), plant and animal life or any other natural resource, or (y) concerning exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production or disposal of Regulated Substances, in each case as amended and as now or hereafter in effect. The term Environmental Law includes, without limitation, any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to or threatened as a result of the presence of, exposure to, or ingestion of, any Regulated Substance.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" shall mean any Person that, together with the Company, would be treated as a single employer under Section 414(b), (c),
     (m) or (o) of the Code.

          "Exchange Agent" shall mean a bank or trust company designated as the exchange agent by Acquiror (which designation shall be reasonably acceptable to the Company).

          "GAAP" shall mean generally accepted accounting principles.

          "Governmental Authority" shall mean any national, federal, state, provincial, county, municipal or local government, foreign or domestic, or the government of any political subdivision of any of the foregoing, or any entity, authority, agency, ministry or other similar body exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government including, without limitation, any authority or other quasi-Governmental Authority established to perform any of such functions.

          "Indebtedness" shall mean as at any date of determination, the sum of the following items of the Company and its Subsidiary, without duplication:
     (i) obligations of the Company and its Subsidiary created, issued or incurred for borrowed money, including all fees and obligations thereunder (including, without limitation, any prepayment or termination fees arising or which will arise out of the prepayment of such Indebtedness prior to its maturity and termination), (ii) obligations of the Company and its Subsidiary to pay the deferred purchase price or acquisition price of property or services, other than trade or accounts payable arising, and accrued expenses incurred, in the ordinary course of business consistent with past practice,
     (iii) the face amount of all letters of credit issued for the account of the Company or its Subsidiary and all drafts thereunder, (iv) capital lease obligations of the Company and its Subsidiary, if any, and (v) any obligation guaranteeing any Indebtedness or other obligations of any other Person (including any obligations under any keep well or support agreements).

          "Liens" shall mean any mortgage, pledge, lien, security interest, conditional or installment sale agreement, encumbrance, charge or other claims of third parties of any kind.

          "Material Adverse Effect" on a Person shall mean (unless otherwise specified) any condition or event, individually or in the aggregate with all other conditions or events, that: (a) has a material adverse effect on the assets, business, condition (financial or otherwise), operations or prospects of such Person and its Subsidiaries taken as a whole; (b) materially impairs the ability of the such Person to perform its obligations under this Agreement; or (c) prevents or delays the consummation of the transactions contemplated under this Agreement provided, however, in each case such material adverse change, event, circumstance, development or effect shall exclude, and none of the following shall be taken into account in determining whether there has been or may be a Material Adverse Effect: (i) any change, effect, event, occurrence, state of facts or development (individually or in the aggregate) generally affecting the industry in which the Company or Acquiror, as the case may be, operates or attributable to conditions affecting the U.S. economy as a whole or the capital markets in general, which does not disproportionately affect the Company and its Subsidiary (taken as a whole) or Acquiror and its Subsidiaries (taken as a whole) , as the case may be, (ii) any change, effect, event, occurrence, state of facts or development (individually or in the aggregate) arising from or relating to any change required by GAAP after the date hereof, (iii) any loss of any customer of the Company as a result of the announcement or pendency of the transactions contemplated hereby or (iv) compliance with the terms of or taking any action required by this Agreement.

          "Permitted Liens" shall mean (a) Liens for Taxes, assessments, or similar charges, incurred in the ordinary course of business that are not yet due and payable or are being contested in good faith and for which an appropriate reserve has been made; (b) pledges or deposits made in the ordinary course of business; (c) Liens of mechanics, materialmen, warehousemen or other like Liens securing obligations incurred in the ordinary course of business that are not yet due and payable or are being contested in good faith and for which an appropriate reserve has been made; and (d) similar Liens and encumbrances which are incurred in the ordinary course of business and which do not in the aggregate materially detract from the value of such assets or properties or materially impair the use thereof in the operation of such business.

          "Person" shall mean any individual, corporation, partnership, limited partnership, limited liability company, trust, association or other entity or government agency or authority.

          "Plan" means each (i) employee benefit plan, as defined in Section 3(3) of ERISA; (ii) employment contract and (iii) bonus, deferred compensation, incentive compensation, performance compensation, stock purchase, stock option, stock appreciation, restricted stock, phantom stock, saving and profit sharing, severance or termination pay (other than statutory or the common law requirements for reasonable notice), health or other medical, salary continuation, cafeteria, dependent care, vacation, sick leave, holiday pay, fringe benefit, reimbursement program, life insurance, disability or other (whether insured or self-insured) insurance, a supplementary unemployment benefit, pension retirement, supplementary retirement, welfare or other employee plan, program, policy or arrangement, whether written or unwritten, formal or informal, which any current or former employee, officer or director of the Company or any ERISA Affiliate participated or participates in or was or is covered under, or was or is otherwise a party, and with respect to which the Company or any ERISA Affiliate is or ever was a sponsor or participating employer, or had or has an obligation to make contributions, or was or is otherwise a party.

          "Pre-Closing Tax Period" shall mean each Taxable period or portion thereof with respect to the Company and its Subsidiary that ends on or before the Closing Date. In the case of Taxes pertaining to any Taxable period that does not end on or prior to the Closing Date, the Tax apportionable to the Pre-Closing Tax Period shall be determined in accordance with Section 8.6.

          "reasonable best efforts" shall mean prompt, substantial and persistent efforts as a prudent Person desirous of achieving a result would use in similar circumstances; provided that the Company, Acquiror or Acquisition, as applicable, shall be required to expend only such resources as are commercially reasonable in the applicable circumstances.

          "Regulated Substances" shall mean pollutants, contaminants, hazardous or toxic substances, compounds or related materials or chemicals, hazardous materials, hazardous waste, flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products (including, without limitation, waste petroleum and petroleum products) as regulated under applicable Environmental Laws.

          "SEC" shall mean the United States Securities and Exchange Commission or any successor agency thereto.

          "Subsidiary" of a Person shall mean any corporation, partnership, joint venture or other entity in which such Person (a) owns, directly or indirectly, 50% or more of the outstanding voting securities or equity interests or (b) is a general partner.

          "Tax" (and, with correlative meaning, "Taxes" and "Taxable") shall mean any of the following charges imposed by or payable to any Governmental
     Authority: any income, gross receipts, license, payroll, employment, excise, severance, stamp, business, occupation, premium, windfall profits, environmental (including Taxes under section 59A of the Code), capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, production, sales, use, transfer, registration, ad valorem, or value added tax, any alternative or add-on minimum tax, any estimated tax, and any levy, impost, duty, assessment or withholding in the nature of a tax, in each case including any interest, penalty, or addition thereto, whether disputed or not.

          "Tax Return" shall mean any return, declaration, report, claim for refund, information return or statement relating to Taxes, including any schedule or attachment thereto, and any amendment thereof, to be filed (whether on a mandatory or elective basis) with any Governmental Authority responsible for the imposition or collection of Taxes.

          "Transaction Agreement" shall mean any agreement which the Company is required to execute pursuant to the terms of this Agreement.

     16. Notices. Any notice, request, demand, waiver, consent, approval, or other communication which is required or permitted to be given to any party hereunder shall be in writing and shall be deemed given only if delivered to the party personally or sent to the party by facsimile transmission (promptly followed by a hard-copy delivered in accordance with this Section 16) or by registered or certified mail (return receipt requested), with postage and registration or certification fees thereon prepaid, addressed to the party at its address set forth below:

     If to Acquisition or Acquiror:

     Lucent Technologies Inc.
     c/o InterNetworking Systems
     67 Whippany Road
     Whippany, NJ 07981-0903
     Attn: Group President -- INS
     with a copy to:

     Lucent Technologies Inc.
     c/o InterNetworking Systems
     67 Whippany Road
     Whippany, NJ 07981-0903
     Attn: Corporate Counsel -- INS

     If to the Company:

     Telica, Inc.
     734 Forest Street, Building G
     Marlboro, Massachusetts 01725
     Attention: President

     with a copy to:

     Hale and Dorr LLP
     60 State Street
     Boston, Massachusetts 02109
     Attn: Mark L. Johnson, Esq.

or to such other address or Person as any party may have specified in a notice duly given to the other party as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered, telegraphed or mailed. All references herein and in the other Transaction Agreements to Hale and Dorr LLP shall mean, from and after its merger with Wilmer Cutler Pickering LLP, Wilmer Cutler Pickering Hale and Dorr LLP.

     17. Amendment. This Agreement may be amended, modified or supplemented at any time prior to the Effective Time by the parties hereto notwithstanding the approval hereof by the stockholders of the Company or the stockholder of Acquisition, as applicable, except as provided in Section 251(d) of the DGCL. Any amendment, modification or revision of this Agreement and any waiver of compliance or consent with respect hereto shall be effective only if in a written instrument executed by the parties hereto.

     18. Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York as applied to contracts made and fully performed in such state, except insofar as the DGCL shall be mandatorily applicable to the Merger and the rights of the stockholders of the Company in connection therewith.

     19. No Benefit to Others. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto, and their respective successors and assigns, and they shall not be construed as conferring, and are not intended to confer, any rights on any other Person, except as provided in Section 5.9(c) and Section 8.2.

     20. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

     21. Section Headings. All section headings are for convenience only and shall in no way modify or restrict any of the terms or provisions hereof.

     22. Schedules and Exhibits. All Schedules and Exhibits referred to herein are intended to be and hereby are specifically made a part of this Agreement.

     23. Extensions. At any time prior to the Effective Time, any party may by corporate action, extend the time for compliance by or waive performance of any representation, warranty, condition or obligation of any other party.

     24. Counterparts; Facsimile Transmissions. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and the Company, Acquisition and Acquiror may become a party hereto by executing a counterpart hereof. This Agreement and any counterpart so executed shall be deemed to be one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

     25. No Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION 25.

     26. Construction. In the event of any ambiguity in, or dispute regarding the interpretation of, any of the provisions of this Agreement, the interpretation to be afforded any such provision will not be resolved by any rule of interpretation or construction providing for interpretation against the party which causes the uncertainty or against the party which drafts the Agreement, and all parties hereto expressly agree that in the event of any ambiguity or dispute regarding the interpretation of any provision contained in this Agreement, same will be interpreted as if each party hereto participated in the drafting thereof. Unless otherwise indicated to the contrary herein by the context or use thereof: (i) the words, "herein," "hereto," "hereof" and words of similar import refer to this Agreement as a whole and not to any particular Section or paragraph hereof; (ii) words importing the masculine gender shall also include the feminine and neutral genders, and vice versa; (iii) words importing the singular shall also include the plural, and vice versa; and (iv) the word "including" means "including without limitation."

         [INTENTIONALLY LEFT BLANK; SIGNATURES APPEAR ON THE NEXT PAGE]

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused their duly authorized officers to execute this Agreement as of the date first above written.

                                          LUCENT TECHNOLOGIES INC.

                                          By:     /s/ WILLIAM T. O'SHEA
                                            ------------------------------------
                                              Name: William T. O'Shea
                                              Title:   Executive Vice President

                                          ARREIS ACQUISITION INC.

                                          By:       /s/ DOUGLAS POWER
                                            ------------------------------------
                                              Name: Douglas Power
                                              Title:   President

                                          TELICA, INC.

                                          By:      /s/ JOHN ST. AMAND
                                            ------------------------------------
                                              Name: John St. Amand
                                              Title:   President and Chief
                                                       Executive Officer

     The undersigned, being the duly elected Secretary of Acquisition, hereby certifies that this Agreement has been adopted by the holders of shares representing a majority of the votes represented by the outstanding shares of capital stock of Acquisition entitled to vote on this Agreement.

                                          /s/ Michael C. Keefe
                                          --------------------------------------
                                          Secretary

     The undersigned, being the duly elected Secretary of the Company, hereby certifies that this Agreement has been adopted by the holders of shares representing a majority of the votes represented by the outstanding Company Shares entitled to vote on this Agreement.

                                          /s/ Charles A. Bates
                                          --------------------------------------
                                          Secretary

                           GLOSSARY OF DEFINED TERMS

DEFINED TERM                                                  LOCATION OF DEFINITION
------------                                                  ----------------------
Acquiror....................................................  Preamble
Acquiror Common Stock.......................................  Section 4.2
Acquiror Notice.............................................  Section 8.5
Acquiror Plans..............................................  Section 5.8(b)
Acquiror Authorized Preferred Stock.........................  Section 4.2
Acquiror Indemnified Person.................................  Section 8.2
Acquiror Junior Preferred Stock.............................  Section 4.2
Acquiror SEC Documents......................................  Section 4.5(a)
Acquiror S-4 Disclosure.....................................  Section 4.6
Acquisition.................................................  Preamble
Acquisition Common Stock....................................  Recitals
Acquisition Proposal........................................  Section 5.4
Adjusted Option.............................................  Section 5.6(a)
Affected Property...........................................  Section 3.19
Affiliate...................................................  Section 15
Agreement...................................................  Preamble
Applicable Exchange Ratio...................................  Section 5.6(a)
Arbitration Service.........................................  Section 8.7(b)
Authorizations..............................................  Section 3.13(b)
Balance Sheet...............................................  Section 3.5(a)
Benefit Plan................................................  Section 15
Benefits Date...............................................  Section 5.8(a)
Best Knowledge..............................................  Section 15
Business....................................................  Recitals
Business Day................................................  Section 15
Cap.........................................................  Section 5.9(b)
Cause.......................................................  Section 15
Certificate of Merger.......................................  Section 1.1(b)
Certificates................................................  Section 1.9(b)
Charter.....................................................  Section 15
Charter Amendment...........................................  Section 3.2(f)
Closing.....................................................  Section 1.1(b)
Closing Date................................................  Section 1.1(b)
Code........................................................  Section 15
Common Shares...............................................  Section 3.2(a)
Common Stock Exchange Ratio.................................  Section 1.5(c)
Company.....................................................  Preamble
Company Capital Stock.......................................  Recitals
Company Common Stock........................................  Recitals
Company Expenses............................................  Section 15
Company Plan................................................  Section 15
Company Preferred Stock.....................................  Recitals

DEFINED TERM                                                  LOCATION OF DEFINITION
------------                                                  ----------------------
Company S-4 Disclosure......................................  Section 3.31
Company Stockholder.........................................  Section 8.1
Company Stockholders' Representative........................  Section 8.9(a)
Company Stock Option Notices................................  Section 5.6(b)
Company Stock Options.......................................  Section 5.6(a)
Company Stock Plan..........................................  Section 5.6(a)
Confidentiality Agreement...................................  Section 12
Continuation Period.........................................  Section 5.8(a)
Control.....................................................  Section 15
Damages.....................................................  Section 8.2
Designated Employees........................................  Section 5.16(c)
Designated Employee Representative..........................  Section 5.16(a)
Designated Group............................................  Section 15
DGCL........................................................  Recitals
Dissenting Shares...........................................  Section 1.7(a)
Effective Time..............................................  Section 1.1(b)
Employee....................................................  Section 3.18(a)
Environmental Laws..........................................  Section 15
ERISA.......................................................  Section 15
ERISA Affiliate.............................................  Section 15
Escrow Agent................................................  Section 8.1
Escrow Agreement............................................  Section 6.1(d)
Escrow Fund.................................................  Section 8.1
Escrow Period...............................................  Section 8.4
Exchange Act................................................  Section 4.3(c)
Exchange Agent..............................................  Section 15
Exchange Agreement..........................................  Section 6.1(e)
Exchange Fund...............................................  Section 1.9(a)
Exchange Ratio..............................................  Section 1.5(c)
Executive Employees.........................................  Section 3.17(a)
Fair Market Value...........................................  Section 8.5
Financial Statements........................................  Section 3.5(a)
First Product Deliverable...................................  Section 5.16(a)
GAAP........................................................  Section 15
Governmental Authority......................................  Section 15
HSR Act.....................................................  Section 3.3(a)
Immaterial Authorizations...................................  Section 3.13(b)
Indebtedness................................................  Section 15
Indemnified Party...........................................  Section 5.9(a)
Intellectual Property Rights................................  Section 3.14(a)
IRS.........................................................  Section 3.15(d)
Key Employees...............................................  Section 6.2(f)
Laws........................................................  Section 3.13(a)
Liens.......................................................  Section 15

DEFINED TERM                                                  LOCATION OF DEFINITION
------------                                                  ----------------------
Majority Stockholders Consent...............................  Section 2
Material Adverse Effect.....................................  Section 15
Merger......................................................  Recitals
NYSE........................................................  Section 1.8
Outstanding Common Shares...................................  Section 3.2(a)
Patents.....................................................  Section 3.14(a)
Performance Bonus Pool......................................  Section 5.16
Permitted Liens.............................................  Section 15
Person......................................................  Section 15
Plan........................................................  Section 15
Pre-Closing Tax Period......................................  Section 15
Preferred Shares............................................  Section 3.2(a)
Product Deliverables........................................  Section 5.16(a)
Prospectus..................................................  Section 5.5(a)
reasonable best efforts.....................................  Section 15
Registration Statement......................................  Section 3.31
Regulated Substances........................................  Section 15
Reserved Common Shares......................................  Section 3.2(a)
Restraints..................................................  Section 6.1(c)
Restricted Stock Agreement..................................  Section 5.6(e)
Right.......................................................  Section 1.5(c)
Rule 145 Letter.............................................  Section 5.12
SEC.........................................................  Section 15
Second Product Deliverable..................................  Section 5.16(a)
Securities Act..............................................  Section 3.31
Series A Exchange Ratio.....................................  Section 1.5(c)
Series A Preferred Stock....................................  Recitals
Series B Exchange Ratio.....................................  Section 1.5(c)
Series B Preferred Stock....................................  Recitals
Series B-1 Exchange Ratio...................................  Section 1.5(c)
Series B-1 Preferred Stock..................................  Recitals
Series C Exchange Ratio.....................................  Section 1.5(c)
Series C Preferred Stock....................................  Recitals
Shares......................................................  Section 3.2(a)
Subsidiary..................................................  Section 15
Substitute Restricted Stock.................................  Section 5.6(e)
Supplemental Financial Information..........................  Section 5.3(c)
Surviving Corporation.......................................  Section 1.1(a)
Tax.........................................................  Section 15
Tax Representation Letter...................................  Section 5.21
Tax Return..................................................  Section 15
Termination Date............................................  Section 8.4
Threshold...................................................  Section 8.3(a)
Transaction Agreement.......................................  Section 15

DEFINED TERM                                                  LOCATION OF DEFINITION
------------                                                  ----------------------
Unaudited Balance Sheet.....................................  Section 3.5(a)
Unaudited Consolidated Statements...........................  Section 3.5(a)
Updated Acquiror S-4 Disclosure.............................  Section 5.23
Updated Company S-4 Disclosure..............................  Section 5.23

EXHIBITS
--------
Exhibit A  Certificate of Merger
Exhibit B  Irrevocable Consent
Exhibit C  Amendment to the Company's Certificate of Incorporation
Exhibit D  Rule 145 Letter
Exhibit E  Escrow Agreement
Exhibit F  Non-Competition and Non-Disclosure Agreement

                                                                         ANNEX C

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  TELICA, INC.

                            PURSUANT TO SECTION 242
                       OF THE GENERAL CORPORATION LAW OF
                             THE STATE OF DELAWARE

     Telica, Inc. (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

          1. That the amendment to the Certificate of Incorporation of the Corporation set forth herein has been duly adopted in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware.

          2. That the following new paragraph 4.2(5)(e) be and hereby is inserted into the Certificate of Incorporation immediately following paragraph 4.2(5)(d) of Article FOURTH of the Certificate of Incorporation:

             "(e) The Corporation has entered into an Agreement and Plan of Merger (the "Merger Agreement") with Lucent Technologies Inc. ("Acquiror") and Arreis Acquisition Inc. ("Acquisition"), providing among other things, for a merger (the "Merger") of Acquisition with and into the Corporation. Notwithstanding anything contained in this Certificate of Incorporation to the contrary: (i) the Merger shall not be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this paragraph 5 (or any other Article, section or paragraph of this Certificate of Incorporation); and (ii) pursuant to the Merger, subject to the provisions of Sections 1.6 and
        1.8 of the Merger Agreement, each share of the Corporation's capital stock issued and outstanding immediately prior to the "Effective Time" (as such term is defined in the Merger Agreement) (other than (x) shares canceled in accordance with Section 1.5(b) of the Merger Agreement and
        (y) "Dissenting Shares" (as defined in the Merger Agreement)) shall be converted into the right to receive: (A) in the case of each share of the Common Stock, 0.45901058 (such number as adjusted in accordance with Section 1.6 of the Merger Agreement, the "Common Stock Exchange Ratio");
        (B) in the case of each share of the Series A Preferred Stock,
        1.37703185 (such number as adjusted in accordance with Section 1.6 of the Merger Agreement, the "Series A Exchange Ratio"); (C) in the case of each share of the Series B Preferred Stock, 1.58872601 (such number as adjusted in accordance with Section 1.6 of the Merger Agreement, the "Series B Exchange Ratio"); (D) in the case of each share of the Series B-1 Preferred Stock, 1.26936264 (such number as adjusted in accordance with Section 1.6 of the Merger Agreement, the "Series B-1 Exchange Ratio"); and (E) in the case of each share of the Series C Preferred Stock, 0.86752380 (such number as adjusted in accordance with Section
        1.6 of the Merger Agreement, the "Series C Exchange Ratio"; each of the Common Stock Exchange Ratio, the Series A Exchange Ratio, the Series B Exchange Ratio, the Series B-1 Exchange Ratio and the Series C Exchange Ratio is referred to as an "Exchange Ratio" and collectively referred to as the "Exchange Ratios"), of a validly issued, fully paid and nonassessable share of "Acquiror Common Stock" (as defined in the Merger Agreement) including the corresponding percentage right (the "Right") to purchase shares of junior preferred stock, par value $1.00 per share, pursuant to the Rights Agreement, dated as of April 4, 1996, between Acquiror and The Bank of New York (successor to First Chicago Trust Company of New York), as Rights Agent. As of the Effective Time and subject to Section 1.7 of the Merger Agreement, each share of the Corporation's capital stock shall no longer be outstanding and shall automatically be canceled, and each holder of a certificate representing any shares of capital stock of the Corporation shall cease to have any rights with respect thereto other than the right to receive (i) shares of

        Acquiror Common Stock to be issued in consideration therefor upon the surrender of such certificate, (ii) any dividends and other distributions in accordance with Section 1.9(c) of the Merger Agreement and (iii) any cash, without interest, to be paid in lieu of any fractional share of Acquiror Common Stock in accordance with Section 1.8 of the Merger Agreement."

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Amendment to be signed by its duly authorized officer this           day of
     , 2004.

                                          TELICA, INC.

                                          By:
                                            ------------------------------------
                                              Name: John St. Amand
                                            Title: President

                                                                         ANNEX D

                                ESCROW AGREEMENT

     THIS ESCROW AGREEMENT dated as of           , 2004, by and among Lucent
Technologies Inc., a Delaware corporation ("Acquiror"), Telica, Inc., a Delaware corporation (the "Company"), The Bank of New York, a New York chartered banking
corporation, as Escrow Agent (the "Escrow Agent"), and           as agent (the
"Company Stockholders' Representative") for each holder of shares of common stock and preferred stock of the Company listed on Annex A hereto (each, an "Escrow Stockholder" and collectively, the "Escrow Stockholders"). Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Merger Agreement (as defined below).

                                   WITNESSETH

     WHEREAS, Acquiror, the Company and Arreis Acquisition Inc., a Delaware corporation and a wholly-owned subsidiary of Acquiror ("Acquisition"), have entered into an Agreement and Plan of Merger, dated as of May 21, 2004 (the "Merger Agreement"), pursuant to which Acquisition will be merged with and into the Company and the Company will become a wholly-owned subsidiary of Acquiror (the "Merger");

     WHEREAS, pursuant to Section 8 of the Merger Agreement, a copy of which is attached hereto as Annex B, an escrow fund (the "Escrow Fund") will be established with the Escrow Agent following consummation of the Merger, and property contained in the Escrow Fund will be available to compensate Acquiror for the indemnification obligations of the Escrow Stockholders under Section 8 of the Merger Agreement;

     WHEREAS, ten percent (10%) of the shares of Acquiror Common Stock to be issued to the Escrow Stockholders pursuant to the Merger Agreement will be deposited in the Escrow Fund pursuant to the Merger Agreement;

     WHEREAS, the Company Stockholders' Representative has been appointed as agent for and on behalf of the Escrow Stockholders to undertake certain obligations specified in Section 8 of the Merger Agreement; and

     WHEREAS, the parties hereto desire to set forth further terms and conditions in addition to those set forth in the Merger Agreement relating to the operation of the Escrow Fund.

     NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants contained herein, and intending to be legally bound, hereby agree as follows:

     1. Escrow. Pursuant to the Merger Agreement, Acquiror shall deposit with the Escrow Agent, as escrow agent, as soon as practicable after the Effective Time, 10% of the total number of shares of Acquiror Common Stock to be issued to each Escrow Stockholder pursuant to Section 1.5(c) of the Merger Agreement and rounded to the nearest whole number (such amount to be computed by Acquiror separately for each series and class of Company Capital Stock held by the Escrow Stockholders; the shares so deposited, as adjusted for stock splits, combinations, stock dividends and distributions, and any other property (other than regular quarterly cash dividends) issued in respect of such Acquiror Common Stock as a result of any of the foregoing, the "Escrow Shares"). The Escrow Shares shall be registered in the name of a nominee of the Escrow Agent as nominee for the Company Stockholders' Representative on behalf of the Escrow Stockholders. The Escrow Fund shall be held and distributed by the Escrow Agent for the purposes and upon the terms and conditions set forth in this Escrow Agreement and Section 8 of the Merger Agreement. As soon as practicable after the Escrow Shares have been delivered to the Escrow Agent, Acquiror will direct the Exchange Agent to deliver to Acquiror, the Company Stockholders' Representative and the Escrow Agent a statement showing the number of Escrow Shares delivered to the Escrow Agent on behalf of each Escrow Stockholder. Notwithstanding the foregoing, the Company Stockholders' Representative may, at any time, instruct the Escrow Agent to sell all, but not less than all, of the Escrow Shares pursuant to a sale notice, and upon delivery of such a sale notice, a copy of which shall be delivered to Acquiror, the Escrow Agent shall promptly effect the sale of such Escrow Shares in the manner provided for in the sale notice, and upon consummation of such sale, the net proceeds thereof, shall become part of the Escrow Fund and shall be subject to the terms hereof. The parties agree that Acquiror will not be responsible for any tax, including capital gain, arising from any sale of Escrow Shares pursuant to this Section 1.

     2. Escrow Period; Release of Escrow Fund. The Escrow Fund shall commence as of the Effective Time and terminate eighteen (18) months after the Effective Time (the "Escrow Period"). On the first Business Day following the end of the Escrow Period, all Escrow Shares or other assets, as the case may be, then remaining in the Escrow Fund shall be released; provided that the number of Escrow Shares or other assets, as the case may be, in the Escrow Fund which are necessary to satisfy any unsatisfied claims specified in any Acquiror Notice theretofore delivered to the Escrow Agent prior to the termination of the Escrow Period with respect to facts and circumstances existing prior to the expiration of the Escrow Period, shall remain in the Escrow Fund until such claims have been resolved. Any portion of the Escrow Fund for which there is no claim pursuant to Section 8 of the Merger Agreement outstanding on the last day of the Escrow Period shall be promptly distributed by the Escrow Agent to the Company Stockholders' Representative for distribution by the Escrow Agent to the Escrow Stockholders in accordance with each Escrow Stockholder's percentage of the Escrow Fund. No Escrow Shares or assets, as the case may be, distributable to any Escrow Stockholder under this Section 2 shall be deemed to be part of such Escrow Stockholder's salary or other compensation for purposes of calculating any employee or other benefits which may be owed to such Escrow Stockholder, such as severance pay, insurance policy payments, pension payments or any similar social or employee or compensation benefits.

     3. Duties of Escrow Agent. In addition to the duties set forth in Section 8 of the Merger Agreement, the duties of the Escrow Agent shall include the following:

          (a) The Escrow Agent shall hold and safeguard the Escrow Fund in accordance with the terms of this Escrow Agreement and Section 8 of the Merger Agreement and not as the property of Acquiror or the Escrow Stockholders, and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

          (b) As set forth below, at each meeting of Acquiror stockholders, each Escrow Stockholder shall be entitled to direct the vote of such number of Escrow Shares as are held in the Escrow Fund on behalf of such Escrow Stockholder on the record date for such meeting. Upon receipt of proxy materials in connection with any such meeting, the Escrow Agent shall promptly forward copies of such materials to each Escrow Stockholder. The Company Stockholders' Representative shall, in accordance with the instructions received from the Escrow Stockholders, direct the Escrow Agent in writing as to the exercise of any voting rights pertaining to the Escrow Shares, and the Escrow Agent shall comply with any such written instructions. In the absence of such instructions, the Escrow Agent shall not vote any of the Escrow Shares. The Company Stockholders' Representative shall have no obligation to solicit consents or proxies from the Escrow Stockholders for purposes of any such vote.

          (c) Within ten (10) Business Days after receiving the list referred to in Section 3(d), the Escrow Agent shall distribute the Escrow Shares and any other property and cash then remaining in the Escrow Fund to the Escrow Stockholders in accordance with Section 3(d), after satisfying the obligation, if any, to deliver any portion of the Escrow Fund to Acquiror, as provided in Section 8 of the Merger Agreement. Subject to the preceding sentence, as soon as all such claims are resolved pursuant to Section 8 of the Merger Agreement and all deliveries and payments have been made to Acquiror with respect to such claims, the Escrow Agent shall deliver such assets then remaining in the Escrow Fund as provided in Section 3(d). Before any distribution is made to the Company Stockholders' Representative, the Company Stockholders' Representative shall furnish to the Escrow Agent, on behalf of each Escrow Stockholder, an IRS Form W-9 or IRS Form W-8BEN or any other documentation the Escrow Agent may reasonably require.

          (d) At such times as Escrow Shares or other assets are to be released by the Escrow Agent, the Company Stockholders' Representative shall provide a list to the Escrow Agent which sets forth the amount of shares and cash (if any) being distributed to each Escrow Stockholder, provided that such list will be subject to Acquiror's approval. Whenever the Escrow Agent delivers Escrow Shares to the Escrow Stockholders pursuant to Section 3(c), it shall deliver to each Escrow Stockholder a certificate registered in such Escrow Stockholder's name for the number of shares of Acquiror Common Stock such Escrow Stockholder is entitled to hereunder, if any.

          (e) Notwithstanding anything in Section 3(c) or 3(d), no Escrow Shares or other assets shall be released from the Escrow Fund to any Escrow Stockholder until Acquiror has notified the Escrow Agent that such holder's Certificates have been surrendered to the Exchange Agent in accordance with
     Section 1.9 of the Merger Agreement.

          (f) The Escrow Agent shall invest any cash in the Escrow Fund in The Bank of New York Cash Reserve.

     4. Distribution. Any regular cash dividend received by the Escrow Agent with respect to the Escrow Shares before delivery to the Escrow Agent of an Acquiror Notice shall, as promptly as practicable, be distributed to the Escrow Stockholders. Each Escrow Stockholder shall be entitled to receive an amount equal to the product of the number of shares of Acquiror Common Stock held in the Escrow Fund on behalf of such Escrow Stockholder on the record date for such cash dividend multiplied by the per share amount of such dividend. Before any distribution is made to the Escrow Stockholders, each Escrow Stockholder shall furnish to the Escrow Agent an IRS Form W-9 or IRS Form W-8BEN or any other documentation the Escrow Agent may reasonably require. All income earned on the Escrow Fund shall be allocable to the applicable Escrow Stockholder. Any shares of Acquiror Common Stock received by the Escrow Agent upon a stock split or stock dividend made in respect of any securities in the Escrow Fund shall be added to the Escrow Fund and become part thereof, and any provisions hereof shall be appropriately adjusted to reflect any such stock split or reverse stock split.

     5. Exculpatory Provisions. (a) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, in
Section 8 of the Merger Agreement and as required by law and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be subject to, nor required to comply with, any other agreement between or among any or all of the parties hereto, even though reference thereto may be made herein, or to comply with any direction or instruction from any party hereto or any entity acting on its behalf (other than the agreements, directions and instructions contained herein or in Section 8 of the Merger Agreement or the directions and instructions delivered in accordance with this Escrow Agreement). The Escrow Agent shall not be required to, and shall not, expend or risk any of its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder. The Escrow Agent shall not be liable for any act done or omitted hereunder as escrow agent except for acts or omissions which constitute gross negligence or willful misconduct. The Escrow Agent shall in no case or event be liable for any representations or warranties of the Company or Acquiror. Any act done or omitted pursuant to the advice or opinion of counsel shall be conclusive evidence of the good faith of the Escrow Agent.

     (b) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Escrow Agreement or any documents or papers deposited or called for thereunder.

     6. Alteration of Duties. The duties of the Escrow Agent may be altered, amended, modified or revoked only by a writing signed by all the parties hereto.

     7. Resignation and Removal of the Escrow Agent.

     (a) The Escrow Agent may resign as Escrow Agent at any time with or without cause by giving prior written notice to each of Acquiror and the Company Stockholders' Representative, such resignation to be effective at the time specified in the notice, which may not be sooner than thirty (30) days following the date such notice is given. In addition, Acquiror and the Company Stockholders' Representative may jointly remove the Escrow Agent as escrow agent at any time with or without cause, by an instrument (which may be executed in counterparts) given to the Escrow Agent, which instrument shall designate the effective date of such removal. In the event of any such resignation or removal, a successor escrow agent, which shall be a bank or trust company organized under the laws of the United States of America having (or if such bank or trust company is a member of a bank holding company, its bank holding company has) a combined capital and surplus of not less than One Hundred Million Dollars ($100,000,000), shall be appointed by Acquiror with the approval of the Company Stockholders' Representative, which approval shall not be unreasonably withheld. Any such successor escrow agent shall deliver to Acquiror and the Company Stockholders' Representative a written instrument accepting such appointment, duties and responsibilities of the Escrow Agent and thereupon it shall succeed to all the rights and duties of the escrow agent hereunder and shall be entitled to receive the Escrow Fund.

     (b) If a successor escrow agent has not accepted such appointment by the end of such thirty (30)-day period, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief. The costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Escrow Agent in connection with such proceeding shall be paid by, and be deemed a joint and several obligation of, the other parties hereto.

     (c) Upon receipt of the identity of the successor escrow agent, the Escrow Agent shall deliver the Escrow Fund then held hereunder to the successor escrow agent, and upon delivery thereof, the Escrow Agent shall have no further duties, responsibilities or obligations hereunder.

     8. Further Instruments. If the Escrow Agent reasonably requires other or further instruments in connection with the performance of its duties, the necessary parties hereto shall join in furnishing such instruments.

     9. Disputes. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the Escrow Fund or securities held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed to act in accordance with, and in reliance upon, the terms hereof and of Section 8 of the Merger Agreement.

     10. Escrow Fees and Expenses. Acquiror shall pay the fees of the Escrow Agent established by the Fee Schedule attached hereto as Annex C.

     11. Indemnification. In consideration of the Escrow Agent's acceptance of this appointment, Acquiror and the Company Stockholders' Representative, on behalf of the Escrow Stockholders and not individually, jointly and severally, agree to indemnify and hold the Escrow Agent harmless as to any liability incurred by it to any person, firm or corporation by reason of its having accepted such appointment or in carrying out the terms hereof and Section 8 of the Merger Agreement, and to reimburse the Escrow Agent for all its costs and expenses, including, among other things, counsel fees and expenses, reasonably incurred by reason of any matter as to which an indemnity is paid; provided, that no indemnity need be paid in case of the Escrow Agent's gross negligence, willful misconduct or breach of this Escrow Agreement.

     12. Additional Rights of the Escrow Agent.

     (a) In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by the Escrow Agent hereunder, the Escrow Agent may, in its sole discretion, refrain from taking any action other than retaining possession of the property in the Escrow Fund, unless the Escrow Agent received written instructions, signed by Acquiror and the Company Stockholders' Representative, which eliminates such ambiguity or uncertainty.

     (b) In the event of any dispute between or conflicting claims by or among the parties and/or any other person or entity with respect to any property in the Escrow Fund, the Escrow Agent shall be entitled, in its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such property so long as such dispute or conflict shall continue, and the Escrow Agent shall not be or become liable in any way to the parties for failure or refusal to comply with such conflicting claims, demands or instructions. The Escrow Agent shall be entitled to refuse to act until, in its sole discretion, either (i) such conflicting or adverse claims or demands shall have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Escrow Agent or (ii) the Escrow Agent shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all losses which it may incur by reason of so acting. The Escrow Agent may, in addition, elect, in its sole discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary. The costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with such proceeding shall be paid by, and shall be deemed a joint and several obligation of, Acquiror and the Escrow Stockholders.

     13. GENERAL.

     (a) Any notice given hereunder shall be in writing, may be delivered by personal delivery, overnight courier for next day delivery or certified or registered mail, postage prepaid, and shall be deemed effective upon the earlier of personal delivery, the next business day after delivery to an overnight courier for next business day delivery or the third day after mailing by certified or registered mail, postage prepaid (except for notices to the Escrow Agent, which shall be deemed effective upon the day of actual receipt) as follows:

     To Acquiror:

     Lucent Technologies Inc.
     c/o InterNetworking Systems
     67 Whippany Road
     Whippany, NJ 07981-0903
     Attn: Group President -- INS

     with a copy to:

     Lucent Technologies Inc.
     c/o InterNetworking Systems
     67 Whippany Road
     Whippany, NJ 07981-0903
     Attn: Corporate Counsel -- INS

     To the Company Stockholders' Representative:
     -----------------------------------
     -----------------------------------
     -----------------------------------
     Att:

     with a copy to:

     Hale and Dorr LLP
     60 State Street
     Boston, Massachusetts 02109
     Attn: Mark L. Johnson, Esq.

     To the Escrow Agent:

     The Bank of New York
     Insurance Trust and Escrow Unit
     101 Barclay Street -- 8W
     New York, NY 10286
     Attention: Matthew Louis

or to such other address as any party may have furnished in writing to the other parties in the manner provided above.

     (b) The captions in this Escrow Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Escrow Agreement.

     (c) This Escrow Agreement may be executed in any number of counterparts, each of which when so executed shall constitute an original copy hereof, but all of which together shall constitute one agreement.

     (d) No party may, without the prior express written consent of each other party, assign this Escrow Agreement in whole or in part. This Escrow Agreement shall be binding upon and inure to the benefit of the respective, successors and assigns of the parties hereto.

     (e) This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of New York as applied to contracts made and to be performed entirely within the State of New York. The parties to this Escrow Agreement hereby agree to submit to personal jurisdiction in the City of New York in the State of New York.

     (f) Each party hereby represents and warrants (a) that this Escrow Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation and (b) that the execution, delivery and performance of this Escrow Agreement by such party do not and will not violate any applicable law or regulation.

     (g) This Agreement and Section 8 of the Merger Agreement shall constitute the entire agreement of the parties with respect to the subject matter and supersede all prior oral or written agreements in regard thereto.

     (h) The Escrow Agent does not have any interest in the property deposited in escrow hereunder, but is serving as escrow holder only and having only possession thereof. Any payments of income from the Escrow Fund shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide the Escrow Agent with appropriate W-9 or W-8 BEN forms for tax identification number certifications, or W-8 or forms for non-resident alien certifications. It is understood that the Escrow Agent shall be responsible for income reporting only with respect to income earned on investment of funds which are a part of the Escrow Fund and is not responsible for any other reporting. This Section 13(h) and Sections 10, 11 and 12 shall survive notwithstanding any termination of this Escrow Agreement or the resignation of the Escrow Agent.

         [INTENTIONALLY LEFT BLANK; SIGNATURES APPEAR ON THE NEXT PAGE]

     IN WITNESS WHEREOF, each of the parties has executed this Escrow Agreement as of the date first above written.

                                          THE BANK OF NEW YORK, as Escrow Agent

                                          By
                                          --------------------------------------
                                            Name:
                                            Title:

                                          LUCENT TECHNOLOGIES INC.

                                          By
                                          --------------------------------------
                                            Name:
                                            Title:

                                          TELICA, INC.

                                          By
                                          --------------------------------------
                                            Name:
                                            Title:

                                            ------------------------------------
                                            (as agent for the Escrow
                                             Stockholders)
                                            Name:
                                            Title:

                                    ANNEX A

                      ESCROW FUND AND ESCROW STOCKHOLDERS

                   TOTAL NUMBER OF ESCROW SHARES:

ESCROW STOCKHOLDER NAME AND ADDRESS

                                    ANNEX B

                       SECTION 8 OF THE MERGER AGREEMENT

     8. Indemnification.

     8.1 Escrow Shares. As soon as reasonably practicable after the Closing Date, Acquiror shall cause to be deposited with The Bank of New York (or another institution selected by Acquiror and the Company prior to the Effective Time), as escrow agent (the "Escrow Agent"), certificates representing, for each Company Stockholder other than Company Stockholders who hold Dissenting Shares, 10% of the shares of Acquiror Common Stock to be issued to such Stockholder pursuant to Section 1.5(c) and Section 1.7(a), rounded down to the nearest whole number of such shares of Acquiror Common Stock (the "Escrow Fund"), such deposit to be governed by the terms set forth herein and in the Escrow Agreement. The Escrow Fund shall be the sole and exclusive source available to compensate Acquiror for the indemnification obligations of each Person who or which, immediately prior to the Effective Time, is a holder of Company Capital Stock (each, a "Company Stockholder" and collectively, the "Company Stockholders") under Section 8.2 and any and all other claims relating, in connection with or arising out of this Agreement, except that Acquiror may elect not to have recourse to the Escrow Fund for any claim of fraud.

     8.2 General Indemnification.  Subject to the limitations set forth in this
Section 8, the Company Stockholders will jointly and severally indemnify and hold harmless on a net after-tax basis Acquiror and each Person, if any, who controls, may control or is Controlled by Acquiror within the meaning of the Securities Act and their respective officers, directors, employees, agents and advisors (each such indemnitee being referred to herein as an "Acquiror Indemnified Person"), from and against any and all losses, costs, damages, liabilities, obligations, impositions, inspections, assessments, fines, deficiencies and expenses arising from claims, demands, actions, causes of action, including, without limitation, reasonable legal fees and net of the after-tax benefit of any cash, property or other amounts actually received from any third party with respect to any of the foregoing (collectively, "Damages"), arising out of (i) any inaccuracy in any representation or warranty made by the Company in this Agreement or in any exhibit or schedule to this Agreement, (ii) any breach or default by the Company, the Company Stockholders or the Company Stockholders' Representative of any of the covenants or agreements given or made by any of them in this Agreement, the Escrow Agreement or any other exhibit or schedule to this Agreement, (iii) the dollar amount of the Company Expenses exceeding $2,000,000, (iv) the proceedings described in Schedule 3.12; and (v) any claim with respect to Taxes imposed on or relating to the Company or its Subsidiary (including, without limitation, any liability for Taxes of any other Person under Treas. Reg. Sec. 1.1502-6 or any comparable provision of state, local or foreign law, as a transferee or successor, by contract, or otherwise) for any Pre-Closing Tax Period other than Taxes accrued on the Unaudited Balance Sheet and any Taxes that would be recognized to be and have been accrued between the date of the Unaudited Balance Sheet and the Closing Date.

     8.3 Damage Threshold.

     (a) Notwithstanding anything to the contrary contained in this Agreement, solely with respect to any claim by Acquiror for indemnification under Section 8.2(a)(i) (other than (i) any claim by Acquiror also covered by the Tax indemnity set forth in Section 8.2(a)(v) and (ii) any claim for any inaccuracy in any of Sections 3.2(a), 3.2(b), 3.2(c), 3.3 and 3.14), Acquiror may not seek indemnification with respect to any claim for Damages until the aggregate amount of all Damages for which Acquiror is seeking indemnification under Section 8.2(a)(i) equals or exceeds $1,500,000 (the "Threshold"), whereupon Acquiror shall be entitled to seek indemnification with respect to all such Damages including the Threshold.

     (b) In determining the amount of any Damage for which Acquiror may seek indemnification under Section 8.2(a)(i) or Section 8.2(a)(ii), any materiality standard contained in a representation, warranty or covenant shall be disregarded.

     (c) The liability of the Company Stockholders to Acquiror for all Damages for which indemnification is provided hereunder shall not exceed the Escrow Fund, except for any claims of fraud.

     8.4 Escrow Period; Release of Escrow Fund. The Escrow Fund shall commence on the date hereof and terminate on the date (the "Termination Date") which is eighteen (18) months after the Closing Date (the "Escrow Period"). On the Termination Date, all assets then remaining in the Escrow Fund shall be released to the Company Stockholders; provided that assets representing the amount of any claim made pursuant to Section 8.5 during the Escrow Period shall be withheld and remain in the Escrow Fund pending resolution of such claim; provided, further, that the assets in the Escrow Fund which are necessary to satisfy any unsatisfied claims specified in any Acquiror Notice theretofore delivered to the Escrow Agent prior to the termination of the Escrow Period with respect to facts and circumstances existing prior to the expiration of the Escrow Period, shall remain in the Escrow Fund until such claims have been resolved. Any portion of the Escrow Fund at the Termination Date for which there is no claim pursuant to this Section 8 shall be promptly delivered by the Escrow Agent to the Company Stockholders' Representative and shall be distributed to the Company Stockholders in accordance with each Company Stockholder's percentage of the Escrow Fund as set forth in the Escrow Agreement.

     8.5 Claims Upon Escrow Fund. Subject to the provisions of this Section 8, Acquiror shall make claims upon the Escrow Fund by delivering to the Escrow Agent on or before the last day of the Escrow Period of a notice signed by a representative of Acquiror (an "Acquiror Notice") specifying in reasonable detail the individual items of Damages for which indemnification is being sought, the date each such item was paid, or properly accrued or arose, and the nature of the misrepresentation, breach of warranty or claim to which such item is related. Upon receipt by the Escrow Agent of an Acquiror Notice, the Escrow Agent shall, subject to the provisions of Section 8.7, deliver to Acquiror, as promptly as practicable, the number of Shares held in the Escrow Fund having a "Fair Market Value" on the Closing Date equal to such Damages or cash in an amount equal to such Damages. Acquiror shall, concurrent with the sending of any Acquiror Notice to the Escrow Agent, provide a copy of such Acquiror Notice to the Company Stockholders' Representative. For purposes of this Agreement and the Escrow Agreement, the "Fair Market Value" of one share of Acquiror Common Stock shall equal the average per share closing price on the NYSE of Acquiror Common Stock (as reported on the NYSE Composite Transactions Tape as such Tape is reported in The Wall Street Journal or another recognized business publication) for the last ten (10) trading days prior to the Closing Date. Any payments made to an Acquiror Indemnified Person pursuant to this Section 8 or the Escrow Agreement shall be treated as an adjustment to the merger consideration being paid hereunder for Tax purposes.

     8.6 Apportionment of Taxes.

     (a) The Company Stockholders' Representative and Acquiror will, to the extent permitted by applicable law, elect with the relevant Taxing Authority to close the Taxable year of the Company and its Subsidiary on the Closing Date. In any case where applicable law does not permit the Company to close its Taxable year on the Closing Date, in the case of any Taxes that are imposed on a periodic basis and that are payable for a Taxable period that begins before the Closing Date and ends after the Closing Date, the portion of such Tax that is payable for the Pre-Closing Tax Period shall (i) in the case of any such Taxes not based upon or related to income or receipts, be deemed to be the amount of such Taxes for the entire Taxable period multiplied by a fraction, the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire Taxable period; and
(ii) in the case of any such Taxes based upon or related to income or receipts, be determined on the basis of an interim closing of the books of the Company at the close of business on the Closing Date in accordance with Section 8.6(c).

     (b) For purposes of clause (i) of Section 8.6(a), any credits against any Tax (other than credits for payments of estimated Taxes and foreign Tax credits or credits carried forward from prior Tax Periods) shall be prorated based on the fraction employed in such clause (i) of Section 8.6(a).

     (c) For purposes of clause (ii) of Section 8.6(a), a liability for any Tax with respect to a Pre-Closing Tax Period shall be the product derived by multiplying (i) the Tax for the entire Taxable period by (ii) a fraction, the numerator of which is the hypothetical Tax for the Pre-Closing Tax Period (determined on the basis of an interim closing of the books, without annualization) and the denominator of which is the sum of such numerator plus the hypothetical Tax for the balance of the Taxable period (determined on the basis of such interim closing of the books, without annualization). The hypothetical Tax for any period shall in no case be less than zero.

     8.7 Objections to Claims.

     (a) If the Company Stockholders' Representative shall deliver a written objection to an Acquiror Notice to Acquiror and the Escrow Agent within the fifteen (15) day period after Acquiror's delivery thereof, then Acquiror and the Company Stockholders' Representative shall use their good faith efforts to resolve such dispute. If Acquiror and the Company Stockholders' Representative resolve such dispute, the parties shall deliver a written notice to the Escrow Agent directing the delivery of the applicable portion of the Escrow Fund based upon such resolution. In the event that no objection is made by the Company Stockholders' Representative as provided herein, the Company Stockholders' Representative and the Company Stockholders shall have irrevocably waived any right to object to such Acquiror Notice.

     (b) If timely notice of such an objection is given and Acquiror and the Company Stockholders' Representative are unable to resolve the applicable dispute within thirty (30) days after the Company Stockholders' Representative objects to such Acquiror Notice, either Acquiror or the Company Stockholders' Representative may, by written notice to the other and the Escrow Agent, demand arbitration of such dispute. Any such arbitration shall be conducted by JAMS/Endispute, Inc. or such other alternative dispute service ("Arbitration Service") as shall be reasonably acceptable to Acquiror and the Company Stockholders' Representative. The Arbitration Service shall select one (1) arbitrator reasonably acceptable to both Acquiror and the Company Stockholders' Representative who shall be expert in the area in dispute. The decision by the arbitrator shall be binding and conclusive and, notwithstanding any other provisions of this Section 8, the Escrow Agent shall be entitled to act in accordance with such decision and make delivery of the Escrow Fund in accordance therewith.

     (c) The arbitration shall be held in New York, New York. The costs of any such arbitration shall be borne one-half for the account of Acquiror and one-half by the Company Stockholders (out of the Escrow Fund to the extent available after all claims have been satisfied and shares released; provided that the Company Stockholders' Representative may request and Acquiror, in the exercise of its reasonable judgment (based upon such factors and considerations as it determines to be relevant), may permit such expenses to be paid from the Escrow Fund as incurred). Judgment upon any award rendered by the arbitrator may be entered in any court of competent jurisdiction.

     8.8 Third-Party Claims. In the event Acquiror becomes aware of a third-party claim which Acquiror believes may result in a demand pursuant to this Section 8, Acquiror shall promptly notify the Company Stockholders' Representative of such claim, and the Company Stockholders' Representative shall be entitled, at the Company Stockholders' expense (but not out of the Escrow
Fund), to participate in any defense of such claim; provided that, except as expressly set forth in the next sentence, Acquiror shall control such defense. In the event that (i) a claim involves only a claim for monetary damages, (ii) such claim does not involve the business reputation of Acquiror or its Affiliates, or the possible criminal culpability of Acquiror or its Affiliates or any of their respective officers, directors or employees, (iii) such claim seeks a liquidated amount of monetary damages which amount is less than the value of assets remaining in escrow (excluding from such assets the aggregate amount sought with respect to any other then pending claims) and (iv) the Company Stockholders' Representative acknowledges in writing that such claim is subject to indemnification hereunder, then the Company Stockholders' Representative shall be entitled, at the Company Stockholders' expense (but not out of the Escrow Fund), to assume control of the defense of such claim; provided that (a) Acquiror shall have the right at its expense to participate in such defense and (b) the Company Stockholders' Representative shall notify Acquiror of its intention to assume control of such defense and shall provide such acknowledgment within ten (10) days after the Company Stockholders' Representative is first notified of such claim. With respect to any third-party claim, Acquiror shall have the right (regardless of which party is controlling the defense of such claim) with the consent of the Company Stockholders' Representative (which consent shall not be unreasonably withheld) to settle any such claim (it being understood that no such consent of the Company Stockholders' Representative shall be required where the third-party claim, which Acquiror proposes to settle, involves the business reputation of Acquiror or its Affiliates, or the possible criminal culpability of Acquiror or its Affiliates or any of their respective officers, directors or employees). In the event that the Company Stockholders' Representative has consented to any such settlement, the Company Stockholders shall have no power or authority to object under any provision of this Section 8 to the amount of any claim by Acquiror for indemnity with respect to such settlement.

     8.9 Company Stockholders' Representative.

     (a) Sean Dalton is hereby appointed as representative (the "Company Stockholders' Representative") for and on behalf of the Company Stockholders to take all actions necessary or appropriate in the judgment of the Company Stockholders' Representative for the accomplishment of the terms of this Agreement. The holders of a majority in interest of the assets held in the Escrow Fund may replace the Company Stockholders' Representative upon not less than ten (10) days' prior written notice to Acquiror. No bond shall be required of the Company Stockholders' Representative and the Company Stockholders' Representative shall receive no compensation for his or her services. Notices of communications to or from the Company Stockholders' Representative shall constitute notice to or from each of the Company Stockholders.

     (b) The Company Stockholders' Representative shall not be liable for any act done or omitted in such capacity while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advise of counsel shall be conclusive evidence of such good faith. The Company Stockholders shall severally indemnify the Company Stockholders' Representative and hold him or her harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Company Stockholders' Representative and arising out of or in connection with the acceptance or administration of his or her duties hereunder.

     (c) Any decision, act, consent or instruction of the Company Stockholders' Representative shall constitute a decision of all of the Company Stockholders and shall be final, binding and conclusive upon every Company Stockholder and the Escrow Agent and Acquiror may rely upon any decision, act, consent or instruction of the Company Stockholders' Representative as a decision, act, consent or instruction of each and every Company Stockholder. The Escrow Agent and Acquiror are hereby relieved from any liability to any Person for acts done by them in accordance with such decision, act, consent or instruction of the Company Stockholders' Representative.

                                    ANNEX C

                           ESCROW AGENT FEE SCHEDULE

No Acceptance Fee
$6,000.00 Annual Fee -- no prorating

Activity Fees:
$25 -- outgoing wire fee
$25 -- outgoing check

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The registrant's certificate of incorporation provides that a director of the registrant shall not be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by the General Corporation Law of the State of Delaware, for liability (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) under
Section 174 of the General Corporation Law of the State of Delaware or (4) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of such provision shall eliminate or reduce the effect of such provision in respect of any matter occurring, or any cause of action, suit or claim that, but for such provision, would accrue or arise prior to such amendment or repeal.

     While the registrant's certificate of incorporation provides directors with protection from awards for monetary damages for breach of their duty of care, it does not eliminate such duty. Accordingly, the registrant's certificate of incorporation will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care.

     The registrant's certificate of incorporation provides that each person who was or is made a party to or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the registrant or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the registrant to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the registrant to provide broader indemnification rights than said law permitted the registrant to provide prior to such amendment), against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith. Such right to indemnification includes the right to have the registrant pay the expenses incurred in defending any such proceeding in advance of its final disposition, subject to the provisions of the General Corporation Law of the State of Delaware. Such rights are not exclusive of any other right that any person may have or hereafter acquire under any statute, provision of the registrant's certificate of incorporation or by-laws, agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of such provision will in any way diminish or adversely affect the rights of any director, officer, employee or agent of the registrant thereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

     The registrant's certificate of incorporation also specifically authorizes the registrant to maintain insurance and to grant similar indemnification rights to employees or agents of the registrant. The directors and officers of the registrant are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act of 1933, which might be incurred by them in such capacities.

     The registrant has agreed in a consent decree with the Securities and Exchange Commission that it shall not indemnify any person for the payment of civil penalties, disgorgement, or prejudgment interest if such person is found liable for fraud, in an action brought by the Securities and Exchange Commission, unless such indemnification is required by the registrant's certificate of incorporation (as in effect on May 6, 2004) or Delaware law.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits.

EXHIBIT
  NO.                                EXHIBIT
--------                             -------
 2.1       Agreement and Plan of Merger, dated as of May 21, 2004, by and among Lucent Technologies Inc., Arreis Acquisition Inc.
           and Telica, Inc. (filed herewith as Annex B to the
           prospectus)
 3(i).1    Certificate of Incorporation of the registrant, as amended effective February 16, 2000 (incorporated by reference to
           Exhibit 3.1 to Registration Statement on Form S-4 (No.
           333-31400) filed with the SEC on March 1, 2000)
 3(i).2    Certificate of Amendment of Restated Certificate of
           Incorporation of the registrant dated February 26, 2004
           (incorporated by reference to Exhibit 3(i) to registrant's
           Quarterly Report on Form 10-Q for the quarter ended March
           31, 2004, filed with the SEC on May 6, 2004)
 3(ii).1   By-Laws of the registrant, as amended through February 18,
           2004 (incorporated by reference to Exhibit 3(ii) to the
           registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed with the SEC on May 6, 2004)
 4.1       Form of the registrant's Common Stock Certificate (Exhibit
           4(iv) to registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 2001, filed with the SEC on
           February 14, 2002)
 4.2       Rights Agreement, between Lucent Technologies Inc. and The
           Bank of New York (successor to First Chicago Trust Company of New York), as rights agent, dated as of April 4, 1996
           (incorporated by reference to Exhibit 4.2 to Registration
           Statement on Form S-1 (No. 333-00703) filed with the SEC on
           April 1, 1996)
 4.3       Amendment to Rights Agreement, between Lucent Technologies
           Inc. and The Bank of New York (successor to First Chicago
           Trust Company of New York), dated as of February 18, 1998
           (incorporated by reference to Exhibit (10)(i)5 to the
           registrant's Annual Report on Form 10-K for the year ended
           September 30, 1998, filed with the SEC on December 22, 1998)
 5.1       Opinion of Michael C. Keefe, Managing Corporate Counsel and
           Assistant Secretary of the registrant, as to the legality of the securities to be issued.
 8.1       Lowenstein Sandler PC Tax Opinion
 8.2       Wilmer Cutler Pickering Hale and Dorr LLP Tax Opinion
23.1       Consent of PricewaterhouseCoopers LLP
23.2       Consent of PricewaterhouseCoopers LLP
23.3       Consent of Michael C. Keefe (included as part of Exhibit
           5.1)
23.4       Consent of Lowenstein Sandler PC (included as part of
           Exhibit 8.1)
23.5       Consent of Wilmer Cutler Pickering Hale and Dorr LLP
           (included as part of Exhibit 8.2)
24.1       Power of Attorney dated June 23, 2004 of the directors and certain officers of the registrant
99.1       Form of Escrow Agreement (filed herewith as Annex D to the prospectus)

     (b) Not applicable.

     (c) Not applicable.

ITEM 22.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar amount of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned registrant hereby undertakes as follows:

          (1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (c)(1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

     (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Murray Hill, New Jersey, on June 23, 2004.

                                          LUCENT TECHNOLOGIES INC. (Registrant)

                                          By:    /s/ JOHN A. KRITZMACHER
                                            ------------------------------------
                                              Name: John A. Kritzmacher
                                            Title:   Senior Vice President and
                                                     Corporate Controller

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on June 23, 2004 in the capacities indicated.

                                                               TITLE
                                                               -----

                   *                                        Chairman and
---------------------------------------               Chief Executive Officer
           Patricia F. Russo                       (principal executive officer)
                                                            and Director


                   *                                Executive Vice President and
---------------------------------------               Chief Financial Officer
           Frank A. D'Amelio                       (principal financial officer)


                   *                                 Senior Vice President and
---------------------------------------                 Corporate Controller
          John A. Kritzmacher                      (principal accounting officer)


                   *                                          Director
---------------------------------------
           Robert E. Denham


                   *                                          Director
---------------------------------------
           Daniel S. Goldin


                   *                                          Director
---------------------------------------
         Edward E. Hagenlocker


                   *                                          Director
---------------------------------------
            Carla A. Hills


                   *                                          Director
---------------------------------------
            Karl J. Krapek


                   *                                          Director
---------------------------------------
           Richard C. Levin

                                                               TITLE
                                                               -----


                   *                                          Director
---------------------------------------
           Henry B. Schacht


                   *                                          Director
---------------------------------------
          Franklin A. Thomas


                   *                                          Director
---------------------------------------
          Ronald A. Williams


                   *                                          Director
---------------------------------------
             John A. Young


 * By:      /s/ JOHN A. KRITZMACHER
         ------------------------------
              John A. Kritzmacher
                Attorney-in-Fact

                                 EXHIBIT INDEX

     The following documents are filed as exhibits to this registration statement on Form S-4 or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

EXHIBIT
  NO.                                EXHIBIT
--------                             -------
 2.1       Agreement and Plan of Merger, dated as of May 21, 2004, by and among Lucent Technologies Inc., Arreis Acquisition Inc.
           and Telica, Inc. (filed herewith as Annex B to the
           prospectus)
 3(i).1    Certificate of Incorporation of the registrant, as amended effective February 16, 2000 (incorporated by reference to
           Exhibit 3.1 to Registration Statement on Form S-4 (No.
           333-31400) filed with the SEC on March 1, 2000)
 3(i).2    Certificate of Amendment of Restated Certificate of
           Incorporation of the registrant dated February 26, 2004
           (incorporated by reference to Exhibit 3(i) to registrant's
           Quarterly Report on Form 10-Q for the quarter ended March
           31, 2004, filed with the SEC on May 6, 2004)
 3(ii).1   By-Laws of the registrant, as amended through February 18,
           2004 (incorporated by reference to Exhibit 3(ii) to the
           registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed with the SEC on May 6, 2004)
 4.1       Form of the registrant's Common Stock Certificate (Exhibit
           4(iv) to registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 2001, filed with the SEC on
           February 14, 2002)
 4.2       Rights Agreement, between Lucent Technologies Inc. and The
           Bank of New York (successor to First Chicago Trust Company of New York), as rights agent, dated as of April 4, 1996
           (incorporated by reference to Exhibit 4.2 to Registration
           Statement on Form S-1 (No. 333-00703) filed with the SEC on
           April 1, 1996)
 4.3       Amendment to Rights Agreement, between Lucent Technologies
           Inc. and The Bank of New York (successor to First Chicago
           Trust Company of New York), dated as of February 18, 1998
           (incorporated by reference to Exhibit (10)(i)5 to the
           registrant's Annual Report on Form 10-K for the year ended
           September 30, 1998, filed with the SEC on December 22, 1998)
 5.1       Opinion of Michael C. Keefe, Managing Corporate Counsel and
           Assistant Secretary of the registrant, as to the legality of the securities to be issued.
 8.1       Lowenstein Sandler PC Tax Opinion
 8.2       Wilmer Cutler Pickering Hale and Dorr LLP Tax Opinion
23.1       Consent of PricewaterhouseCoopers LLP
23.2       Consent of PricewaterhouseCoopers LLP
23.3       Consent of Michael C. Keefe (included as part of Exhibit
           5.1)
23.4       Consent of Lowenstein Sandler PC (included as part of
           Exhibit 8.1)
23.5       Consent of Wilmer Cutler Pickering Hale and Dorr LLP
           (included as part of Exhibit 8.2)
24.1       Power of Attorney dated June 23, 2004 of the directors and certain officers of the registrant
99.1       Form of Escrow Agreement (filed herewith as Annex D to the prospectus)